UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Allstate Corporation

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Notice of 2017 Annual Meeting
and Proxy Statement

REPORT FROM INDEPENDENT DIRECTORS TO STOCKHOLDERS
The Allstate Corporation 2775 Sanders Road Northbrook, IL 60062

April 12, 2017

As independent directors we proactively oversee corporate governance, strategy, business performance, executive compensation and succession and capital management. Our objectives are to support Allstate in meeting its obligations to customers, stockholders, employees, business partners and society. This report summarizes our major accomplishments in 2016, which are also discussed in more detail in the proxy statement.

CORPORATE GOVERNANCE

Our governance responsibilities are built on a foundation of interactive dialogue with stockholders and external governance firms, written principles and continuous improvement. Allstate has a long history of proactively reaching out multiple times a year to its largest stockholders to discuss governance trends and issues. In 2016, these discussions included our independent lead director, chair of the nominating and governance committee and our Chairman. Feedback was evaluated by the full Board and several important changes were implemented in 2016.

●

Strengthened the Lead Director Role – Last year a proposal to prospectively split the role of Chair and CEO received support from less than a majority of shares outstanding, but at a significant enough level to warrant a closer review. Our stockholder discussions made it apparent that we should formalize existing practices and institute additional changes to strengthen the lead director role. As a result, we formalized the lead director’s role in approving Board meeting agendas, schedules and meeting materials, and the lead director’s ability to call meetings of the independent directors. We also revised our governance guidelines to require that only independent directors elect the lead director and established the expectation that the lead director serve for more than one year. Lead director duties are fully described on page 21 of the proxy statement.

●	Expanded Committee Chair Responsibilities – We formally extended to the committee chairs the power to approve committee agendas and meeting materials.
●

Strengthened Cybersecurity Oversight – In 2013, we created a risk and return committee to better oversee enterprise risk and return activities and free up audit committee time for cybersecurity oversight. In 2016, the audit committee engaged its own independent cybersecurity advisor to provide additional independent oversight. While this advisor does not attest to results, as Deloitte & Touche LLP does for our annual audited financial statements, it is another step in adding cybersecurity monitoring capabilities and ensuring independent evaluation and oversight.

●

Enhanced Board Capabilities – Allstate’s 11 member Board includes 10 independent directors who are highly qualified to oversee the business and provide expertise to support management, and have an average tenure of seven years. Half of the nominees bring gender or ethnic diversity, and currently hold four of the five Board leadership roles. We continuously look for opportunities to refresh our Board to augment its skills and expertise and this year added Perry Traquina, the former chair and chief executive officer of Wellington Management Company, one of the nation’s largest investors. Our independent directors, as a whole, bring expertise in financial services, technology, data and analytics, customer service, leadership, talent management, investment management and strategic expansions. Directors participated in external training and director forums in 2016.

STRATEGY AND BUSINESS PERFORMANCE

Since the pace of economic change continues to accelerate, a diligent board must simultaneously focus on current performance and long-term strategy. As part of strategic planning, the Board reviews Allstate’s relative competitive positioning and alternatives to maximize profitable growth. In 2016, we focused on overseeing management’s operating performance, execution of the customer segmented go-to-market strategy and investment activities. In addition, we spent considerable time discussing the strategic options to take advantage of a changing personal transportation system, and a new entity, Arity LLC, was launched to fully leverage and expand automotive telematics offerings. We also approved the acquisition of SquareTrade, a protection plan provider for consumer electronics and connected devices.

2	www.allstate.com

EXECUTIVE COMPENSATION AND SUCCESSION

The Board and compensation and succession committee spend a considerable amount of time on executive compensation and succession planning. Executive compensation programs are designed, with assistance from an independent consultant, to be aligned with our strategy, key performance metrics and total shareholder returns. These programs are working effectively, as reflected by the stockholder advisory vote with 95% support for each of the last three years. Several enhancements to these programs were made in 2016.

●	Annual Incentive Plan – Total return on the investment portfolio was added as a funding measure for the annual incentive compensation pool. This change holds management accountable for both short-term income and the market value of the portfolio on an annual basis.

●	Management Stock Ownership Requirements – The CEO is required to hold a minimum of 6 times salary but currently holds a multiple of 34 times, reflecting a culture of strong equity ownership. This year, the holding requirement for the President and all executive vice presidents was aligned to a consistent multiple of 3 times salary. Beginning with awards granted in 2014, there is also a one year holding period for a portion of the net shares received from equity grants.

●	Succession Planning – We expanded our succession planning discussions to four times a year. The processes are designed to ensure sufficient in-house talent is available for all senior management positions by incorporating individual reviews, scenario planning, specific development plans and one-on-one meetings with more than 20 senior leaders and Board members.

SHAREHOLDER RETURNS

Total shareholder return was 21.5%, 43.2% and 196.6% over the last one, three and five years, respectively, which compares favorably to the Company’s peers and the S&P 500 Index. The annual dividend was raised by 10% and a $1.5 billion share repurchase plan was approved in May 2016.

SOCIETAL RESPONSIBILITIES

The Board also ensures that Allstate fulfills its role as a key member of the communities in which it operates. This includes operating with integrity, participating in an appropriate manner in public policy development and being a force for good by supporting youth empowerment and helping victims of domestic violence. Allstate and The Allstate Foundation helped over 4,800 nonprofit social service organizations in 2016. These activities are discussed in detail in Allstate’s corporate social responsibility report (http://corporateresponsibility.allstate.com/).

Stockholder interaction and dialogue are a key input to effectively executing our fiduciary Board duties, and consequently we value the insights and suggestions of all stockholders. You can reach us at directors@allstate.com.

We want to thank Herb Henkel who will be retiring from the Board in May. We are thankful for his wise counsel and strategic expertise over the last four years.

Thank you for your continued support of Allstate.

Kermit R. Crawford	Michael L. Eskew	Herbert L. Henkel

Siddharth N. (Bobby) Mehta	Jacques P. Perold	Andrea Redmond

John W. Rowe	Judith A. Sprieser	Mary Alice Taylor

Perry M. Traquina

The Allstate Corporation	3

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

When:	Thursday, May 25, 2017, at 11:00 a.m. Central time. Registration begins at 10:00 a.m.

Where:	Allstate, North Plaza Auditorium 2775 Sanders Road Northbrook, Illinois 60062

Items of Business:

Proposal 1 – Election of 10 directors.

Proposal 2 – Say-on-pay: advisory vote on the compensation of the named executives.

Proposal 3 – Advisory vote on the frequency of future advisory votes on the compensation of the named executives.

Proposal 4 – Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors.

Proposal 5 – Ratification of appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2017.

Proposals 6 through 8 – Three stockholder proposals, if properly presented at the meeting.

In addition, any other business properly presented may be acted upon at the meeting.

Who Can Vote:	Holders of Allstate common stock at the close of business on March 27, 2017. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals.

Who Can Attend:	Stockholders who wish to attend the meeting in person should review page 87.

Date of Mailing:	On or about April 12, 2017, these proxy materials and annual report are being mailed or made available to stockholders and to participants in the Allstate 401(k) Savings Plan.

By Order of the Board,

Susan L. Lees
Secretary
April 12, 2017

How To Vote In Advance

Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form, or notice of Internet availability in hand and follow the instructions.

By Telephone: In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.

By Internet: You can vote your shares online at www.proxyvote.com.

By Mail: You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

By Tablet or Smartphone: You can vote your shares online with your tablet or smartphone by scanning the QR code.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 25, 2017

The Notice of 2017 Annual Meeting, Proxy Statement, and 2016 Annual Report and the means to vote by Internet are available at www.proxyvote.com.

4	www.allstate.com

PROXY SUMMARY

This summary highlights selected information about the items to be voted on at the annual meeting. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

Meeting Agenda and Voting Recommendations

Proposal 1	Election of 10 Directors

The Board recommends a vote FOR each of the director nominees.
●Diverse slate of directors with broad leadership experience; four of five leadership roles bring gender or ethnic diversity.
●All candidates are highly successful executives with relevant skills and expertise.
●Average director tenure of 7 years with 9 of 10 independent of management.
●Proactive stockholder engagement.
●Exceptional corporate governance ratings.

See pages 11-16 for further information

Name	Principal Professional Experience(1)	Years of Tenure	# of Other Public Company Boards	Committee Memberships(2)
				AC	CSC	NGC	RRC	EC
Kermit R. Crawford	President, Pharmacy, Health and Wellness for Walgreen Co.	4	1	●		●
Michael L. Eskew	Chairman and CEO of United Parcel Service, Inc.	3	3	●	●
Siddharth N. Mehta	President and CEO of TransUnion	3	2	●				●
Jacques P. Perold	President of Fidelity Management & Research Company	1	1			●	●
Andrea Redmond	Managing Director of Russell Reynolds Associates Inc.	7	0		●			●
John W. Rowe	Chairman and CEO of Exelon Corporation	5	3			●		●
Judith A. Sprieser Lead Independent Director	CEO of Transora, Inc. and senior executive at Sara Lee Corporation	18	2			●	●	●
Mary Alice Taylor	Senior executive at Citicorp and FedEx Corporation	19	0				●	●
Perry M. Traquina(3)	Chairman, CEO and Managing Partner of Wellington Management Company, LLP	<1	2
Thomas J. Wilson	Chair and CEO of The Allstate Corporation	11	1

AC = Audit Committee	RRC = Risk and Return Committee
CSC = Compensation and Succession Committee	EC = Executive Committee
NGC = Nominating and Governance Committee	= Chair of Committee

(1)	Except for Mr. Wilson, the professional experiences listed are the nominees’ former principal occupations.
(2)	Committee assignments for 2017 will be made after the annual election of directors.
(3)	Consistent with Allstate’s onboarding practices, committee assignments for Mr. Traquina will be established during his first year of service.

The Allstate Corporation	5

2017 Proxy Statement	Proxy Summary

BOARD NOMINEE HIGHLIGHTS

Relevant Skills and Experience		Tenure	Diversity
Broad governance experience by serving on other public company boards	Significant corporate leadership experience in relevant industries	Mix of seasoned directors who have been with Allstate through different external operating environments and fresh perspectives	Diversity of skill set, experience, thought, gender, ethnicity and background

9		Nine of our nominees have other public board experience	8		Eight of our nominees have served as a CEO or President	6		Six highly qualified nominees have joined the Board in the last five years	5		Three of our nominees bring gender diversity, and two of our nominees bring ethnic diversity to the Allstate boardroom
	10			10			10			10

GOVERNANCE HIGHLIGHTS

Allstate has a history of strong corporate governance guided by three primary principles - dialogue, transparency and responsiveness. The Board has adjusted our governance approach over time to align with evolving best practices, drive sustained stockholder value and best serve the interests of stockholders.

Stockholder Rights	Annual election of all directors
Majority vote standard in uncontested director elections
Proxy access rights
No stockholder rights plan (“poison pill”)
No supermajority voting provisions
Confidential voting
Right to call a special meeting for stockholders with 10% or more of outstanding shares
Right to request action by written consent for stockholders with 10% or more of outstanding shares
Stockholder engagement with holders of approximately 1/3 of outstanding shares each year
Independent Oversight	Strong independent lead director role with clearly articulated responsibilities
See pages 20-21 for changes made during 2016
Independent Board committees
All directors are independent except the Chair
Executive sessions at every in-person Board and committee meeting without management present
Good Governance	Extensive Board dialogue with formal processes for stockholder engagement and frequent cross-committee and Board communications
Annual report to stockholders from the independent directors on Board accomplishments
Ongoing Board and committee self-evaluation process, including at the end of each in-person meeting
See page 18 for information about our evaluation processes
Strong annual individual director evaluation process
See page 18 for further information about the individual director evaluations
Comprehensive annual report on corporate involvement with public policy
Robust global code of business conduct and ethics training for all directors
Effective director education program
Strong equity ownership and retention requirements for executives

6	www.allstate.com

Proxy Summary	2017 Proxy Statement

Proposal 2	Say-on-Pay: Advisory Vote on the Compensation of the Named Executives

The Board recommends a vote FOR this proposal.
●Independent oversight by compensation and succession committee with the assistance of an independent consultant.
●Executive compensation targeted at 50th percentile of peers and is structured to be aligned with total return to shareholders and our strategy.
●Compensation programs are working effectively. Annual incentive compensation funding for our named executives in 2016 was 55.1% of target, from 80.8% of target in the prior year, primarily due to the impact of auto insurance profit improvement actions on the total premium measure.
●Total shareholder return compares favorably to compensation.

See pages 32-66 for further information

EXECUTIVE COMPENSATION HIGHLIGHTS

We compensated our named executives using the following elements for total target direct compensation in 2016:

	Element	Description	Further Information (pages)
Targeted at 50th percentile of peers	Salary	Provides a base level of competitive cash to attract and retain executive talent	37, 42
	Annual Cash Incentive	A funding pool for 2016 of 55.1% of target was based on four performance measures ●Amounts awarded to each executive were based on pool funding, established target amounts, and individual performance	37, 42-43
Long-term Equity Incentive

The mix of equity incentives granted in 2016 was 60% performance stock awards (PSAs) and 40% stock options

●Actual PSAs awarded are determined by Average Adjusted Operating Income Return on Equity (ROE) (70%) and Earned Book Value (30%) (both measured over a three-year period)
37, 43-45

Our executive compensation programs have delivered pay which is supported by performance as illustrated by the following chart showing CEO total compensation in comparison to Operating Income per Diluted Common Share and Total Shareholder Return over the last three years.

(1)	As reported in the “Total” column of the Summary Compensation Table.
(2)	The Operating Income per Diluted Common Share measure is not based on accounting principles generally accepted in the United States of America (“non-GAAP”) and is defined and reconciled to the most directly comparable GAAP measure (net income applicable to common shareholders per diluted common share) in Appendix A.

The Allstate Corporation	7

2017 Proxy Statement	Proxy Summary

Proposal 3	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executives

The Board recommends that you vote to conduct future advisory votes on executive compensation EVERY YEAR.
●Our stockholders have expressed interest in annual say-on-pay proposals.
●The Board values the opportunity to receive annual feedback to respond to changing market conditions.

See page 67 for further information

Proposal 4	Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors

The Board recommends a vote FOR the approval of the Plan.
●Director pay is reviewed and benchmarked against our peers annually.
●The Plan includes a number of provisions that reflect best practice, including an annual limit on equity awards to directors.
●The director pay program is aligned with stockholder interests as a meaningful portion of director compensation is in the form of equity.
●Allstate cannot make equity awards to non-employee directors beyond the remaining allotment under the 2006 plan. The new Plan authorizes 400,000 shares for equity grants to Allstate’s independent directors.

See pages 68-72 for further information

Proposal 5	Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2017

The Board recommends a vote FOR ratification of Deloitte & Touche LLP for 2017.
●Independent firm with few ancillary services and reasonable fees.
●Significant industry and financial reporting expertise.
●The audit committee has solicited requests for information from other auditing firms in the last four years and determined that the retention of Deloitte & Touche LLP continues to be in the best interests of Allstate and its stockholders.

See pages 73-75 for further information

8	www.allstate.com

Proxy Summary	2017 Proxy Statement

Proposal 6	Stockholder Proposal on Independent Board Chairman

The Board recommends a vote AGAINST this proposal.
●Allstate’s independent lead director provides meaningful independent leadership of the Board.
●The Board should continue to have flexibility to determine whether to split or combine the Chair and CEO roles and not be required to utilize one approach.
●The Board has split the roles of Chair and CEO in the past.
●The lead director is just one of many structural safeguards that provide effective independent oversight of Allstate.

See pages 76-78 for further information

Proposal 7	Stockholder Proposal on Lead Director Qualifications

The Board recommends a vote AGAINST this proposal.
●This proposal seeks to establish a new independence standard that is inconsistent with public stock exchange listing standards.
●The nominating and governance committee specifically evaluated the impact of Ms. Sprieser’s tenure and concluded it had no impact on her independence.
●Allstate’s independent lead director is selected through a robust process, and her performance is evaluated annually.
●The Board believes it is important to maintain a mix of director tenures.

See pages 79-80 for further information

Proposal 8	Stockholder Proposal on Reporting Political Contributions

The Board recommends a vote AGAINST this proposal.
●Allstate already provides stockholders with comprehensive disclosures on Allstate’s involvement in the public policy arena (found at www.allstate.com/publicpolicyreport).
●Allstate’s Board has strong governance and oversight practices over the company’s public policy involvement.
●Allstate surpasses all disclosure requirements pertaining to political contributions under federal, state, and local laws.

See pages 81-82 for further information

The Allstate Corporation	9

2	REPORT FROM INDEPENDENT DIRECTORS TO STOCKHOLDERS
4	NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
4	How To Vote In Advance
5	PROXY SUMMARY
11	CORPORATE GOVERNANCE
11	Proposal 1 – Election of 10 Directors
12	Director Nominees
17	Board Composition and Nominee Considerations
19	Board Leadership Structure and Practices
28	Board Meetings and Committees
30	Director Compensation
32	EXECUTIVE COMPENSATION
32	Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives
33	Compensation Discussion and Analysis
49	Compensation Committee Report
50	Summary Compensation Table
52	Grants of Plan-Based Awards at Fiscal Year-end 2016
54	Outstanding Equity Awards at Fiscal Year-end 2016
55	Option Exercises and Stock Vested During 2016
56	Retirement Benefits
59	Non-Qualified Deferred Compensation at Fiscal Year-end 2016
60	Potential Payments as a Result of Termination or Change in Control (CIC)
63	Estimate of Potential Payments upon Termination
64	Performance Measures for 2016
67	OTHER COMPENSATION PROPOSALS
67	Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executives
68	Proposal 4 – Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors
73	AUDIT COMMITTEE MATTERS
73	Proposal 5 – Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2017
75	Audit Committee Report
76	STOCKHOLDER PROPOSALS
76	Proposal 6 – Stockholder Proposal on Independent Board Chairman
79	Proposal 7 – Stockholder Proposal on Lead Director Qualifications
81	Proposal 8 – Stockholder Proposal on Reporting Political Contributions
83	Stockholder Proposals or Director Nominations for the 2018 Annual Meeting
84	STOCK OWNERSHIP INFORMATION
84	Security Ownership of Directors and Executive Officers
85	Security Ownership of Certain Beneficial Owners
85	Section 16(a) Beneficial Ownership Reporting Compliance
86	OTHER INFORMATION
86	Proxy and Voting Information
89	Appendix A – Definitions of Non-GAAP Measures
93	Appendix B – Categorical Standards of Independence
93	Appendix C – Executive Officers
94	Appendix D – The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors

About Allstate

We Are The Good Hands.

The Allstate Corporation is the largest publicly held personal lines property and casualty insurer in America, serving more than 16 million households nationwide. Founded in 1931, Allstate has been dedicated to protecting our customers from life’s uncertainties and preparing them for the future for more than 85 years.

Allstate became a publicly-traded company in 1993, and is listed on the New York Stock Exchange under the trading symbol ALL. In 2016, Allstate had over $36 billion in revenues.

See information about our stockholder engagement regarding our Board leadership structure in 2016 on page 25
See information about our compensation decisions for our named executive officers in 2016 on pages 38-40
See information about our proposed director pay limits on pages 68-69

10	www.allstate.com

CORPORATE GOVERNANCE

Proposal 1	Election of 10 Directors

The Board recommends a vote FOR each of the director nominees.
●Diverse slate of directors with broad leadership experience; four of five leadership roles bring gender or ethnic diversity.
●All candidates are highly successful executives with relevant skills and expertise.
●Average director tenure of 7 years with 9 of 10 independent of management.
●Proactive stockholder engagement.
●Exceptional corporate governance ratings.

The Board recommends 10 nominees for election to the Allstate Board for one-year terms beginning in May 2017 and until a successor is duly elected and qualified or his or her earlier resignation or removal. These nominees are talented, both as individuals and as a team. They bring a full array of business and leadership skills to their oversight responsibilities. Most nominees serve on other public company boards, enabling our Board to more quickly adopt best practices from other companies. Their diversity of experience and expertise facilitates robust and thoughtful decision-making on Allstate’s Board.

Each nominee, other than Mr. Traquina, was previously elected at Allstate’s annual meeting of stockholders on May 24, 2016 for one-year terms. Mr. Traquina was elected by the Board on June 30, 2016. The Board expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute. On the following pages, we list the reasons for nominating each individual. Mr. Henkel is not standing for re-election at the annual meeting.

DIRECTOR NOMINEES SKILLS AND EXPERIENCE

Our Board selected the nominees based on their diverse skills and experiences, which the Board believes will contribute to the effective oversight of Allstate.

Core Competencies
Strategic Oversight	100% of Directors

Stockholder Advocacy	100% of Directors

Corporate Governance	100% of Directors

Leadership	100% of Directors

Additional Capabilities
Financial Services	80% of Directors
Complex, Highly-Regulated Businesses
80% of Directors

Risk Management	80% of Directors

Operational Risk Management	70% of Directors

Accounting and Finance	80% of Directors

Succession Planning	70% of Directors

Technology	80% of Directors
Innovation and Consumer Focus
70% of Directors

Global Perspective	70% of Directors
Government, Public Policy and Regulatory Affairs
60% of Directors

The Allstate Corporation	11

2017 Proxy Statement	Corporate Governance

Director Nominees

KERMIT R. CRAWFORD Age: 57 Allstate Board Service ●Tenure: 4 years (2013) ●Audit committee ●Nominating and governance committee

Independent

Professional Experience
●	Former President and Executive Vice President, Pharmacy, Health and Wellness for Walgreen Co., which operates one of the largest drugstore chains in the United States.
Relevant Skills
●	Expertise assessing the strategies and performance of a geographically distributed and consumer-focused service business in a highly competitive industry.
●	Effectively led operational change, including through the use of technology, and established strong platforms for long-term stockholder value creation.
●	Extensive knowledge about analyzing consumer experience and insights.
●	Effectively transformed the pharmacy experience from a model focused primarily on drug delivery to a pharmacist-patient centric model.
Committee Expertise Highlights
Audit Committee Member
●

As a senior leader at Walgreen Co., he was responsible for all aspects of strategic, operational, and profit and loss management of the largest division of the then-largest drugstore chain in the United States.

●	Significant experience overseeing the strategy and transformation of a highly competitive consumer-focused business.
●	Current member of the audit and compliance committee at LifePoint Health.
Nominating and Governance Committee Member
●	Member of the governing bodies of Northwestern Lake Forest Hospital and the University of Southern California School of Pharmacy.
●	Current member of the corporate governance and nominating committee at LifePoint Health.
Other Public Board Service:
●	LifePoint Health	2016–present

MICHAEL L. ESKEW Age: 67 Allstate Board Service ●Tenure: 3 years (2014) ●Audit committee ●Compensation and succession committee

Independent

Professional Experience
●	Former Chairman and CEO of United Parcel Service, Inc., a provider of specialty transportation and logistics services.
●	Presiding director at International Business Machines Corporation since May 2014 and lead director at 3M Company since 2012.
Relevant Skills
●	Effectively re-designed UPS’s operational platforms by using digital technologies to more effectively and efficiently deliver a customer-focused worldwide service.
●	Expertise in strategy and leadership development.
●	Oversight of a highly regulated company as a director of Eli Lilly and Company.
Committee Expertise Highlights
Audit Committee Member
●	Chair of the IBM and Eli Lilly audit committees and a past member of the 3M audit committee.
●	Successful execution of financial oversight responsibilities as CEO of UPS.
Compensation and Succession Committee Member
●	Significant management experience as former Chairman and CEO of UPS from 2002 to 2007 and director of other publicly-traded companies.
●	Current chair of the 3M compensation committee.
Other Public Board Service:
●	Eli Lilly and Company	2008–present
●	IBM	2005–present
●	3M Company	2003–present

12	www.allstate.com

Corporate Governance	2017 Proxy Statement

SIDDHARTH N. (BOBBY) MEHTA Age: 58 Allstate Board Service ●Tenure: 3 years (2014) ●Audit committee ●Risk and return committee chair ●Executive committee

Independent

Professional Experience
●	Former President, CEO, and current director of TransUnion, a global provider of credit information and risk management solutions.
●	Former Chairman and CEO, HSBC North America Holdings, Inc.
●	Former Chief Executive Officer, HSBC Finance Corporation.
Relevant Skills
●	Successful CEO leadership that increased revenues and global reach through the use of technology and advanced analytics.
●	Extensive operational and strategic experience in the financial services industry, including in banking and the credit markets, which provides valuable insights into the highly regulated insurance industry and investment activities.
Committee Expertise Highlights
Audit Committee Member
●	Multiple leadership positions with financial oversight responsibility, including President and CEO of TransUnion, CEO of HSBC Finance Corporation, and Chairman and CEO of HSBC North America Holdings, Inc.
●	Chair of Allstate risk and return committee.
Risk and Return Committee Chair
●	Significant experience in financial markets through multiple executive leadership positions at HSBC Group.
Other Public Board Service:
●	TransUnion	2012–present
●	Piramal Enterprises Ltd.	2013–present

JACQUES P. PEROLD Age: 58 Allstate Board Service ●Tenure: 1 year (2015) ●Nominating and governance committee ●Risk and return committee

Independent

Professional Experience
●	Former President of Fidelity Management & Research Company, a privately-held investment and asset management company serving clients worldwide with $1.8 trillion in assets under management.
●	Former Chief Operating Officer for Fidelity Asset Management.
●	Former Founder, President and Chief Investment Officer of Geode Capital Management, LLC, a global asset manager and independent institutional investment firm and sub-advisor to Fidelity.
●	Current trustee of New York Life Insurance Company’s MainStay Mutual Funds.
Relevant Skills
●	30 years of successful leadership of strategy and operations and investment expertise in the financial services industry.
●	Leader of one of the world’s largest asset management firms.
●	Oversaw investments and operations for Fidelity’s family of mutual funds with over $1.8 trillion in assets under management.
Committee Expertise Highlights
Nominating and Governance Committee Member
●	Investor perspective on corporate governance as a result of asset management expertise.
●	Significant governance experience as President of Geode Capital which involved interlocking financial and operating relationships.
Risk and Return Committee Member
●	Significant experience in management and oversight of risk for three large asset management firms.
●	Current trustee of several mutual funds.
Other Public Board Service:
●	MSCI Inc.	2017–present

The Allstate Corporation	13

2017 Proxy Statement	Corporate Governance

ANDREA REDMOND Age: 61 Allstate Board Service ●Tenure: 7 years (2010) ●Compensation and succession committee ●Nominating and governance committee chair ●Executive committee

Independent

Professional Experience
●

Former Managing Director, co-head of the CEO/board services practice, founder and leader of global insurance practice, and member of financial services practice at Russell Reynolds Associates Inc., a global executive search firm, with 20 years of experience at the firm.

●	Independent consultant providing executive recruiting, succession planning, and talent management services.
Relevant Skills
●	Expert in public company succession planning, talent management, and compensation across a wide range of industries.
●	Substantial experience in financial services leadership selection and executive development.
●	Effectively helped companies identify and recruit leaders capable of building high-performance organizations.
●	Extensive experience in assessing required board capabilities and evaluating director candidates.
Committee Expertise Highlights
Compensation and Succession Committee Member
●	Experience in executive recruiting, succession planning, and talent management.
●	Extensive experience working with numerous publicly-traded companies to recruit and place senior executives.
Nominating and Governance Committee Chair
●	Significant expertise recruiting and evaluating directors for a variety of public companies.
●	A senior partner at a highly regarded global executive search firm, Russell Reynolds Associates, from 1986 to 2007, including significant tenure as co-head of the CEO/board services practice.

JOHN W. ROWE Age: 71 Allstate Board Service ●Tenure: 5 years (2012) ●Compensation and succession committee chair ●Nominating and governance committee ●Executive committee

Independent

Professional Experience
●	Chairman Emeritus and former Chairman and CEO of Exelon Corporation, one of the country’s largest electric utilities.
Relevant Skills
●	Extensive leadership and management experience as a CEO.
●	Successfully led a company in a highly regulated industry comparable to the complex insurance regulatory system in which Allstate operates.
●	Created and implemented a differentiated strategy in a highly regulated industry.
●	Financial services and insurance expertise as lead director on the board of Northern Trust Corporation and a former director of Unum Provident.
Committee Expertise Highlights
Compensation and Succession Committee Chair
●	Leadership responsibilities as former Chairman and CEO of Exelon Corporation.
●	Former member of SunCoke Energy compensation committee.
●	Member of Northern Trust Corporation compensation and benefits committee.
●	Former director of Sunoco and member of its compensation committee.
Nominating and Governance Committee Member
●	Chair of corporate governance committee and lead director of Northern Trust Corporation.
●	Lead director and chair of SunCoke Energy governance committee.
●	Former director of Sunoco and member of its executive committee.
Other Public Board Service:
●	Northern Trust Corporation	2002–present
●	SunCoke Energy, Inc.	2012–present
●	American DG Energy, Inc.	2013–present

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Corporate Governance	2017 Proxy Statement

JUDITH A. SPRIESER Lead Director Age: 63 Allstate Board Service ●Tenure: 18 years (1999) ●Nominating and governance committee ●Risk and return committee ●Executive committee

Independent

Professional Experience
●	Former CEO of Transora, Inc., a technology software and services company.
●	Former CFO and other senior executive positions at Sara Lee Corporation, a global manufacturer and marketer of brand-name consumer goods.
●	Former director at Jimmy Choo plc, Royal Ahold NV and Experian.
Relevant Skills
●	Extensive service on boards of publicly-traded and international companies, including highly regulated companies.
●	More than 20 years operational experience in executive positions at Sara Lee Corporation.
●	Extensive evaluation of financial statements and supervision of financial executives.
Committee Expertise Highlights
Lead Director
●	Prior chair of audit committee (7 years).
●	Board service at Allstate during many different external operating environments and two CEOs.
Nominating and Governance Committee Member
●	Significant experience on boards of publicly-traded and international companies, and current member of nominating and governance committee at Intercontinental Exchange, Inc.
●	Numerous key leadership positions, including CEO of Transora, Inc., and CFO of Sara Lee Corporation.
Risk and Return Committee Member
●	Insight from service as prior chair of Allstate’s audit committee and current audit committee chair at Intercontinental Exchange, Inc.
●	Significant risk oversight and management experience.
●	Tenure as an Allstate director has provided experience through multiple operating environments.
Other Public Board Service:
●	Intercontinental Exchange, Inc.	2004–present
●	Reckitt Benckiser Group plc	2003–present

MARY ALICE TAYLOR Age: 67 Allstate Board Service ●Tenure: 19 years (1996-1998; 2000-present) ●Audit committee chair ●Risk and return committee ●Executive committee

Independent

Professional Experience
●	Former senior executive with several Fortune 500 companies, including Citicorp and FedEx Corporation.
●	Former director at Blue Nile, Inc.
Relevant Skills
●	Held senior executive roles in technology, finance, operations, and distribution logistics at large corporations, including Citicorp and FedEx Corporation.
●	Developed significant financial experience by serving in financial oversight roles at Cook Industries, Northern Telecom, Homegrocer.com, Citicorp, and FedEx Corporation.
●	Prior experience as a lead director at Blue Nile, Inc.
●	Certified public accountant (inactive).
Committee Expertise Highlights
Audit Committee Chair
●	Significant financial oversight expertise developed as Chairman and CEO of HomeGrocer.com and in senior executive roles at Citicorp and FedEx Corporation.
●	Former member of the audit committee of Blue Nile, Inc.
Risk and Return Committee Member
●	Significant senior management experience.
●	Expertise in strategy formation, including technology-based business strategies, at both large established companies and start-ups.
●	Tenure as an Allstate director has provided experience through multiple operating environments.
●	Chair of Allstate audit committee.

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2017 Proxy Statement	Corporate Governance

PERRY M. TRAQUINA Age: 60 Allstate Board Service ●Tenure: <1 year ●Elected to the Board on June 30, 2016

Independent

Professional Experience
●	Former Chairman, CEO and Managing Partner of Wellington Management Company, LLP, one of the world’s largest global investment management firms.
Relevant Skills
●	Extensive leadership and management experience as CEO of one of the largest institutional investors.
●	Strong financial services and global investment management expertise through 34 years at Wellington Management Company, LLP.
●	Oversaw the globalization of Wellington’s investment platform.
●	Successfully led company in a highly regulated climate with volatile capital markets.
●	Brings valuable market-oriented investor perspective.
Committee Expertise Highlights
Consistent with past practice, committee assignments will be established during first year of service.
●	Current audit committee member at Morgan Stanley and member of the audit and corporate governance and nominating committees at eBay.
●	Current chair of the risk committee at Morgan Stanley.
Other Public Board Service:
●	Morgan Stanley	2015–present
●	eBay	2015–present

THOMAS J. WILSON Board Chair and Chief Executive Officer Age: 59 Allstate Board Service ●Tenure: 11 years (2006) ●Executive committee chair

Professional Experience
●	CEO since January 2007 and Chair of Board since May 2008.
●	President from January 2005 to January 2015.
●	Held senior executive roles other than CEO, leading all major operating units over a 22-year period.
Relevant Skills
●	Key leadership roles throughout Allstate over a 22-year period.
●	Thorough and in-depth understanding of Allstate’s business, including its employees, agencies, products, investments, customers, and investors.
●	Developed Allstate’s strategy to provide differentiated customer value propositions to four consumer segments.
●	Created and implemented Allstate’s risk and return optimization program, allowing Allstate to withstand the 2008 financial market crisis and adapt to increases in severe weather and hurricanes.
●	In-depth understanding of the insurance industry.
●

Industry and community leadership, including former chair of the Property and Casualty CEO Roundtable and the Financial Services Roundtable, co-chair of a public-private partnership to reduce violence in Chicago, and national and Illinois co-chair for WE Day.

Committee Expertise Highlights
Executive Committee Chair
●	Comprehensive knowledge of Allstate’s business and industry with 22 years of leadership experience at the company.
Other Public Board Service:
●	State Street Corporation	2012–present

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Corporate Governance	2017 Proxy Statement

Board Composition and Nominee Considerations

The Board and nominating and governance committee believe that each director should be well-versed in strategic oversight, corporate governance, stockholder advocacy, and leadership in order to be an effective member of the Allstate Board. In addition to this fundamental expertise, the Board and committee seek directors with corporate operating experience, financial services expertise, and compensation and succession experience. The Board and committee also consider experience in the areas listed under the section “Evaluation Process for Current Directors” on page 18.

The Board and committee expect each non-employee director to be free of interests or affiliations that could give rise to a biased approach to directorship responsibilities or a conflict of interest and be free of any significant relationship with Allstate that would interfere with the director’s exercise of independent judgment. The Board and committee also expect each director to devote the time and effort necessary to serve as an effective director and act in a manner consistent with a director’s fiduciary duties of loyalty and care. Allstate executive officers may not serve on boards of other corporations whose executive officers serve on Allstate’s Board.

Board nominees are identified through a retained search firm, suggestions from current directors and stockholders, and through other methods including self-nominations. Our newest director, Mr. Traquina, was identified by our other directors.

The nominating and governance committee will consider director candidates recommended by a stockholder in the same manner as all other candidates recommended by other sources. A stockholder may recommend a candidate at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F7, Northbrook, Illinois 60062-6127.

All candidates are evaluated and considered for their diversity, including gender, ethnic and diversity of background, expertise, and perspective, as well as the criteria described in our Corporate Governance Guidelines at www.allstateinvestors.com.

Beginning with the 2017 annual meeting, a stockholder or group of up to 20 stockholders owning 3% or more of Allstate’s outstanding common stock continuously for at least three years can nominate director candidates constituting up to 20% of the Board in the company’s annual meeting proxy materials.

NOMINATION PROCESS FOR BOARD ELECTION

The Board continuously identifies potential director candidates in anticipation of retirements, resignations, or the need for additional capabilities. The graphic below describes the ongoing nominating and governance committee process to identify highly qualified candidates for Board service.

Consider current Board skill sets and needs
Ensure Board is strong in core competencies of strategic oversight, corporate governance, stockholder advocacy and leadership and has diversity of expertise and perspective to meet existing and future business needs

Check conflicts of interest and references	All candidates are screened for conflicts of interest, and all directors are independent, except the CEO
Nominating and governance committee dialogue	Considered 112 candidates since 2011
Meet with qualified candidates	To ensure appropriate personal qualities, such as independence of mind, being a team player, tenacity, and skill set to meet existing or future business needs
Nominating and governance committee dialogue	To consider shortlisted candidates and after deliberations, recommend candidates for election to the Board
Board dialogue and decision	Added seven highly qualified directors in the past five years

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2017 Proxy Statement	Corporate Governance

EVALUATION PROCESS FOR CURRENT DIRECTORS

Before recommending the annual slate of director nominees, the nominating and governance committee has a rigorous process to evaluate current directors. In addition to considering the current directors’ tenure, the committee’s process includes:

●	On an annual basis, the contributions and performance of each individual director are evaluated, including in the following areas:

●	Core capabilities of strategic oversight, corporate governance, stockholder advocacy, and leadership.

●

Additional capabilities that provide the appropriate mix of skills and experience that fit Allstate’s business and strategies and contribute to the effectiveness of the Board, including capabilities in the following areas: financial services, complex/highly-regulated businesses, risk management, operational risk management, accounting and finance, succession planning, technology, innovation and consumer focus, global perspective, and government, public policy and regulatory affairs.

●	Interests and affiliations that could give rise to a biased approach to directorship responsibilities.

●	Significant relationships with Allstate that would interfere with the director’s exercise of independent judgment.

●	Willingness and ability to devote the time necessary to serve as an effective director.

●	In addition, on a biennial basis, each director’s future plans for continued Board membership are discussed so that individual circumstances can be appropriately addressed.

Individual directors receive feedback each year from the Chair, the lead director, or chair of the nominating and governance committee.

The outcomes of such evaluations are shared with the nominating and governance committee in connection with the annual nomination process and inform the Board and nominating and governance committee’s ongoing process to identify highly qualified candidates for Board service.

STEPS TO ACHIEVE BOARD EFFECTIVENESS – EVALUATION PROCESSES

Evaluation at every in-person meeting – review Board, committee, and management performance after every meeting to measure the effectiveness of Board and committee oversight (performed by independent directors)

Annual evaluation – review contributions and performance of each director in light of Allstate’s business and strategies and confirm the continued independence of each non-employee director (evaluations performed by lead director, chair of nominating and governance committee and Chair with feedback provided to each director every year by the lead director, the chair of nominating and governance committee or Chair)

Biennial evaluation – discuss each director’s future plans for continued Board membership and whether overall Board skills align with business strategy (performed by lead director, chair of nominating and governance committee and Chair)

Evaluation after change in circumstances – review continued service of a director if there is a change in principal employment or other significant change in responsibilities (performed by Board)

Results

●Board refreshment and average director tenure of seven years
●Added seven highly qualified directors in past five years
●Added Mr. Traquina in 2016 – as former CEO of one of the largest institutional investors, he complements the strategic, operational and investment expertise of Allstate’s Board

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Corporate Governance	2017 Proxy Statement

NOMINEE INDEPENDENCE DETERMINATIONS

The Board has determined that all non-employee directors who served during 2016 and all nominees, other than Mr. Wilson, are independent according to applicable law, the NYSE listing standards, and the Board’s Director Independence Standards (which are included on www.allstateinvestors.com). In accordance with the Director Independence Standards, the Board has determined that the nature of the relationships with the corporation that are set forth in Appendix B do not create a conflict of interest that would impair a director’s independence. The Board also determined that the members of the audit, compensation and succession, nominating and governance, and risk and return committees are independent within the meaning of applicable laws, the NYSE listing standards and the Director Independence Standards.

When evaluating the independence of director nominees, the Board weighs numerous factors, including tenure. In particular, the Board weighed the potential impact of tenure on the independence of our two longest serving directors, Ms. Sprieser and Ms. Taylor. Both directors have significant experience serving at Allstate under different operating environments and management teams, and both served on the Board under two CEOs and prior to Mr. Wilson’s appointment. The Board concluded that both Ms. Sprieser and Ms. Taylor continue to be effective directors who fulfill their responsibilities with integrity and independence of thought. They appropriately challenge management and the status quo, and are reasoned, balanced, and thoughtful in Board deliberations and in communications with management. Therefore, the Board determined that their independence from management has not been diminished by their years of service.

Board Leadership Structure and Practices

BOARD CHAIR

Allstate’s Corporate Governance Guidelines allow the independent directors the flexibility to split or combine the Chair and CEO responsibilities. The independent directors periodically review Allstate’s leadership structure and whether separating the roles of Chair and CEO is in the best interests of Allstate and its stockholders. When making this determination, the independent directors consider the recommendation of the nominating and governance committee, the current circumstances at Allstate, the skills and experiences of the individuals involved and the leadership composition of the Board. The roles of Chair and CEO were split during a transition of leadership in 2007 and 2008. The independent directors also appoint an independent lead director with robust powers and responsibilities. A strong lead director role provides an effective independent counterbalance if the independent directors choose to combine the Chair and CEO roles.

At present, the independent directors have determined Allstate is well-served by having these roles performed by Mr. Wilson, who provides excellent leadership and direction for both management and the Board. This promotes a strong connection between the Board and management and is still subject to strong independent oversight by Allstate’s independent lead director and the other independent directors. The Board believes it benefits from the considerable knowledge and perspective that Mr. Wilson has acquired from more than 22 years of insurance industry experience. Given his extensive company knowledge and his ability to effectively fulfill both roles simultaneously, he is uniquely qualified to lead discussions of the Board and is in the best position to facilitate the flow of business information and communications between the Board and management.

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2017 Proxy Statement	Corporate Governance

INDEPENDENT LEAD DIRECTOR

Allstate’s Board places great importance on strong independent Board leadership and has had a strong lead director role in place for over six years. Allstate’s Corporate Governance Guidelines describe the responsibilities of the lead director and the selection process, including the characteristics that the Board considers important in a lead director.

In November 2016, in response to stockholder feedback and to formalize its practices, the Board amended Allstate’s Corporate Governance Guidelines to expand the responsibilities of the lead director to include:
●Approval of meeting agendas, schedules and other materials sent to the Board
●Authority to call meetings of the independent directors
●Formal oversight over the Board committee self-evaluation process and committee reports to the Board
●Responsibility for facilitating the Chair and CEO succession process

Other changes to the guidelines included:
●Formalized change in lead director election process to provide that only the independent directors elect the lead director annually, with the expectation that the lead director serve more than one year
●Clarified lead director selection process, including selection considerations for nominees, which are reviewed annually in connection with evaluation of the lead director
●Reduced the number of public company boards that a non-executive director can serve on, in addition to Allstate, from five to four

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Corporate Governance	2017 Proxy Statement

Judy Sprieser is Allstate’s lead director, and has held that role since 2015. The lead director is elected annually by the independent directors, and it is generally expected that the lead director serve more than one year. The lead director’s duties include:

Board Meetings and Executive Sessions	Has the authority to call meetings of the independent directors
Approves meeting agendas and schedules and information sent to the Board to ensure there is sufficient time for discussion of all items and that directors have the information necessary to perform their duties
Chairs executive sessions of independent directors at every Board meeting
Presides at all Board meetings when the Chair is not present
Duties to the Board	Has regular communications with the CEO about the strategy and performance of Allstate
Performs additional duties that the independent directors may designate from time to time
Communication Between Chair and Independent Directors	Serves as liaison between the Chair and independent directors
Is available to consult with the Chair about the concerns of the Board and reports on decisions made/suggestions in executive sessions
Communication with Stockholders	Communicates with significant stockholders and other stakeholders on matters involving broad corporate policies and practices
Committee Involvement	Works with the Chair and committee chairs to ensure coordinated coverage of Board responsibilities and ensures effective functioning of all committees
Ensures the implementation of a committee self-evaluation process and regular reports to the Board
Board and Individual Director Evaluations	Facilitates the evaluation of individual director, Board and committee performance in conjunction with the chair of the nominating and governance committee and the Chair
CEO Performance Evaluation	Facilitates and communicates the Board’s performance evaluation of the Chair and CEO in conjunction with the chair of the compensation and succession committee
Succession Plans	Ensures that a succession plan is in place for the Chair and CEO

JUDITH A. SPRIESER

governance expertise, operational and leadership experience, board service and tenure, integrity, prior Board leadership roles, and ability to meet the required time commitment. It is preferable that the lead director hold a previous position as chair of a Board committee, either at Allstate or another company. Ms. Sprieser was chosen by the independent directors as she exemplified these characteristics. She has devoted significant time fulfilling her duties as lead director since May of 2015. During her tenure on Allstate’s Board, she has cultivated an expansive knowledge of Allstate and the trust of the independent directors. She became a director prior to the election of the current Chair and CEO and has been a director through a number of different external operating environments. Her long-term perspective complements the perspectives of newer Board members, seven of whom have joined in the last five years. The independent directors believe that Ms. Sprieser is exceptionally well-qualified to serve as Allstate’s independent lead director.

●Lead director since 2015
●Member of the nominating and governance, risk and return and executive committees
●Prior chair of audit committee for seven years
●Allstate Board experience in multiple operating environments and under two CEOs

Considerations in Selecting Current Lead Director When determining the appropriate candidate for lead director, the independent directors consider several factors, including the director’s corporate

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2017 Proxy Statement	Corporate Governance

ACTIVE AND ENGAGED BOARD – SELECT ACTIONS OVER LAST FIVE YEARS

Allstate’s Board is committed to operating with transparency. The following summary lists select strategic, governance and compensation developments overseen by the Board during the last five years.

●Governance Enhanced the independent lead director’s powers, responsibilities and election process
●Governance Strengthened role of committee chairs in approval of meeting agendas and committee materials
●Governance The audit committee engaged an independent advisor to report on cybersecurity risk
●Strategy Approved acquisition of SquareTrade, a protection plan provider for consumer electronics and connected devices, which expands Allstate’s customer protection offerings

●Strategy Launched Arity LLC, a new entity, to fully leverage Allstate’s telematics offerings and expand Allstate’s current analytical capabilities
●Compensation Added a fourth performance measure, total return, to the annual incentive compensation program to capture all investment results on an annual basis

●Governance Adopted proxy access (3%, 3 years, 20% of Board, up to 20 stockholders can aggregate)
●Strategy Oversight of auto insurance profit improvement plan in response to the historic rise in auto loss costs across the industry
●Compensation Made decision to replace time-based restricted stock awards with performance stock awards for all senior vice presidents, starting in 2016

●Compensation Added a second performance measure to the performance stock award program, earned book value, to create greater alignment with the increase in performance-based assets in Allstate’s investment portfolio, beginning with 2016 awards
●Compensation Changed allocation of long-term equity award grants to 60% performance stock awards and 40% stock options, effective for 2016 grants

●Governance Increased focus on cybersecurity oversight with audit committee conducting quarterly cybersecurity reviews
●Compensation Changed performance goal for performance stock awards to three-year average (instead of three separate one-year periods)
●Compensation Adopted a policy prohibiting the pledging of Allstate securities for senior executives and directors

●Governance Created a risk and return committee to enhance the Board’s oversight of Allstate’s risk and return activities
●Governance Expanded and formalized the Board’s director evaluation practices, and included a biennial review in addition to the annual reviews to discuss each director’s future plans for Board service
●Strategy Approved the sale of Lincoln Benefit Life to strategically focus Allstate Financial and redeploy capital to earn higher risk-adjusted returns

●Strategy Strengthened Allstate’s capital position and improved its strategic flexibility by utilizing preferred stock and subordinated debt to refinance higher-cost senior debt
●Compensation Added an equity retention requirement for certain senior executives to require that 75% of the net proceeds be held for an additional year past the three-year vesting period in the case of performance stock awards, or for an additional year after exercise in the case of options

●Governance Implemented stockholder right to call special meeting - 10% or more of outstanding shares ●Governance Implemented stockholder action by written consent - 10% or more of outstanding shares
●Strategy Implementation of customer segmented approach to property-liability insurance and aggressive initiation of auto telematics programs
●Compensation Replaced time-based restricted stock awards with performance stock awards for senior leaders

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BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for the oversight of Allstate’s strategy, business results, and management, including risk management. The Board formally reviews Allstate’s overall risk position and risk management twice a year and uses external resources when appropriate to assess enterprise risk and return management processes. Material risks, including those affected by climate, are regularly identified, measured, managed, and reported to senior management and the Board.

In 2013, the Board added a risk and return committee as a standing committee of the Board to ensure sufficient expertise and continuity between the Board’s biannual reviews. This committee oversees the effectiveness of Allstate’s enterprise risk and return management framework, governance structure and decision-making. The key responsibilities of the risk and return committee are further detailed on page 29.

The audit committee provides oversight and guidance on Allstate’s controls related to key risks and reviews the major financial risk exposures and the steps taken to monitor and control those risks. As such, cybersecurity risk oversight was expanded in 2014 to supplement the oversight already provided by the Board and risk and return committee. The audit committee conducts quarterly reviews to:

●Oversee the efficacy of cybersecurity risk initiatives and related policies and procedures.
●Assess regular reports received from the chief risk officer and chief information security officer, who are tasked with monitoring cybersecurity risks, and from outside experts to supplement management reports.

In 2016, the audit committee engaged an independent advisor to assess Allstate’s cybersecurity risk. The advisor delivered a detailed report to the audit committee and Board. The chairs of the risk and return and audit committees are members of both committees to enhance cross-committee communication at the Board level.

RISK MANAGEMENT AND COMPENSATION

The compensation and succession committee reviews executive compensation programs to ensure they appropriately reflect the risk and return principles approved by the Board. Each year, Allstate’s chief risk officer conducts a review and assessment of potential compensation-related risks arising from Allstate’s executive compensation plans and presents the analysis to the compensation and succession committee for further consideration and dialogue. The chief risk officer reviews the design, performance measures, and ranges in the incentive plans to ensure they are consistent with Allstate’s risk and return principles. The committee plays an important role in overseeing the executive compensation risk assessment and understanding any steps taken by management to manage and control executive compensation risks. In addition, the committee employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Based on this annual review, we believe our compensation policies and practices are appropriately structured and do not provide incentives for employees to take unnecessary or excessive risks. Compensation plans provide a balanced and appropriate mix of cash and equity through annual and long-term incentives to align with short and long-term business goals. No one, regardless of eligibility, is guaranteed an award under the annual cash incentive program. We utilize multiple performance measures that correlate with long-term stockholder value creation and that diversify the risk associated with any single performance indicator. In addition, the annual incentive program contains a funding adjustment for senior executives in the event of a net loss, which reduces the corporate pool funding for those officers by 50% of actual performance. Likewise, for the performance stock award program, the committee requires positive net income for our executives to earn awards above target. Equity awards to executive officers after 2009 and annual cash incentive awards beginning in 2010 are subject to clawback in the event of certain financial restatements. Executives are also subject to rigorous stock ownership and retention requirements. Beginning with awards granted in 2014, for senior executives, there is also a one year holding period for a portion of the net after-tax shares received from equity grants.

Based on this analysis, we believe Allstate’s compensation policies ensure appropriate levels of risk-taking, while avoiding unnecessary risks that could have a material adverse effect on Allstate.

BOARD ROLE IN MANAGEMENT SUCCESSION

The Board oversees the recruitment, development, and retention of executive talent. Management succession is now discussed four times annually. Management succession is discussed in the compensation and succession committee, nominating and governance committee, and Board meetings with the CEO, as well as in executive sessions.

Discussions cover the CEO and other senior executive roles and include a broader discussion on organizational health. The Board also has regular and direct exposure to senior leadership and high-potential officers through one-on-one breakfasts and other informal meetings held throughout the year.

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BOARD REVIEW OF SUCCESSION PLANNING AND TALENT DEVELOPMENT PRACTICES

April	July
Topic: CEO succession planning Primary Focus: Internal succession alternatives in three different time periods – immediate, 3-5 years, and long-term	Topic: Organizational health – how the organization recruits, develops and retains people, including its inclusive diversity commitments Primary Focus: Systematic approach to talent development

November	September
Topic: CEO and senior leadership succession – “what if” scenario planning Primary Focus: Board dialogue in advance of unexpected succession issues	Topic: Senior leadership succession, including CEO Primary Focus: Key leader development and retention

BOARD ROLE IN SETTING COMPENSATION

The compensation and succession committee reviews the executive compensation program throughout the year with the assistance of an independent compensation consultant, Compensation Advisory Partners (“CAP”). CAP benchmarks Allstate’s plans and compensation payments to the market and evaluates changes to our executive compensation program. The compensation consultant also assesses Allstate’s executive compensation design, peer group selection, relative pay for performance, and total direct compensation for individual senior executive positions. Representatives of the compensation consultant participated in all six compensation and succession committee meetings in 2016.

The compensation and succession committee annually evaluates the compensation consultant’s performance and independence.

The compensation and succession committee makes recommendations to the Board on compensation for the CEO and executive officers and the structure of plans used for executive officers.

The compensation and succession committee grants all equity awards to individuals designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 or covered employees as defined in Internal Revenue Code section 162(m). The compensation and succession committee has authority to grant equity awards to eligible employees in accordance with the terms of our 2013 Equity Incentive Plan. The Board has delegated limited authority to the CEO to grant equity awards to non-executive officers. All awards granted between compensation and succession committee meetings are reported at the next meeting.

The compensation consultant also provides to the nominating and governance committee competitive information on director compensation, including updates on practices and emerging trends.

STOCKHOLDER ENGAGEMENT

Allstate has a proactive practice of discussing corporate governance issues with significant stockholders throughout the year. Dialogue, transparency, and responsiveness are the cornerstones of our practice. Such discussions are held before the annual meeting, during stockholder voting, and after the annual meeting and include our lead director, chair of nominating and governance committee, Chair of the Board, and other committee chairs or directors as necessary. Direct engagement typically involves our largest stockholders representing approximately one-third of our total outstanding shares. We also engage with proxy and other investor advisory firms that represent the interests of various stockholders. In addition to input on current governance and executive compensation topics specific to Allstate, we invite discussion on any other topics or trends

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Corporate Governance	2017 Proxy Statement

stockholders may wish to share with us. Their input is reported to the nominating and governance committee, which in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion or actions are necessary by the respective committee or full Board. In addition, broader investor surveys provide perspective on investor concerns.

During 2016, Allstate reached out to stockholders representing approximately 40% of outstanding shares and spent a significant amount of time discussing Allstate’s Board leadership structure, including the appropriate duties, responsibilities and important characteristics for our lead director role. After many investor meetings and focused discussions, the Board amended Allstate’s Corporate Governance Guidelines to, among other things, expand and formalize existing practices and responsibilities of the lead director. These amended guidelines can be found at www.allstateinvestors.com.

STOCKHOLDER ENGAGEMENT CYCLE

Before Annual Meeting	During Stockholder Voting
-Preview with investors plans for governance and compensation issues/ actions. -Request feedback from investors.	-Follow up on previous conversations and discuss final Board decisions and reasoning. -Review vote proposals and solicit support for Board recommendations.

After Annual Meeting	Annual Meeting of Stockholders
-Discuss with investors potential actions in response to results and new governance and compensation topics of interest for the upcoming year.	-Stockholders vote on issues such as directors, say-on-pay, auditor ratification and stockholder proposals.

BOARD ATTENDANCE POLICY

Each incumbent director attended at least 75% of the combined Board meetings and meetings of committees of which he or she was a member.

Attendance at Board and committee meetings during 2016 averaged 99% for the incumbent directors as a group. Directors are expected to attend Board and committee meetings and the annual meeting of stockholders. All directors who stood for election at the 2016 annual meeting of stockholders attended the annual meeting.

RELATED PERSON TRANSACTIONS

The nominating and governance committee has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is posted on the Corporate Governance section of allstateinvestors.com.

There were no related person transactions identified for 2016.

The committee or committee chair reviews transactions with Allstate in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. In general, related persons are directors, executive officers, their immediate family members, and stockholders beneficially owning 5% or more of our outstanding stock. The committee or committee chair approves or ratifies only those transactions that are in, or not inconsistent with, the best interest of Allstate and its stockholders. Transactions are reviewed and approved or ratified by the committee chair when it is not practicable or desirable to delay review of a transaction until a committee meeting. The committee chair reports any approved transactions to the committee. Any ongoing, previously approved, or ratified related person transactions are reviewed annually.

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2017 Proxy Statement	Corporate Governance

MANAGEMENT PARTICIPATION IN COMMITTEE MEETINGS

Audit Committee. The CFO, chief audit executive, chief compliance executive, chief risk officer, CEO, general counsel and controller all actively participate in audit committee meetings. Senior business unit and technology executives, including the chief technology officer, are present when appropriate. Executive sessions of the committee are scheduled and held throughout the year, including sessions in which the committee meets exclusively with the independent registered public accountant, chief audit executive, and chief ethics, compliance and privacy officer.

Compensation and Succession Committee. The executive vice president, human resources, general counsel, CFO and CEO regularly participate in compensation and succession committee meetings. The committee regularly meets in executive sessions that include just the independent compensation consultant or executive vice president, human resources, when necessary.

●

Our senior human resources executive provides the committee with internal and external analyses of the structure of compensation programs. Throughout the year, the estimated and actual results under our incentive compensation plans are reviewed.

●	Our CFO discusses financial results relevant to incentive compensation, other financial measures, and accounting rules.
●

Our CEO advises on the alignment of our incentive plan performance measures with our overall strategy and the design of our equity incentive awards. He also provides the committee with performance evaluations of senior executives and recommends merit increases and compensation awards.

●

The general counsel is available at meetings to provide input on the legal and regulatory environment and corporate governance best practices and to ensure the proxy materials accurately reflect the committee’s actions.

●	The chief risk officer reports annually on compensation plan alignment with Board-approved risk and return principles.

Nominating and Governance Committee. The CEO and general counsel participate in nominating and governance committee meetings. The committee regularly meets in executive session without management present.

Risk and Return Committee. The chief risk officer, CFO, general counsel, CEO and operating unit risk officers participate in risk and return committee meetings. The committee regularly meets in executive session, including sessions with the chief risk officer.

COMMUNICATION WITH THE BOARD

The Board has established a process to facilitate communication by stockholders and other interested parties with directors as a group. The general counsel reports regularly to the nominating and governance committee on all correspondence received that, in her opinion, involves functions of the Board or its committees or that she otherwise determines merits Board attention.

In addition, the audit committee has established procedures for the receipt, retention, and treatment of any complaints about accounting, internal accounting controls, or auditing matters. The communication process and the methods to communicate with directors are posted on the “Corporate Governance” and “Management & Directors” sections of www.allstateinvestors.com.

The Allstate Board welcomes your input on compensation, governance, and other matters.

@	directors@allstate.com

The Allstate Corporation Nominating & Governance Committee 2775 Sanders Road, Suite F7 Northbrook, IL 60062-6127 c/o General Counsel

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Corporate Governance	2017 Proxy Statement

CORPORATE RESPONSIBILITY

The Board oversees Allstate’s reputation and corporate responsibility initiatives and believes that investing in our communities and operating sustainably benefit Allstate’s investors. Allstate and The Allstate Foundation create positive social change through the following priorities and initiatives.

Youth Empowerment: Good Starts Young is The Allstate Foundation’s program supporting America’s youth and their role in society as problem solvers. Last year, the organizations we supported helped over 1.7 million youth participate in service-based learning.

Helping End Domestic Violence: Over the past decade, The Allstate Foundation Purple Purse program became the nation’s longest-running program focused on providing financial empowerment services for domestic violence survivors. To date, our programs have helped over 1 million domestic violence survivors.

Volunteerism: Allstate employees contribute time and talent to a variety of organizations through Allstate and The Allstate Foundation Helping Hands in the Community programs. In 2016, employees and agents reported they volunteered over 230,000 hours of service to local nonprofit organizations. Additionally, many of Allstate officers provide leadership by serving on nonprofit boards.

Sustainability Efforts: In 2010, Allstate pledged to reduce its energy use by 20% over a ten-year period and surpassed that goal six years early. Allstate continues to work toward further reductions. Allstate has reduced its greenhouse gas emissions by nearly 30% since establishing a baseline in 2007.

To learn more about our corporate responsibility efforts, please view Allstate’s Corporate Responsibility Report at http://corporateresponsibility.allstate.com/.

MORE INFORMATION

You can learn more about our corporate governance by visiting www.allstateinvestors.com, where you will find our Corporate Governance Guidelines, each standing committee charter, and Director Independence Standards. Allstate has adopted a comprehensive Global Code of Business Conduct that applies to the chief executive officer, chief financial officer, controller, and other senior financial and executive officers, as well as the Board of Directors and other employees. It is also available at www.allstateinvestors.com. Each of the above documents is available in print upon request to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F7, Northbrook, Illinois 60062-6127.

The Allstate Corporation	27

2017 Proxy Statement	Corporate Governance

Board Meetings and Committees

THE ALLSTATE CORPORATION BOARD OF DIRECTORS

Meetings in 2016: 7

Independent Lead Director: Judith A. Sprieser

Chair: Thomas J. Wilson

Key Responsibilities:

“The primary role and responsibility of the Board of Directors is to oversee the affairs of the Corporation for the benefit of the stockholders. . . . [including] oversight of the Corporation’s strategy, business performance, capital structure, management selection, compensation programs, shareholder advocacy, corporate reputation, social responsibility initiatives, ethical business practices, and Board and Committee structure and operations.”

-Allstate’s Corporate Governance Guidelines

10 of 11 Allstate directors are independent

Executive sessions without management present at every in-person meeting
Strategy discussion at every meeting, including a meeting devoted solely to that topic
Succession planning discussed at four meetings annually

AUDIT COMMITTEE(1)

Meetings in 2016: 10
Chair: Mary Alice Taylor
Other Members:
●Kermit R. Crawford
●Michael L. Eskew
●Siddharth N. Mehta
Key Responsibilities:
●Oversees integrity of financial statements and other financial information and disclosures
●Oversees the system of internal control over accounting and financial reporting and disclosure controls and procedures
●Reviews the enterprise risk control assessment and guidelines, including cybersecurity risk and the major financial risk exposures and management steps to monitor and control those risks
●Oversees the ethics and compliance program and compliance with legal and regulatory requirements
●Appoints, retains, and oversees the independent registered public accountant, and evaluates its qualifications, performance and independence

“We discussed risk at five of our meetings, and engaged an independent advisor to review Allstate’s cybersecurity risks and controls. We anticipate that this will continue to be an area of focus throughout 2017.”

Mary Alice Taylor,
Chair

Report, pg. 75

●Retains independent cybersecurity advisor ●Oversees Allstate’s internal audit function ●Has authority to engage independent counsel and other advisors to carry out its duties

COMPENSATION AND SUCCESSION COMMITTEE

Meetings in 2016: 6
Chair: John W. Rowe
Other Members:
●Michael L. Eskew
●Herbert L. Henkel
●Andrea Redmond

Key Responsibilities:
●Oversees Allstate’s executive compensation plans
●Has authority to retain the committee’s independent compensation consultant
●Assists the Board in determining all compensation elements of the executive officers, including the CEO
●Reviews the Compensation Discussion and Analysis and prepares the Compensation Committee Report in this proxy statement
●Reviews management succession plans, evaluation processes and organizational strength

“In 2016, we spent a considerable amount of time on the performance metrics in our short- and long-term incentive programs to ensure the programs, as a whole, continued to align with the long-term interests of our stockholders. We also added a fourth discussion on management succession.”

John W. Rowe,
Chair

Report, pg. 49

●Reviews CEO’s performance in light of approved goals and objectives

(1)	The Board determined that all members of the audit committee are independent under the New York Stock Exchange and SEC requirements, and that Mrs. Taylor and Messrs. Eskew and Mehta are each an audit committee financial expert as defined under SEC rules. Ms. Sprieser and Messrs. Rowe and Traquina also have the background and experience to qualify as audit committee financial experts.

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Corporate Governance	2017 Proxy Statement

Judith A. Sprieser,
Independent Lead Director

“Oversight of Allstate’s strategy was an important area of focus for our Board and this was a key part of our meetings in 2016. We also formalized and expanded the responsibilities of the lead director and committee chairs in response to stockholder feedback. We continue to evaluate our directors to ensure the optimal mix of skills, experience and diversity to effectively execute the Board’s responsibilities. This Board is well informed, actively engaged and highly collaborative.”

NOMINATING AND GOVERNANCE COMMITTEE	RISK AND RETURN COMMITTEE

Meetings in 2016: 6
Chair: Andrea Redmond
Other Members:
●Kermit R. Crawford
●Jacques P. Perold
●John W. Rowe
●Judith A. Sprieser
Key Responsibilities:
●Recommends candidates for Board election and nominees for Board committees
●Recommends candidates for lead director and Chair
●Recommends criteria for selecting directors and the lead director, and determines director independence
●Reviews the Corporate Governance Guidelines and advises the Board on corporate governance issues
●Determines performance criteria and oversees the performance assessment of the Board, Board committees, and lead director
●Reviews Allstate’s non-employee director compensation program
●Has authority to retain a director search firm and director compensation consultant

“We spent a considerable amount of time discussing the role of the independent lead director, reflecting on last year’s stockholder vote and subsequent dialogue with stockholders and governance firms. As a result, we made additional changes to the responsibilities of this role. Board composition and refreshment were also important areas of focus. We were also thrilled to add Perry Traquina to our Board.”

Andrea Redmond,
Chair

Meetings in 2016: 5
Chair: Siddharth N. Mehta
Other Members:
●Herbert L. Henkel
●Jacques P. Perold
●Judith A. Sprieser
●Mary Alice Taylor
Key Responsibilities:
●Assists the Board in risk and return governance and oversight
●Reviews risk and return processes, policies, and guidelines used by management to evaluate, monitor, and manage enterprise risk and return (particularly related to Allstate’s business strategy, capital structure and operating plans)
●Reviews Allstate’s enterprise risk and return management function, including its performance, organization, practices, budgeting, and staffing
●Supports the audit committee in its oversight of risk assessment and management policies
●Has authority to retain outside advisors to assist in its duties

“The committee is focused on building Allstate’s exceptional risk management practices and capital and risk allocation processes. Expanding governance of model risk, operational risk management and talent development were key priorities in 2016.”

Siddharth N. Mehta,
Chair

EXECUTIVE COMMITTEE
Meetings in 2016: No meetings were necessary Chair: Thomas J. Wilson Other Members:
●Siddharth N. Mehta ●Andrea Redmond ●John W. Rowe	●Judith A. Sprieser ●Mary Alice Taylor

Key Responsibilities:
●Has the powers of the Board in the management of Allstate’s business affairs to the extent permitted under the bylaws, excluding any powers granted by the Board to any other committee of the Board
●Provides Board oversight if outside the scope of established committees or if an accelerated process is necessary
●Comprised of lead director, committee chairs and Chair

Each committee operates under a written charter and has the ability to hire third-party advisors. Outside experts such as independent auditors, compensation consultants, governance specialists, cybersecurity experts, board search firm representatives, and financial advisors attend meetings to provide directors with additional information on issues. All committees, other than the executive committee, used independent external consultants in 2016.

The Allstate Corporation	29

2017 Proxy Statement	Corporate Governance

Director Compensation

DIRECTOR COMPENSATION PROGRAM

Allstate’s non-employee director compensation is reviewed annually. The nominating and governance committee proposes changes to director compensation based on this annual review and benchmark information from peer companies and relevant compensation surveys. The following table describes each component of our non-employee director compensation program for 2016. No meeting fees or other professional fees were paid to the directors.

Role	Quarterly Cash Retainer(1)	Equity
Non-Employee Director	$26,250

To create a linkage with corporate performance and stockholder interests, the Board believes that a meaningful portion of a director’s compensation should be in the form of equity securities. For that reason, directors are granted restricted stock units on June 1 equal in value to $150,000 divided by the closing price of a share of Allstate common stock on such grant date, rounded to the nearest whole share. For the 2017 award, the amount was increased to $155,000.

Lead Director	$12,500
Audit Committee Chair	$6,250
Other Committee Chair (except Executive Committee)	$5,000

(1)	Paid in advance on the first day of January, April, July, and October. The retainer is prorated for a director who joins the Board during a quarter.

Based on peer benchmarking and an evaluation of the increased demands associated with Board service, effective January 1, 2017, the standard retainer was increased to $31,250, the quarterly chair fee for the compensation and succession and risk and return committees was increased to $6,250 and the audit committee chair fee was increased to $8,750. Director compensation was last increased in 2015.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each director is expected, within five years of joining the Board or within five years of an increase in annual retainer, if applicable, to accumulate an ownership position in Allstate common stock equal to five times the annual value of the standard retainer.

Each director has met the ownership guideline, except for Messrs. Mehta, Perold, and Traquina, who joined the Board in the last five years.

2016 DIRECTOR COMPENSATION

The following table summarizes the compensation for each of our non-employee directors who served as a member of the Board and its committees in 2016.

Name	Leadership Roles Held During 2016	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Mr. Beyer	Retired May 2016 Risk and Return Committee Chair (January - May)	62,500	0	10,000	72,500
Mr. Crawford		105,000	150,054	0	255,054
Mr. Eskew		105,000	150,054	0	255,054
Mr. Henkel		105,000	150,054	0	255,054
Mr. Mehta	Risk and Return Committee Chair (May – December)	117,088	150,054	0	267,142
Mr. Perold		105,000	150,054	0	255,054
Ms. Redmond	Nominating and Governance Committee Chair	125,000	150,054	0	275,054
Mr. Rowe	Compensation and Succession Committee Chair	125,000	150,054	0	275,054
Ms. Sprieser	Lead Director	155,000	150,054	0	305,054
Mrs. Taylor	Audit Committee Chair	130,000	150,054	0	280,054
Mr. Traquina		52,788	137,522	0	190,310
(1)	Mr. Traquina received a prorated retainer as he joined the Board in June 2016.

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Corporate Governance	2017 Proxy Statement

(2)	Under the 2006 Equity Compensation Plan for Non-Employee Directors, directors may elect to receive Allstate common stock in lieu of cash compensation. Mr. Traquina elected to receive stock in lieu of cash. Also, under Allstate’s Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that is credited or debited, as applicable, based on (a) the fair market value of, and dividends paid on, Allstate common shares (common share units); (b) an average interest rate calculated on 90-day dealer commercial paper; (c) Standard & Poor’s 500 Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share units, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not in excess of ten years in accordance with the director’s instructions. For 2016, Messrs. Eskew and Henkel each elected to defer his cash retainer into common share units.
(3)	Grant date fair value for restricted stock units granted in 2016 is based on the final closing price of Allstate common stock on the grant dates, which in part also reflects the payment of expected future dividend equivalent rights. (See note 18 to our audited financial statements for 2016.) Mr. Traquina received a prorated award when he joined the Board in 2016. The final grant date closing price was $67.44, except with respect to the prorated award granted to Mr. Traquina, which was $69.95. The values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each restricted stock unit entitles the director to receive one share of Allstate common stock on the conversion date (see footnote 4).
(4)	The following table provides outstanding restricted stock units and stock options as of December 31, 2016 for each director.

OUTSTANDING AWARDS AT FISCAL YEAR-END 2016

	Restricted Stock Units	Stock Options
Name	(#)	(#)
Mr. Beyer	4,000	0
Mr. Crawford	11,283	0
Mr. Eskew	6,622	0
Mr. Henkel	10,962	0
Mr. Mehta	7,761	0
Mr. Perold	3,407	0
Ms. Redmond	26,755	0
Mr. Rowe	15,904	0
Ms. Sprieser	40,413	0
Mrs. Taylor	40,413	8,000
Mr. Traquina	1,966	0
Restricted stock unit awards granted before September 15, 2008, convert into common stock one year after termination of Board service. Restricted stock unit awards granted on or after September 15, 2008 and before June 1, 2016, convert into common stock upon termination of Board service. Restricted stock units granted on or after June 1, 2016, convert into common stock on the earlier of the third anniversary of the date of grant or upon termination of Board service. Directors had the option to defer the conversion of the restricted stock units granted on June 1, 2016, for ten years from the date of grant or the later of termination of Board service or June 1, 2024. The conversion of restricted stock units granted after June 1, 2016, may be deferred for ten years or until termination of Board service. In addition to the conversion periods described above, restricted stock units will convert upon death or disability. Each restricted stock unit includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate common stock. Under the terms of the restricted stock unit awards, directors have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.
Non-employee directors do not receive stock options as part of their compensation as a result of a policy change effective on June 1, 2009. All outstanding stock options were exercisable as of December 31, 2016.
All outstanding options were awarded under the terms of the 2006 Equity Compensation Plan for Non-Employee Directors, which specifies that the exercise price for the option awards is equal to the fair market value of Allstate common stock on the grant date. For options granted in 2007 and 2008, the fair market value is equal to the closing sale price on the date of the grant. If there was no such sale on the grant date, then on the last previous day on which there was a sale. The options became exercisable in three substantially equal annual installments and expire ten years after grant. Stock option repricing is not permitted. An outstanding stock option will not be amended to reduce the option exercise price. However, the plan permits repricing in the event of an equity restructuring (such as a split) or a change in corporate capitalization (such as a merger).
(5)	This amount represents a charitable contribution made by Allstate to an entity selected by Mr. Beyer upon his retirement from the Board.

The Allstate Corporation	31

EXECUTIVE COMPENSATION

Proposal 2	Say-on-Pay: Advisory Vote on the Compensation of the Named Executives

The Board recommends a vote FOR this proposal.
●Independent oversight by compensation and succession committee with the assistance of an independent consultant.
●Executive compensation targeted at 50th percentile of peers and is structured to be aligned with total return to shareholders and our strategy.
●Compensation programs are working effectively. Annual incentive compensation funding for our named executives in 2016 was 55.1% of target, from 80.8% of target in the prior year, primarily due to the impact of auto insurance profit improvement actions on the total premium measure.
●Total shareholder return compares favorably to compensation.

We conduct a say-on-pay vote every year at the annual meeting. While the vote is non-binding, the Board and the compensation and succession committee (the “committee” as referenced throughout the Compensation Discussion and Analysis and Executive Compensation sections) consider the results as part of their annual evaluation of our executive compensation program.

You may vote to approve or not approve the following advisory resolution on the executive compensation of the named executives:

RESOLVED, on an advisory basis, the stockholders of The Allstate Corporation approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative on pages 33-66 of the Notice of 2017 Annual Meeting and Proxy Statement.

Allstate continued to execute operational improvements in a challenging external environment. These operational improvements, however, led to a modest decline in insurance policies in force and, in part, led to results below threshold on the total premiums performance measure in the annual incentive program. Operating income was below target due to catastrophe losses in excess of plan. Net investment income was close to target levels and total return on our investment portfolio was well above target.
Total shareholder return was 21.5% for 2016 in comparison to 16.5% for the compensation peer group.
Total 2016 compensation for the CEO decreased from 2015 by $1.1 million to $12.2 million excluding the change in pension value, as shown in the Summary Compensation Table.
The annual incentive compensation plan was funded for the named executives at 55.1% of target in 2016. Based on company and individual performance, the named executives received the following annual incentive payments, which were significantly lower than the prior two years’ awards:

Named Executive	2014 Annual Incentive ($)	2015 Annual Incentive ($)	2016 Annual Incentive ($)
Mr. Wilson	4,073,075	2,888,136	1,982,880
Mr. Shebik	883,619	850,000	600,000
Mr. Civgin	1,000,000	768,629	535,066
Ms. Fortin(1)	—	—	291,774
Mr. Winter	1,500,000	1,600,000	1,017,513
(1)	For Ms. Fortin, only the last fiscal year is shown since this is the first year she is a named executive officer.

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Executive Compensation	2017 Proxy Statement

Compensation Discussion and Analysis

EXECUTIVE OVERVIEW

Our Compensation Discussion and Analysis describes Allstate’s executive compensation program, including total 2016 compensation for our named executives listed below:

Thomas J. Wilson — Chair and Chief Executive Officer (CEO)
Steven E. Shebik — Executive Vice President and Chief Financial Officer (CFO)
Don Civgin — President, Emerging Businesses
Mary Jane Fortin — President, Allstate Financial
Matthew E. Winter — President

See Appendix C for a list of Allstate’s other executive officers.

Business Highlights

In 2016, Allstate successfully executed its strategy to serve the four customer segments with unique value propositions, met near-term financial commitments and invested in long-term growth platforms. Stockholders received $1.8 billion in cash in 2016 through a combination of stock repurchases and common stock dividends. Our management team continued to advance all five of our 2016 operating priorities:

Operating Priorities	Results
Better serve our customers through innovation, effectiveness, and efficiency
●Advanced the Allstate brand trusted advisor transformation by introducing new customer relationship initiation practices, including providing personalized insurance proposals to prospective customers.
●Effectively utilized a “net promoter score” to focus efforts to better serve customers.

Achieve target economic returns on capital
●Operating income* of $1.8 billion despite a 49.6% increase in catastrophe losses in 2016, generating an operating income return on capital* of 10.4%.
●Delivered a property-liability underlying combined ratio* of 87.9 for 2016, at the favorable end of the annual outlook range provided to investors.

Grow insurance policies in force	●Overall insurance policies in force declined modestly as increases in auto insurance pricing reduced both new business and customer retention. ●Strong growth at Allstate Benefits.

Proactively manage investments
●Net investment income of $3 billion was essentially on plan.
●Achieved 4.4% total return on the $82 billion investment portfolio in 2016.
●Performance-based investments, including private equity and real estate, grew 17.2% in 2016 to $6 billion.

Build and acquire long-term growth platforms
●Launched Arity, our telematics company, to provide software, data and analytics services.
●Agreed to acquire SquareTrade to expand Allstate’s protection offerings (closed in January 2017).
●Allstate Benefits achieved $1 billion in premiums and contract charges in 2016.

*	The operating income and underlying combined ratio measures are not based on accounting principles generally accepted in the United States of America (“non-GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in Appendix A.

The Allstate Corporation	33

2017 Proxy Statement	Executive Compensation

Allstate’s one-year total shareholder return was 21.5%. The following chart shows Allstate’s total shareholder return over one, three and five years relative to the market cap weighted average of the peer group used for 2016 compensation benchmarking (identified on page 46).

COMPARISON OF TOTAL SHAREHOLDER RETURN

Alignment of Pay with Performance

The committee designs the executive compensation program to deliver pay in accordance with corporate, business unit and individual performance. A large percentage of total target compensation is at risk through long-term equity awards and annual cash incentive awards. These awards are linked to performance measures that correlate with long-term stockholder value creation. The mix of target total direct compensation for 2016 for our CEO and the average of our other named executives is shown in the chart below.

CHIEF EXECUTIVE OFFICER	AVERAGE OF OTHER NAMED
EXECUTIVE OFFICERS

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Executive Compensation	2017 Proxy Statement

In addition to the compensation structure at target, the 2016 compensation paid to our named executives reflects strong pay for performance alignment.

●	Annual cash incentive. For our annual cash incentive award, we set performance ranges to align with our operating plan and strategy. The annual incentive plan was funded for the named executives at 55.1% of target. Allstate continued to execute operational improvements in a challenging external environment. These operational improvements, however, led to a modest decline in insurance policies in force and, in part, led to results below threshold on the total premiums performance measure in the annual incentive program. Operating income was below target due to catastrophe losses in excess of plan. Net investment income was close to target levels, and total return on our investment portfolio was well above target.

The following table shows the annual cash incentive award paid to each named executive as a percentage of target in the last three years.

AIP % OF TARGET

Name	2014	2015	2016
Mr. Wilson	118.9%	80.8%	55.1%
Mr. Shebik	118.9%	90.7%	62.3%
Mr. Civgin	114.3%	80.8%	55.1%
Ms. Fortin	—	—	51.2%
Mr. Winter	130.4%	89.3%	55.1%

●	Long-term incentive awards. Senior executives received equity grants in 2016 composed of 60% performance stock awards (“PSAs”) and 40% stock options. The committee selected Average Adjusted Operating Income ROE and Earned
Book Value as the performance measures for PSAs since those measures were deemed to be best correlated to long-term stockholder value. See pages 43-45. The 2014-2016 PSAs paid out at 87.1% of target.

CONSIDERATION OF 2016 STOCKHOLDER VOTE

Stockholders approved the 2016 say-on-pay resolution with approximately 95% of the votes cast in favor. The committee, with input from the independent compensation consultant, considered the vote results, investor input, and current market practices as it evaluated whether changes to the compensation program were warranted.

As we strive to continuously improve our practices, we made the following modifications to our program in 2016:
●	Annual Incentive Plan. Our annual incentive plan for 2016 included total return as a fourth performance measure, further aligning our short-term incentive program with our long-term investments strategy.
●	Stock Ownership Guidelines. The President and all executive vice presidents are now required to own Allstate common stock worth a multiple of three times their base salary.

The Allstate Corporation	35

2017 Proxy Statement	Executive Compensation

ALLSTATE’S EXECUTIVE COMPENSATION PRINCIPLES

Allstate’s executive compensation program includes industry best practices.

What We Do
Pay for Performance. A significant percentage of total target direct compensation is pay at-risk and is based on measurable performance goals.
Strong Link between Performance Measures and Strategic Objectives. Performance measures for incentive compensation are linked to operating priorities designed to create long-term stockholder value.
Independent Compensation Consultant. The committee retains an independent compensation consultant to review the executive compensation programs and practices.
Targeted Pay at 50th Percentile of Peers. The committee targets total direct compensation at the 50th percentile of peers.
Benchmark Peers of Similar Revenues and Business Complexity. The committee benchmarks our executive compensation program and reviews the composition of the peer group annually with the assistance of the independent compensation consultant.
Moderate Change-in-Control Benefits. Change-in-control severance benefits are three times target cash compensation for the CEO and two times target cash compensation for other executive officers.
Double Trigger in the Event of a Change in Control. Beginning with grants made in 2012, equity incentive awards have a double trigger; that is, they will not vest in the event of a change in control unless also accompanied by a qualifying termination of employment.
Maximum Payout Caps for Annual Cash Incentive Compensation and Performance Stock Awards (“PSAs”). The committee establishes a maximum limit on the number of PSAs and the amount of annual cash incentive that can be earned. The respective compensation plans also limit awards for certain executives.
Robust Equity Ownership and Retention Requirements. In addition to executive stock ownership guidelines, we extended holding requirements beginning with awards granted in 2014. Senior executives must hold a portion of their equity for one additional year after vesting of the PSAs or restricted stock units or exercise of options.
Clawback of Certain Compensation if Restatement or Covenant Breach. Certain awards made to executive officers are subject to clawback in specified circumstances.

What We Don’t Do
No Employment Agreements for Executive Officers. Our executive officers are at-will employees with no employment contracts.
No Guaranteed Annual Salary Increases or Bonuses. For the named executives, annual salary increases are based on evaluations of individual performance, while their annual cash incentives are tied to corporate and individual performance.
No Special Tax Gross Ups. No tax gross ups are provided beyond limited items which are generally available to all full-time employees.
No Repricing or Exchange of Underwater Stock Options. Our equity incentive plan does not permit repricing or exchange of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain transactions involving Allstate or a change in control.
No Plans that Encourage Excessive Risk-Taking. Based on the annual review, it was determined that the company’s compensation practices are appropriately structured and avoid incenting employees to engage in unnecessary and excessive risk-taking.
No Hedging or Pledging of Allstate Securities. Officers, directors, and employees are prohibited from hedging Allstate securities. Directors, executive officers and other senior executives are prohibited from pledging Allstate securities as collateral or holding securities in a margin account, unless an exception is granted by the Chair or lead director.
No Inclusion of Equity Awards in Pension Calculations. Compensation realized from the exercise of stock options or the settlement of PSAs is not used in the calculation of an employee’s pension benefit.
No Dividends Paid on Unvested PSAs. Dividend equivalents are accrued but not paid on PSAs until the performance conditions are satisfied and the PSAs vest after the performance measurement period.
No Excessive Perks. We offer only limited benefits as required to remain competitive and to attract and retain highly talented executives.

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Executive Compensation	2017 Proxy Statement

ELEMENTS OF 2016 EXECUTIVE COMPENSATION PROGRAM DESIGN

The following table lists the elements of target direct compensation for our 2016 executive compensation program. The committee uses the 50th percentile of our peer companies as a guideline when setting total target direct compensation. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using measures that correlate to stockholder value and align with our long-term strategic vision and operating priorities.

	Fixed		Variable
	Base Salary	Annual Cash Incentive Awards	Performance Stock Awards (“PSAs”)	Stock Options
Key Characteristics	●Fixed compensation component payable in cash. ●Reviewed annually and adjusted when appropriate.	●Variable compensation component payable annually in cash. ●Actual performance against annually established goals determines overall corporate pool, which is allocated based on individual performance.
●Equity award based on achieving performance goals.
●PSAs vest on the day before the third anniversary of the grant date based on actual performance against goals established at the beginning of the performance period.
●See page 45 for the retention requirements for PSAs.

●Non-qualified stock options to purchase shares at the market price when awarded. Vest ratably over three years.(1)
●Expire in ten years or in the event of retirement, the earlier of five years or normal expiration.
●See page 45 for the retention requirements for stock options.

Why We Pay This Element	●Provide a base level of competitive cash compensation for executive talent.	●Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.	●Motivate and reward executives for performance on key long-term measures. ●Align the interests of executives with long-term stockholder value and retain executive talent.	●Align the interests of executives with long-term stockholder value and retain executive talent.
How We Determine Amount	●Experience, job scope, market data, and individual performance. ●Senior executive payments are approved by the compensation and succession committee.
●A corporate-wide funding pool is based on performance on four measures:
●Adjusted Operating Income(2)
●Total Premiums(2)
●Net Investment Income(2)
●Total Return(2)
●Individual awards are based on job scope, market data, and individual performance.

●Target awards based on job scope, market data, and individual performance.
●Vested awards based on performance on Adjusted Operating Income Return on Equity(2) and Earned Book Value(2) with a requirement of positive Net Income for any payout above target.
●Target awards based on job scope, market data, and individual performance.
(1)	Stock options granted prior to February 18, 2014 vested over four years with 50% exercisable on the second anniversary of the grant date, and 25% exercisable on each of the third and fourth anniversary dates. The change to a three-year vesting schedule with one-third exercisable on each anniversary was made in 2014 to reflect current market practice.
(2)	For a description of how these measures are determined, see pages 64-66.

The Allstate Corporation	37

2017 Proxy Statement	Executive Compensation

COMPENSATION DECISIONS FOR 2016

Chief Executive Officer

Mr. Wilson, Chair and Chief Executive Officer
●Mr. Wilson’s total compensation and the amount of each compensation element are driven by the design of our compensation program, his experience, his responsibility for Allstate’s overall strategic direction, performance and operations, and the committee’s analysis of peer company CEO compensation. In conjunction with the committee’s independent compensation consultant, the committee conducts an annual review of Mr. Wilson’s total target direct compensation and determines if any changes are warranted.
●Mr. Wilson’s performance as Chair and CEO is evaluated under the following categories which are determined by the committee: operating results, total shareholder return, developing and implementing long-term strategy, maintaining and motivating a high performance team, corporate stewardship and Board effectiveness. Performance is assessed over one- and three-year time periods.
●Operating Results. Allstate made substantial progress in executing the profit improvement plan for auto insurance. However, the auto insurance profit improvement plan negatively impacted the total premiums measure in the annual incentive plan. Operating profit was below plan due to a substantial increase in catastrophe losses in 2016.
●Total Shareholder Returns. Total shareholder returns of 21.5% and 43.2% over one and three years are substantially higher than the compensation peer group (see page 34).
●Long-term Strategy. Successful execution of the customer segmentation strategy and building long-term growth platforms such as Arity and Allstate Benefits, and the acquisition of SquareTrade.
●High Performance Team. Allstate has a strong performance based culture, exceptional employee engagement and an excellent leadership team.
●Board Effectiveness. The Board is highly collaborative, transparent and fully engaged. Mr. Traquina joined the Board in 2016.
●During the 2016 annual review, the committee determined that Mr. Wilson’s target direct compensation was appropriately aligned with the median of the compensation peer group. Furthermore, Mr. Wilson’s annual cash incentive target of 300% of salary and long-term equity incentive target of 750% of salary remained unchanged.
●Salary. In 2016, the Board did not adjust Mr. Wilson’s salary of $1,200,000. Mr. Wilson’s last salary increase was in March 2015.
●Annual Cash Incentive Award. Mr. Wilson’s target annual incentive payment of 300% of base salary with a maximum funding opportunity for the award pool of 200% of target was unchanged in 2016. The committee approved an annual cash incentive award of $1,982,880, which was 55.1% of target and equal to the funding level as determined by the actual results for the four performance measures. This was 19.8% of the maximum payment established by the Board.
●Equity Incentive Awards. In February 2016, based on its assessment of Mr. Wilson’s performance in delivering strong business results in 2015, the committee granted him equity awards of stock options with a grant date fair value of $3,600,000 and performance stock awards with a grant date fair value of $5,400,028, which was Mr. Wilson’s target equity incentive award opportunity of 750% of salary.
●Other. The change in pension value for Mr. Wilson in 2016 of $1,574,760 was $3,907,387 lower than the change would have been had management not recommended a change in pension benefits beginning in 2014, as discussed on page 47. The total value of Mr. Wilson’s pension benefit as of December 31, 2016 is $13.4 million less than it would have been without the 2014 pension change.

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Executive Compensation	2017 Proxy Statement

Other Named Executives

Mr. Wilson and the Board evaluate the performance and contributions of each member of the senior leadership team, including each other named executive. Based on his review, Mr. Wilson recommended specific adjustments to salary as well as actual incentive awards. The recommendations were considered and approved by the committee.

Mr. Shebik, Executive Vice President and Chief Financial Officer
●Salary. The committee approved an increase from $750,000 to $775,000 during 2016, based on an evaluation of his performance, level of responsibility, and target compensation as compared to the peer group.
●Incentive Targets. No changes were made to Mr. Shebik’s incentive targets during 2016. Mr. Shebik’s annual incentive target was 125% of salary and his target equity incentive opportunity was 300% of salary.
●Annual Cash Incentive Award. The committee approved an annual cash incentive award of $600,000 for Mr. Shebik. This award was slightly above pool funding based on excellent performance in 2016. This was 11.1% of the maximum payment established by the Board.
●Equity Incentive Awards. In February 2016, based on a review of Mr. Shebik’s performance during 2015, the committee granted him equity awards with a grant date fair value of $2,749,985, which is approximately $500,000 above his target equity incentive award opportunity.
●2016 Performance. Mr. Shebik had exceptional performance in 2016. As Chief Financial Officer he was integral to all of the operational and strategic accomplishments across Allstate. He also served as Interim Chief Investment Officer beginning in April 2016 and delivered strong investment results.

Mr. Civgin, President, Emerging Businesses
●Salary. The committee approved an increase from $762,000 to $780,000 during 2016, based on an evaluation of his performance, level of responsibility, and target compensation as compared to the peer group.
●Incentive Targets. No changes were made to Mr. Civgin’s incentive targets during 2016. Mr. Civgin’s annual incentive target was 125% of salary and his target equity incentive opportunity was 300% of salary.
●Annual Cash Incentive Award. The committee approved an annual cash incentive award of $535,066 for Mr. Civgin, which was at the calculated pool funding and 9.9% of the maximum payment established by the Board.
●Equity Incentive Awards. In February 2016, based on a review of Mr. Civgin’s performance during 2015, the committee granted him equity awards with a grant date fair value of $2,400,027, which is approximately $114,000 above his target equity incentive award opportunity.
●2016 Performance. Mr. Civgin’s business results were slightly below plan as profit improvement initiatives were more complicated than expected. Excellent progress was made in building two long-term growth opportunities, Arity and Allstate Benefits.

Ms. Fortin, President, Allstate Financial
●Salary. The committee approved an increase from $625,000 to $634,375 during 2016, based on an evaluation of her performance, level of responsibility, and target compensation as compared to the peer group.
●Incentive Targets. No changes were made to Ms. Fortin’s incentive targets during 2016. Ms. Fortin’s annual incentive target was 90% of salary and her target equity incentive opportunity was 250% of salary.
●Annual Cash Incentive Award. The committee approved an annual cash incentive award of $291,774 for Ms. Fortin, which was slightly below calculated pool funding and 5.4% of the maximum payment established by the Board.
●Equity Incentive Awards. In February 2016, based on a review of Ms. Fortin’s performance during 2015, the committee granted her equity awards with a grant date fair value of $1,562,486, which was Ms. Fortin’s target equity incentive award opportunity of 250% of salary.
●2016 Performance. Allstate Life and Retirement operating income was above plan, but sales were below the prior year. Substantial long-term economic value should be created by the repositioning of the investment portfolio for the payout annuity liabilities.

The Allstate Corporation	39

2017 Proxy Statement	Executive Compensation

Mr. Winter, President
●Salary. The committee approved an increase from $800,000 to $825,000 during 2016, based on an evaluation of his performance, level of responsibility, and target compensation as compared to the peer group.
●Incentive Targets. No changes were made to Mr. Winter’s incentive targets during 2016. Mr. Winter’s annual incentive target was 225% of salary and his target equity incentive opportunity was 375% of salary.
●Annual Cash Incentive Award. The committee approved an annual cash incentive award of $1,017,513 for Mr. Winter, which was at calculated pool funding and 14.1% of the maximum payment established by the Board.
●Equity Incentive Awards. In February 2016, based on a review of Mr. Winter’s performance during 2015, the committee granted him equity awards with a grant date fair value of $3,200,016, which is approximately $200,000 above his target equity incentive award opportunity.
●2016 Performance.
●Operating income was below plan despite a 49.6% increase in catastrophe losses from the prior year. Excellent execution of the auto insurance profit improvement plan while maintaining attractive margins from homeowners insurance. Successfully utilized continuous improvement processes and operational oversight to reduce expenses.
●Enhanced long-term competitive position of Allstate agencies by implementing the trusted advisor strategy.
●Developed and recruited a strong senior leadership team.

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Executive Compensation	2017 Proxy Statement

INCENTIVE DESIGN AND GOAL SETTING

For the annual and long-term incentive programs, the committee oversees a rigorous and comprehensive goal-setting process. The committee works to identify performance measures and ranges of performance in the annual and long-term programs that (1) align with the company’s strategy, operating principles and priorities, and stockholder interests, (2) support the achievement of corporate goals, and (3) reflect the company’s overall performance. The following timeline of key events reflects the committee’s process:

INCENTIVE DESIGN, PAYOUT, AND GOAL-SETTING PROCESS

March-April
●Evaluate peer group to determine if any changes are required for the next performance cycle
●Compare actual compensation paid, operating results and stockholder returns from previous year to peer group as provided by the independent compensation consultant
●Review feedback from stockholders and governance firms

July-October
●Independent compensation consultant provides advice on incentive design and overall executive compensation program
●The consultant provides compensation data from the peer group and information on current market practices and industry trends

November-January
●Establish plan design, performance measures and ranges (target, threshold, and maximum) for upcoming year for annual incentive plan and long-term incentive awards
●Review plans and measures for alignment with enterprise risk and return principles

January-February
●Calculate the corporate pool for the annual incentive award based on actual performance
●Allocate the calculated corporate pool amongst Market Facing Businesses and Areas of Responsibility based on their operating performance in relationship to target amounts. Allocate these pools based on individual performance
●Determine the number of performance stock awards that vested for the applicable measurement period based on actual performance
●Approve specific measurable goals for current year for annual incentive plan and 3-year performance stock awards
●Review and approve salary adjustments and annual incentive and equity targets for executive officers

Ongoing
●Review compensation philosophy and objectives in light of company performance, company goals and strategy, stockholder feedback, and external benchmarking
●Monitor compensation estimates in comparison to actual and relative performance

The Allstate Corporation	41

2017 Proxy Statement	Executive Compensation

Salary

●

Executive salaries are set by the Board based on the committee’s recommendations. In recommending executive salary levels, the committee uses the 50th percentile of total target direct compensation of our peer companies as a guideline, which supports Allstate’s ability to compete effectively for and to retain executive talent. Annual merit increases for named executives are based on evaluations of their performance, using the enterprise-wide merit increase budget as a guideline.

Annual Cash Incentive Awards

●

At the beginning of the year, after extensive review, the committee sets performance measure goals based on the operating plan. Target performance is equal to the operating plan. Threshold and maximum measures are informed by probability testing, historical results, and operational performance scenarios. To further test the appropriateness of the ranges, the committee’s independent consultant provides advice based on peer performance, market expectations and industry trends. The chief risk officer reviews the performance measures and ranges to ensure they are consistent with Allstate’s risk and return principles.

●

Actual performance on the performance measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees. In 2016, the pool was funded based on the collective results of four measures: Adjusted Operating Income, Total Premiums, Net Investment Income, and Total Return. Funding for each measure is equal to 0% below threshold, 50% at threshold, 100% at target and 200% at maximum, and results between threshold, target and maximum are subject to interpolation.

●

In the event of a net loss, the corporate pool funding is reduced by 50% of actual performance for senior executives. For example, if performance measures ordinarily would fund the corporate pool at 60% and there was a net loss, then the corporate pool would be funded at 30% for senior executives. This mechanism ensures alignment of pay and performance in the event of a natural catastrophe or extreme financial market conditions.

●

Target annual incentive compensation percentages for each named executive are based on market data pay levels of peer companies and our benchmark target for total direct compensation at the 50th percentile.

●	Individual awards are based on individual performance in comparison to position-specific compensation targets and overall company performance.
●

In order to qualify annual cash incentive awards as deductible performance-based compensation under Internal Revenue Code section 162(m), Allstate has established the maximum awards that could be paid to any of the named executives as the lesser of the stockholder approved maximum of $10 million under the Annual Executive Incentive Plan or a percentage of an award pool. For 2016, the award pool is equal to 1.0% of Adjusted Operating Income (defined on pages 64-65), and the percentage of the award pool for Mr. Wilson is 35%, Mr. Winter, 20%, and for each other named executive, 15%. Although section 162(m) does not apply to the compensation of the CFO, the CFO was included in the award pool consistent with the award opportunity available to the other named executives. The committee retains complete discretion to pay less than the maximums established by the Annual Executive Incentive Plan and the award pool.

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Executive Compensation	2017 Proxy Statement

●	We paid the 2016 cash incentive awards in March 2017. The following table shows how the corporate pool was funded and distributed to individual participants:

Formulaic Calculation of Corporate Funding Pool		Annual Corporate Pool Distribution
Actual performance is determined after the end of the performance period. The pool available for distribution is calculated in accordance with a formula based on four performance measures. Adjusted Operating Income (aligns with stockholders’ expectations of current performance)(1) Total Premiums (captures growth and competitive position of the businesses)(1) Net Investment Income (a significant component of profitability)(1) Total Return (captures all investment results for the business)(1)	1.	Committee approves corporate pool based on review of actual performance in comparison to goals
	2.	CEO allocates portion of corporate pool for participants other than senior executives between business units and Areas of Responsibility based on relative performance against annual operating goals

●CEO did not exercise discretion in allocating pool funding between the Market Facing Businesses or Areas of Responsibility for 2015
●In 2016, the CEO applied positive discretion equal to 25% additional funding for the participants within the Investments group due to their strong results for the 2016 performance year. The positive discretion in Investments resulted in negative discretion of 5% for all other Market Facing Businesses and Areas of Responsibility

	3.	Committee’s compensation recommendations for the CEO are reviewed and approved by the independent directors of our Board in executive session
	4.	Committee reviews and approves CEO recommendations for executive officers based on individual performance and position-specific compensation targets
	5.	Individual awards for other employees are determined by senior leaders of Market Facing Businesses and Areas of Responsibility and are subject to approval by CEO – senior leaders are required to ensure the appropriate pay for performance by ensuring that high performing participants earn awards (as a percent of funding) that are at least 1.5 times the awards earned by lower performing participants for the annual incentive plan. The ratio must be at least 2.0 times for the equity components of compensation

(1)	The committee has discretion to determine the amount of the awards paid from the corporate pool to the named executives. For treatment of catastrophe losses and performance-based long-term income in the funding calculation, see discussion of performance measures on pages 64-66.

Performance Stock Awards and Stock Options

●

We grant equity awards to executives based on scope of responsibility, consistent with our philosophy that a significant amount of compensation should be in the form of equity. Additionally, from time to time, equity awards are granted to attract new executives and to retain existing executives.

●

In 2016 and 2017, the mix of equity incentives for senior executives was 60% PSAs and 40% stock options. We believe both PSAs and stock options are forms of performance-based incentive compensation because PSAs are earned based on achieving established performance goals and stock options require stock price appreciation to deliver value to an executive. The PSAs are awarded based on results over a three-year period with the actual number of PSAs vesting between 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE (70%) and Earned Book Value (30%) for the measurement period.

●	The committee selected Adjusted Operating Income ROE as a performance measure because it:
	●	Measures performance in a way that is tracked and understood by investors.
	●	Captures both income and balance sheet impacts, including capital management actions.
	●	Provides a useful gauge of overall performance while limiting the effects of factors management cannot influence, such as extreme weather conditions.
	●	Correlates to changes in long-term stockholder value.
●	Earned Book Value was selected to create greater alignment with the increase in performance-based assets in the investment portfolio.
●

Both measures are further described on pages 64-66. For both measures, the committee considered historical and expected performance, market expectations and industry trends when approving the range of performance.

●	For awards in 2014 and 2015, the number of PSAs that vest depends on the three-year Average Adjusted Operating Income ROE. Adjusted Operating Income ROE for those years is defined on pages 64-66.

The Allstate Corporation	43

2017 Proxy Statement	Executive Compensation

●

For all PSA awards, Adjusted Operating Income and Earned Book Value include a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure.

●	The committee requires positive net income in order for our executives to earn PSAs based on Adjusted Operating Income ROE above target. If Allstate has a net loss in a measurement period, the number of PSAs vested would not exceed target, regardless of the Adjusted Operating Income ROE. This hurdle is included to prevent misalignment between Allstate reported net income and the PSAs vested based on the Adjusted Operating Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

●

At the end of each measurement period, the committee certifies the level of our Adjusted Operating Income ROE and Earned Book Value achievement. The committee does not have the discretion to adjust the performance achievement for any measurement period. PSAs will vest following the end of the three-year performance cycle if the performance conditions are met, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

For the 2017-2019 award, the Average Adjusted Operating Income ROE and Earned Book Value measures are calculated, respectively, as follows:

Adjusted Operating Income(1)	±	Catastrophe Losses Adjustment	÷	Adjusted Common Shareholders’ Equity(2)	=	Average Adjusted Operating Income ROE
Average for three years in the performance cycle		Adjusted to reflect a minimum or maximum amount of catastrophe losses		Average of common shareholders’ equity excluding unrealized gains and losses, after tax, at December 2016, and at the end of each year in the performance cycle		70% of PSA Performance Measure

Earned Book Value: Compound annual growth rate between reported common shareholders’ equity at December 2016 and adjusted common shareholders’ equity at December 2019(3)
Common Shareholders’ Equity	+	Capital Transactions	±	Catastrophe Losses Adjustment	➔

Reported common shareholders’ equity at December 2019		Adjusted to add back common share repurchases and common share dividends during the performance period		Adjusted to reflect a minimum or maximum amount of catastrophe losses		30% of PSA Performance Measure

(1)	Adjusted Operating Income for the 2017-2019 PSA award is defined on pages 64-66.
(2)	Adjusted Common Shareholders’ Equity for the 2017-2019 PSA award is defined on page 66.
(3)	Earned Book Value is defined on page 66.

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Executive Compensation	2017 Proxy Statement

2017-2019 PERFORMANCE STOCK AWARD RANGE OF PERFORMANCE

	Performance Measures
	Threshold	Target	Maximum
Average Adjusted Operating Income ROE (70%)(1)	6.0%	11.0%	13.0%
Earned Book Value (Compound Annual Growth) (30%)	6.0%	9.0%	11.0%
Payout	0%	100%	200%
(1)	Subject to positive Net Income hurdle

EQUITY OWNERSHIP AND RETENTION REQUIREMENTS

Instituted in 1996, stock ownership guidelines require each of the named executives to own Allstate common stock worth a multiple of base salary to link management and stockholders’ interests. The following chart shows the salary multiple guidelines and the equity holdings that count towards the requirement.

The current stock ownership guidelines apply to 93 of our 192 senior executives and other officers as of December 31, 2016 and require these executives to hold 75% of net shares received as a result of equity compensation awards until their salary multiple guidelines are met.

STOCK OWNERSHIP AS MULTIPLE OF BASE SALARY AS OF DECEMBER 31, 2016

Named Executive	Guideline	Actual	Vested In The Money Option Value (after-tax)
Mr. Wilson	6	34	35
Mr. Shebik	3	9	6
Mr. Civgin	3	10	1
Ms. Fortin	3	6	0
Mr. Winter	3	11	9

What Counts Toward the Guideline
● Allstate shares owned personally and beneficially
● Shares held in the Allstate 401(k) Savings Plan
● Restricted stock units
What Does Not Count Toward the Guideline
● Unexercised stock options
● Unvested performance stock awards

Retention Requirements

Beginning with awards granted in 2014, Allstate added a requirement that, regardless of a senior executive’s stock ownership level, senior executives must retain at least 75% of net shares received as a result of equity compensation awards for one year. In the case of PSAs and restricted stock units, senior executives must retain 75% of net after-tax shares after the three or four-year vesting period for one year. In the case of stock options, senior executives must retain 75% of all shares remaining after covering the exercise price of the shares and taxes. This retention requirement applies to approximately 9% of officers in 2016.

Policies on Hedging and Pledging Securities

We have a policy that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options. We instituted a policy in 2014 that prohibits senior executives and directors from pledging Allstate securities as collateral for a loan or holding such securities in a margin account, unless an exception is granted by the Chair or lead director.

Timing of Equity Awards and Grant Practices

Typically, the committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the committee to align awards with our annual performance and business goals.

Throughout the year, the committee may grant equity incentive awards to newly hired or promoted executives or to retain or recognize executives. The grant date for these awards was fixed as the third business day of a month following the later of committee action or the date of hire or promotion, or for recognition grants, such other date specified by the committee.

For additional information on the committee’s practices, see portions of the Board Leadership Structure and Practices section of this proxy statement on pages 23-24, and 26.

The Allstate Corporation	45

2017 Proxy Statement	Executive Compensation

PEER BENCHMARKING

The committee monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Compensation Advisory Partners, the committee’s independent compensation consultant, provided executive compensation data, information on current market practices, and alternatives to consider when determining compensation for our named executives. The committee benchmarks executive compensation program design, executive pay, and performance against a group of peer companies that are publicly-traded. Product mix, market segment, annual revenues, premiums, assets, and market value were considered when identifying peer companies. The committee believes Allstate competes against these companies for executive talent, business and stockholder investment. The committee reviews the composition of the peer group annually with the assistance of its compensation consultant. In 2016, the committee made one change to the peer group. The Chubb Corporation and Ace Ltd. merged and the resulting entity (Chubb Limited) is now included in the peer group. CNA Financial Corporation will be included as a peer company for 2017 compensation benchmarking. The following table reflects the peer group used for 2016 compensation benchmarking.

PEER COMPANIES(1)

					Total Shareholder Return (%)
Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	One Year	Three Years	Five Years
AFLAC Inc.	22.6	28.2	129.8	19.2	19.0	12.2	81.4
American International Group, Inc.	52.4	65.0	498.3	37.1	7.5	33.3	194.5
Chubb Limited	31.7	61.6	159.8	28.7	15.4	36.9	111.3
The Hartford Financial Services Group, Inc.	18.3	17.8	223.4	14.8	11.6	38.5	218.5
Manulife Financial Corporation	29.1	26.3	400.5	15.6	22.7	-1.0	95.9
MetLife, Inc.	63.5	59.0	898.8	48.4	15.0	8.6	95.6
The Progressive Corporation	23.4	20.6	33.4	22.5	14.4	43.9	116.7
Prudential Financial, Inc.	58.8	44.7	784.0	36.9	31.3	22.2	136.0
The Travelers Companies, Inc.	27.6	34.2	100.2	24.5	10.8	43.9	130.5
Allstate	36.5	27.1	108.6	33.6	21.5	43.2	196.6
Allstate Ranking Relative to Peers:
— Property and Casualty
Insurance Products	3 of 7	5 of 7	5 of 7	3 of 7	1 of 7	3 of 7	2 of 7
— Life Insurance
and Financial Products	4 of 7	5 of 7	7 of 7	4 of 7	3 of 7	1 of 7	2 of 7
— All Peer Companies	4 of 10	7 of 10	8 of 10	4 of 10	3 of 10	3 of 10	2 of 10
(1)	Information as of year-end 2016.

In its executive pay discussions, the committee also considered compensation information for 19 general industry companies in the S&P 100 with fiscal year 2015 revenues between $24 billion and $53 billion. The committee uses compensation surveys for certain executives that provide information on companies of similar size and business mix as Allstate, as well as companies with a broader market context.

The committee uses the 50th percentile of our peer group as a guideline in setting the target total direct compensation of our named executives. Within the guideline, the committee balances the various elements of compensation based on individual experience, job scope and responsibilities, performance, and market practices.

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Executive Compensation	2017 Proxy Statement

OTHER ELEMENTS OF COMPENSATION

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we offer the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers	All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	●	●	●
Supplemental retirement benefit	●	●
Health and welfare benefits(2)	●	●	●
Supplemental long-term disability	●	●
Deferred compensation	●	●
Tax preparation and financial planning services(3)	●	●
Personal use of aircraft, ground transportation,
and mobile devices(4)	●	●
Tickets to Allstate events(5)	●	●	●
(1)	Allstate contributed $0.80 for every dollar of matchable pre-tax or Roth 401(k) deposits made in 2016 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance. For named executives and other senior officers, Allstate offers an executive physical program.
(3)	All officers are eligible for tax preparation services. Financial planning services were provided only to senior executives.
(4)	The Board encourages the CEO to use our corporate aircraft when it improves his efficiency in managing the company, even if it is for personal purposes. Personal usage is counted as taxable compensation. The committee also approved the President’s usage of corporate aircraft for personal use up to 40 hours annually. In limited circumstances approved by the CEO, other senior executives are permitted to use our corporate aircraft for personal purposes. Ground transportation is available to senior executives. Mobile devices are available to senior executives, other officers, and certain managers and employees depending on their job responsibilities.
(5)	Tickets to Allstate sponsored events or the Allstate Arena are offered as recognition for service.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of our regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist. Effective January 1, 2014, Allstate modified its defined benefit pension plans so that all eligible employees earn future pension benefits under a new cash balance formula.

Change-in-Control and Post-Termination Benefits

Consistent with our compensation objectives, we offer these benefits to attract, motivate, and retain executives. A change in control of Allstate could have a disruptive impact on both Allstate and our executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of our executives and our stockholders.

The following summarizes Allstate’s change-in-control benefits for the executive officers:

●	The change-in-control severance plan (CIC Plan) does not include excise tax gross ups or a lump sum cash pension enhancement.
●

For the CEO, the amount of cash severance payable is three times the sum of base salary and target annual incentive. For the other executive officers, the amount of cash severance payable is two times the sum of base salary and target annual incentive.

●

In order to receive the cash severance benefits under the CIC Plan, a participant must have been terminated (other than for cause, death, or disability) or the participant must have terminated employment for good reason (such

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2017 Proxy Statement	Executive Compensation

as adverse changes in the terms or conditions of employment, including a material reduction in base compensation, a material change in authority, duties, or responsibilities, or a material change in job location) within two years following a change in control.

●

Long-term equity incentive awards vest on an accelerated basis due to a change in control only if the participant has been terminated (other than for cause, death, or disability) or the participant terminated employment for good reason (as defined above) within two years following a change in control.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change in Control section on pages 60-62 are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Clawback of Compensation

Awards made to executive officers after May 19, 2009, under short- and long-term incentive compensation plans, are subject to clawback in the event of certain financial restatements. Annual cash incentive and equity awards granted after May 19, 2009 are also subject to cancellation or recovery in certain circumstances if the recipient violates non-solicitation covenants. Equity awards granted after February 21, 2012, are subject to cancellation in certain circumstances if the recipient violates non-competition covenants.

Impact of Tax Considerations on Compensation

We may take a tax deduction of no more than $1 million per executive for compensation paid in any year to our CEO and the three other most highly compensated executives, excluding any individual that served as CFO during the year, as of the last day of the fiscal year in which the compensation is paid, unless the compensation meets specific standards. We may deduct more than $1 million in compensation if the compensation is performance-based and paid under a plan that meets certain requirements. The committee considers the impact of this Internal Revenue Code rule in developing, implementing, and administering our compensation programs. However, the committee balances this consideration with our primary goal of structuring compensation programs to attract, motivate, and retain highly talented executives. In light of this balance and the need to maintain flexibility in administering compensation programs, the committee may authorize compensation in any year that exceeds $1 million and does not meet the required standards for deductibility.

EARNED ANNUAL CASH INCENTIVE AWARDS

In 2016, the total corporate pool was based on four measures: Adjusted Operating Income, Total Premiums, Net Investment Income, and Total Return. The 2016 annual incentive plan targets for Adjusted Operating Income and Net Investment Income were lower than actual 2015 performance to reflect the fact that 2015 catastrophe losses were below expected levels and continued low interest rates negatively impact net investment income. The 2016 targets did factor in improved auto insurance profitability, maintenance of attractive returns from homeowners insurance and continued strong expense controls. Modest adjustments were made to the range between threshold and maximum for Total Premiums in alignment with the operating plan and the probability of achieving the results.

The 2017 annual incentive plan targets are not included since those targets do not relate to 2016 pay, and because target performance is set at the 2017 operating plan, which is proprietary information.

For a description of how the 2016 measures are determined, see pages 64-65. The ranges of performance and 2016 actual results are shown in the following table.

2016 ANNUAL CASH INCENTIVE AWARD RANGES OF PERFORMANCE

Measure	Threshold	Target	Maximum	Actual Results	%Target
Adjusted Operating Income (in millions)	$1,500	$2,000	$2,500	$1,928	92.8%
Total Premiums (in millions)	$34,200	$34,700	$35,200	$33,872	0.0%
Net Investment Income (in millions)	$2,850	$3,050	$3,250	$3,042	98.0%
Total Return	0%	3.5%	6.5%	4.4%	130.0%
Payout Percentages
Named Executives(1)	50%(2)	100%	200%		55.1%
(1)	Payout percentages reflect contribution to incentive compensation pool. Actual awards are fully discretionary and vary depending on individual performance.
(2)	Actual performance below threshold results in a 0% payout.

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PERFORMANCE STOCK AWARDS (“PSAs”)

For the last four PSA grants, the performance measures and levels of performance needed to earn the threshold, target and maximum number of PSAs, as well as actual results and payout percentages, are set forth in the table below. The total shareholder returns for Allstate and its peers are also shown.

PERFORMANCE STOCK AWARDS RANGES OF PERFORMANCE

Performance Cycle(1)	Threshold	Target	Maximum	Actual Results	Payout Percentage	Total Shareholder Returns
						Allstate	Peers
Vested Awards
2013-2015(2)	6.0%	12.0%	13.5%	12.8%	154.8%	63.0%	63.1%
2014-2016	6.0%	13.0%	14.5%	12.1%	87.1%	43.2%	26.8%
Outstanding Awards
2015-2017	6.0%	13.5%	14.5%	Two year results are currently below target(3)		9.5%	16.5%
2016-2018
-Adjusted				One year results are currently below target for both measures(3)
Operating Income
ROE (70%)	6.0%	13.0%	14.0%
-Earned Book
Value (30%)	6.0%	12.0%	15.0%			21.5%	16.5%
Payout	0%	100%	200%

	Subject to positive Net Income hurdle For Adjusted Operating Income ROE
(1)	For the performance cycles prior to 2016, Average Adjusted Operating Income ROE was the performance measure. In 2016, Earned Book Value was added as a second performance measure.
(2)	Represents the average of the separate 1-year performance goals and payouts. Actual results are 13.4%, 13.2%, 11.9% with payout percentage of 200.0%, 180.0% and 84.3% for 2013, 2014 and 2015, respectively.
(3)	Payouts under the PSAs are based on performance over the three-year period, and actual results will not be known until the end of the performance period.

The following table shows the target number of PSAs granted to each of our named executives for the 2014-2016, 2015-2017 and 2016-2018 performance cycles.

PERFORMANCE CYCLE(1)

Named Executive	Target Number of PSAs for 2014-2016 Performance Cycle	Target Number of PSAs for 2015-2017 Performance Cycle	Target Number of PSAs for 2016-2018 Performance Cycle
Mr. Wilson	73,783	65,054	86,650
Mr. Shebik	17,248	15,910	26,476
Mr. Civgin	20,123	16,872	23,107
Ms. Fortin	n/a	3,287	15,043
Mr. Winter	25,153	21,921	30,809
(1)	The actual number of PSAs that will vest will vary from 0% to 200% of the target PSAs based on Average Adjusted Operating Income ROE or Average Adjusted Operating Income ROE and Earned Book Value for the measurement period. The number of PSAs that vest will be determined in 2017, 2018 and 2019, respectively.

Compensation Committee Report

The compensation and succession committee has reviewed and discussed with management the Compensation Discussion and Analysis contained on pages 33-49 of this proxy statement. Based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND SUCCESSION COMMITTEE

John W. Rowe (Chair)	Michael L. Eskew	Herbert L. Henkel	Andrea Redmond

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for the last three fiscal years. However, only the last fiscal year is shown for Ms. Fortin since this is the first year she is a named executive.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)	Total Without Change in Pension Value ($)(5)
Thomas J. Wilson	2016	1,200,000	—	5,400,028	3,600,000	1,982,880	1,574,760	55,847	13,813,515	12,238,755
Chair and Chief	2015	1,191,346	—	4,599,968	4,599,996	2,888,136	532,116	62,131	13,873,693	13,341,577
Executive Officer	2014	1,141,346	—	3,849,997	3,850,001	4,073,075	2,632,215	94,751	15,641,385	13,009,170
Steven E. Shebik	2016	770,673	—	1,649,984	1,100,001	600,000	479,800	28,690	4,629,148	4,149,348
Executive Vice	2015	750,000	—	1,124,996	1,124,999	850,000	185,312	28,180	4,063,487	3,878,175
President and Chief	2014	652,500	—	900,001	899,998	883,619	827,696	26,960	4,190,774	3,363,078
Financial Officer
Don Civgin	2016	776,885	—	1,440,028	959,999	535,066	88,721	38,727	3,839,426	3,750,705
President, Emerging	2015	760,808	—	1,193,019	1,192,993	768,629	46,822	37,195	3,999,466	3,952,644
Businesses	2014	700,000	—	1,050,018	1,049,996	1,000,000	135,885	26,560	3,962,459	3,826,574
Mary Jane Fortin	2016	632,752	—	937,480	625,006	291,774	27,366	30,682	2,545,060	2,517,694
President, Allstate
Financial
Matthew E. Winter	2016	820,673	—	1,920,017	1,279,999	1,017,513	121,710	153,663	5,313,575	5,191,865
President	2015	799,423	—	1,550,034	1,550,004	1,600,000	80,745	79,399	5,659,605	5,578,860
	2014	766,539	—	1,312,484	1,312,504	1,500,000	139,076	39,016	5,069,619	4,930,543
(1)	The aggregate grant date fair value of PSAs granted in 2016, 2015, and 2014 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs is based on the final closing price of Allstate’s common stock on the grant date, which in part reflects the payment of expected future dividends. (See note 18 to our audited financial statements for 2016.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value of PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs granted in 2016 to each named executive is provided in the Grants of Plan-Based Awards table on page 52. The value of the PSAs granted in 2016 at grant date share price if maximum corporate performance were to be achieved is as follows: Mr. Wilson $10,800,056, Mr. Shebik $3,299,969, Mr. Civgin $2,880,056, Ms. Fortin $1,874,960, and Mr. Winter $3,840,034.
(2)	The aggregate grant date fair value of option awards is computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions (see note 18 to our audited financial statements for 2016) as set forth in the following table:

	2016	2015	2014
Weighted average expected term	5.0 years	6.5 years	6.5 years
Expected volatility	16.0-34.3%	16.0-37.8%	16.8-42.2%
Weighted average volatility	24.3%	24.7%	28.3%
Expected dividends	1.9-2.1%	1.6-2.1%	1.7-2.2%
Weighted average expected dividends	2.1%	1.7%	2.1%
Risk-free rate	0.2-2.4%	0.0-2.4%	0.0-3.0%
This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2016 to each named executive is provided in the Grants of Plan-Based Awards table on page 52.
(3)	Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2016, 2015, and 2014. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to our audited financial statements for 2016.)

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The following table reflects the respective change in the actuarial value of the benefits provided to the named executives in 2016:

Name	ARP ($)	SRIP ($)
Mr. Wilson	113,353	1,461,407
Mr. Shebik	124,367	355,433
Mr. Civgin	14,350	74,371
Ms. Fortin	7,861	19,505
Mr. Winter	12,991	108,719
Interest rates and other assumptions can have a significant impact on the change in pension value from one year to another.

Effective January 1, 2014, Allstate modified its pension plans so that all eligible employees earn future pension benefits under a new cash balance formula. The change in actuarial value of benefits provided for each named executive in 2016 would have been as indicated in the following table under the prior formula:

Name	ARP ($)	SRIP ($)
Mr. Wilson	184,530	5,297,617
Mr. Shebik	203,850	2,426,861
Mr. Civgin	12,341	88,922
Ms. Fortin	6,979	1,368
Mr. Winter	10,271	86,457
(4)	The following table describes the incremental cost of other benefits provided in 2016 that are included in the “All Other Compensation” column.

Name	Personal Use of Aircraft(1) ($)	401(k) Match(2) ($)	Other(3) ($)	Total All Other Compensation ($)
Mr. Wilson	16,837	10,600	28,410	55,847
Mr. Shebik	—	10,600	18,090	28,690
Mr. Civgin	—	10,600	28,127	38,727
Ms. Fortin	—	10,412	20,270	30,682
Mr. Winter	121,998	10,600	21,065	153,663
	(1)	The amount reported for personal use of aircraft is based on the incremental cost method, which is calculated based on Allstate’s average variable costs per flight hour. Variable costs include fuel, maintenance, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. This method of calculating the incremental cost excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, costs incurred in purchasing the aircraft, and non-trip related hangar expenses.
	(2)	Each of the named executives participated in our 401(k) plan during 2016. The amount shown is the amount allocated to their accounts as employer matching contributions. Ms. Fortin will not be vested in the employer matching contribution until she has completed three years of vesting service.
	(3)	“Other” consists of personal benefits and perquisites related to mobile devices, tax preparation services, financial planning, ground transportation, executive physical related items and supplemental long-term disability coverage. There was no incremental cost for the use of mobile devices. We provide supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2016, and therefore, no incremental cost is reflected in the table. Mr. Civgin was also provided limited home security protection during the year.
(5)	We have included an additional column to show total compensation minus the change in pension value. The amounts reported in this column may differ substantially from, and are not a substitute for, the amounts reported in the “Total” column required under SEC rules. The change in pension value is subject to several external variables, including interest rates, that are not related to company or individual performance and may differ significantly based on the formula under which the benefits were earned.

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Grants of Plan-Based Awards at Fiscal Year-end 2016

The following table provides information about awards granted to our named executives during fiscal year 2016.

Name	Grant Date	Plan Awards(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Stock Awards	Option Awards
Mr. Wilson	—	Annual cash incentive	1,800,000	3,600,000	10,000,000
	02/11/2016	PSAs				0	86,650	173,300			5,400,028
	02/11/2016	Stock options							295,324	62.32		3,600,000
Mr. Shebik	—	Annual cash incentive	481,899	963,798	5,400,000
	02/11/2016	PSAs				0	26,476	52,952			1,649,984
	02/11/2016	Stock options							90,238	62.32		1,100,001
Mr. Civgin	—	Annual cash incentive	485,717	971,434	5,400,000
	02/11/2016	PSAs				0	23,107	46,214			1,440,028
	02/11/2016	Stock options							78,753	62.32		959,999
Ms. Fortin	—	Annual cash incentive	284,800	569,600	5,400,000
	02/11/2016	PSAs				0	15,043	30,086			937,480
	02/11/2016	Stock options							51,272	62.32		625,006
Mr. Winter	—	Annual cash incentive	923,668	1,847,336	7,200,000
	02/11/2016	PSAs				0	30,809	61,618			1,920,017
	02/11/2016	Stock options							105,004	62.32		1,279,999
(1)	Awards under the Annual Executive Incentive Plan and the 2013 Equity Incentive Plan.
(2)	The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Earned Annual Cash Incentive Awards caption on page 48. The maximum amount is based on the maximum amount that could be paid to a named executive to qualify the annual cash incentive award as deductible under section 162(m). The maximum amount payable to any named executive who served as CFO during the year is an amount equal to 15% of the 162(m) award pool described on pages 64-65. The maximum amount payable to the CEO and the three most highly compensated executives, excluding any named executive who served as CFO during the year, is the lesser of a stockholder-approved maximum of $10 million under the Annual Executive Incentive Plan or a percentage, which varies by executive, of the award pool. The award pool is equal to 1.0% of Adjusted Operating Income with award opportunities capped at 35% of the pool for Mr. Wilson, 20% for Mr. Winter, and 15% of the pool for each other named executive. Adjusted Operating Income is defined on pages 64-65. For a description of the ranges of performance established by the committee for the 2016 annual incentive, which are lower than the section 162(m) limits, see page 48.
(3)	The amounts shown in these columns reflect the threshold, target, and maximum PSAs for the named executives. The threshold amount for each named executive is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 49.
(4)	The exercise price of each option is equal to the closing sale price on the New York Stock Exchange on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.
(5)	The aggregate grant date fair value of the PSAs was $62.32 and stock option award was $12.19, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The assumptions used in the valuation are discussed in footnotes 1 and 2 to the Summary Compensation Table on page 50.

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PERFORMANCE STOCK AWARDS (“PSAs”)

PSAs represent our promise to transfer shares of common stock in the future if certain performance measures are met. For the awards granted in 2016, performance is measured in a single three-year measurement period, and the actual number of PSAs that vest will vary from 0% to 200% of that period’s target PSAs based on Average Adjusted Operating Income ROE (70%) and Earned Book Value (30%) for the measurement period. For a definition of how those measures are calculated, see pages 64-66. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. PSAs will vest following the end of the three-year performance cycle if the performance conditions are met, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

STOCK OPTIONS

Stock options represent an opportunity to buy shares of our stock at a fixed exercise price at a future date. We use them to align the interests of our executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit.

Under our stockholder-approved equity incentive plan, the exercise price cannot be less than the closing price of a share on the grant date. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

All stock option awards have been made in the form of non-qualified stock options. The options granted to the named executives beginning in 2014 become exercisable over three years. One-third of the stock options will become exercisable on the anniversary of the grant date for each of the three years. The change to the vesting schedule beginning in 2014 was made to reflect current market practice. For the vesting schedule for other option grants, see footnote 1 to the Outstanding Equity Awards at Fiscal Year-end 2016 table. All of the options expire ten years from the grant date, unless an earlier date has been approved by the committee in connection with certain change-in-control situations or other special circumstances such as termination, death, or disability.

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Outstanding Equity Awards at Fiscal Year-end 2016

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2016.

Name	Option Awards(1)					Stock Awards(2)
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Wilson	02/26/2008	338,316	0	48.82	02/26/2018
	02/22/2010	417,576	0	31.41	02/22/2020
	02/22/2011	447,808	0	31.74	02/22/2021
	02/21/2012	444,060	0	31.56	02/21/2022
	02/12/2013	272,556	90,853	45.61	02/12/2023
	02/18/2014	206,158	103,079	52.18	02/18/2024	02/18/2014	64,265	4,763,322
	02/18/2015	98,164	196,330	70.71	02/18/2025	02/18/2015			65,054	4,821,802
	02/11/2016	0	295,324	62.32	02/11/2026	02/11/2016			86,650	6,422,498
Mr. Shebik	02/22/2010	33,616	0	31.41	02/22/2020
	02/22/2011	35,197	0	31.74	02/22/2021
	02/21/2012	26,446	0	31.56	02/21/2022
	03/06/2012	35,014	0	31.00	03/06/2022
	02/12/2013	56,391	18,797	45.61	02/12/2023
	02/18/2014	48,192	24,097	52.18	02/18/2024	02/18/2014	15,023	1,113,505
	02/18/2015	24,007	48,016	70.71	02/18/2025	02/18/2015			15,910	1,179,249
	02/11/2016	0	90,238	62.32	02/11/2026	02/11/2016			26,476	1,962,401
Mr. Civgin	02/12/2013	0	21,930	45.61	02/12/2023
	02/18/2014	56,224	28,113	52.18	02/18/2024	02/18/2014	17,527	1,299,101
	02/18/2015	25,458	50,918	70.71	02/18/2025	02/18/2015			16,872	1,250,553
	02/11/2016	0	78,753	62.32	02/11/2026	02/11/2016			23,107	1,712,691
Ms. Fortin	10/05/2015	5,393	10,788	59.90	10/05/2025	10/05/2015	43,824	3,248,235	3,287	243,632
	02/11/2016	0	51,272	62.32	02/11/2026	02/11/2016			15,043	1,114,987
Mr. Winter	02/22/2011	101,869	0	31.74	02/22/2021
	02/21/2012	144,175	0	31.56	02/21/2022
	02/12/2013	79,495	26,499	45.61	02/12/2023
	02/18/2014	70,281	35,141	52.18	02/18/2024	02/18/2014	21,908	1,623,821
	02/18/2015	33,077	66,155	70.71	02/18/2025	02/18/2015			21,921	1,624,785
	02/11/2016	0	105,004	62.32	02/11/2026	02/11/2016			30,809	2,283,563
(1)	The options granted in 2014 and after vest over three years: one-third will become exercisable on the anniversary of the grant date for each of the three years. The options granted in 2012 and 2013 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the closing price of Allstate’s common stock on the grant date. If there was no sale on the grant date, the closing price is calculated as of the last previous day on which there was a sale.
(2)	The awards listed in this table are PSAs, except for Ms. Fortin’s new hire award of restricted stock units in 2015. The 43,824 shares listed above represent three-fourths of her original award granted on October 5, 2015. The shares convert in four increments with one-fourth of the total shares converting on the anniversary of the grant date for the succeeding four years.

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(3)	The aggregate value and aggregate number of exercisable and unexercisable in-the-money options as of December 31, 2016, for each of the named executives are as follows:

	Exercisable		Unexercisable
Name	Aggregate Number (#)	Aggregate Value ($)	Aggregate Number (#)	Aggregate Value ($)
Mr. Wilson	2,224,638	76,899,780	685,586	9,006,081
Mr. Shebik	258,863	8,309,637	181,148	2,293,134
Mr. Civgin	81,682	1,320,366	179,714	2,344,939
Ms. Fortin	5,393	76,688	62,060	758,415
Mr. Winter	428,897	14,374,456	232,799	2,991,116
(4)	The PSAs vest in one installment on the day before the third anniversary of the grant date.
(5)	Amount is based on the closing price of our common stock of $74.12 on December 30, 2016.
(6)	The PSAs vest in one installment on the day before the third anniversary of the grant date. The number of shares that ultimately vest may range from 0 to 200% of the target depending on actual performance during the three-year performance period. For a description of the PSA program and the performance measures used, see pages 43-45 and 49. The number of PSAs reflected in this column for the 2015 and 2016 awards are the number of shares that would vest if the target level of performance is achieved. Final payouts under the PSAs will not be known until the respective performance period is completed.

Option Exercises and Stock Vested During 2016

The following table summarizes the options exercised by the named executives during 2016 and the PSAs or restricted stock units that vested during 2016.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Wilson	262,335	3,079,813	130,638	8,141,360
Mr. Shebik	61,334	1,631,726	32,356	2,019,478
Mr. Civgin	214,412	5,682,556	35,627	2,220,275
Ms. Fortin	0	0	14,607	990,939
Mr. Winter	55,785	2,003,768	43,050	2,682,876
(1)	Of the options exercised in 2016 by Mr. Wilson and Mr. Shebik, 262,335 and 15,571, respectively, were due to expire in the first quarter of 2017.

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Retirement Benefits

The following table provides information about the pension plans in which the named executives participate. Each of the named executives participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP).

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Wilson	ARP	23.8	1,047,349	0
	SRIP	23.8	14,448,421	0
Mr. Shebik	ARP	28.2	1,275,795	0
	SRIP	28.2	3,667,002	0
Mr. Civgin	ARP	8.3	63,328	0
	SRIP	8.3	382,650	0
Ms. Fortin(3)	ARP	1.3	7,861	0
	SRIP	1.3	19,505	0
Mr. Winter	ARP	7.2	53,032	0
	SRIP	7.2	495,031	0
(1)	These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. The present value of the accumulated benefit was determined using the same measurement date (December 31, 2016) and material assumptions that we use for year-end financial reporting purposes, except that we made no assumptions for early termination, disability, or pre-retirement mortality. Other assumptions include the following:
●Retirement at the normal retirement age as defined in the plans (age 65). ●Discount rate of 4.15%.
Other assumptions for the final average pay formula include the following:

●80% paid as a lump sum and 20% paid as an annuity; for the cash balance formula, 100% paid as a lump sum.
●Lump-sum/annuity conversion segmented interest rates of 2.75% for the first five years, 5.00% for the next 15 years, and 5.75% for all years after 20.
●Lump sum calculations were done using the RP-2014 mortality table projected with the MP-2016 projection table, with a blend of 50% males and 50% females. The RP-2014 mortality table and MP-2016 projection table were created by the Society of Actuaries. Allstate adopted these tables for accounting on December 31, 2016 to measure retirement program obligations in the United States; however, benefits are not determined using these factors in 2016 or 2017.
●Annuity calculations were done using the RP-2014 white collar mortality table for annuitants projected with the MP-2016 projection table.

See note 17 to our audited financial statements for 2016 for additional information.
(2)	The following table shows the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2016, if the named executives’ employment terminated on that date.

Name	Plan Name	Lump Sum Amount ($)
Mr. Wilson	SRIP	16,229,913
Mr. Shebik	SRIP	4,129,068
Mr. Civgin	SRIP	387,879
Ms. Fortin	SRIP	19,867
Mr. Winter	SRIP	498,672
The amount shown is based on the lump sum methodology used by the Allstate pension plans in 2017. Specifically, the interest rate for 2017 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. As required under the Internal Revenue Code, the mortality table used for 2017 is the 2017 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females.
(3)	Ms. Fortin is not currently vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

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ALLSTATE RETIREMENT PLAN (ARP)

Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid. Before January 1, 2014, ARP participants earned benefits under one of two formulas (final average pay or cash balance) based on their date of hire or their choice at the time Allstate introduced the cash balance formula. In order to better align our pension benefits with market practices, provide future pension benefits more equitably to Allstate employees, and reduce costs, final average pay benefits were frozen as of December 31, 2013. As of January 1, 2014, all eligible participants earn benefits under a cash balance formula only.

Final Average Pay Formula — Frozen as of 12/31/13

Benefits under the final average pay formula were earned and are stated in the form of a straight life annuity payable at the normal retirement age of 65. Messrs. Shebik and Wilson have earned final average pay benefits equal to the sum of a Base Benefit and an Additional Benefit. The Base Benefit equals 1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 through 2013. The Additional Benefit equals 0.65% of the amount of the participant’s average annual compensation that exceeds the participant’s covered compensation, multiplied by credited service after 1988 through 2013. Covered compensation is the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age. Messrs. Shebik and Wilson are eligible for a reduced early retirement benefit which would reduce their Base Benefit by 4.8% for each year of early payment before age 65 and their Additional Benefit by 8% for each year of early payment from age 62 to age 65 and 4% for each year of early payment from age 55 to age 62, prorated on a monthly basis based on age at the date payments begin.

Cash Balance Formula — For all Participants Beginning 1/1/14

All named executives earned benefits under the cash balance formula in 2016. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 3% to 5% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year. Prior to 2014, Messrs. Civgin and Winter earned cash balance credits equal to 2.5% of eligible annual compensation after they completed one year of vesting service based on the prior cash balance formula.

SUPPLEMENTAL RETIREMENT INCOME PLAN (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula(s) specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the applicable ARP formula(s). The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.

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CREDITED SERVICE

No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to any of the named executives. Messrs. Shebik and Wilson have combined service with Allstate and its former parent company, Sears, Roebuck and Co., of 28.2 and 23.8 years, respectively. As a result, a portion of their retirement benefits will be paid from the Sears pension plan. Consistent with the pension benefits of other employees with Sears service who were employed by Allstate at the time of the spin-off from Sears in 1995, Messrs. Shebik’s and Wilson’s final average pay pension benefits under the ARP and the SRIP are calculated as if each had worked his combined Sears-Allstate career with Allstate through December 31, 2013, and then are reduced by amounts earned under the Sears pension plan.

ELIGIBLE COMPENSATION

Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years through 2013.

PAYMENT OPTIONS

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality assumptions as required under the Internal Revenue Code.

The lump sum payment under the cash balance benefit is generally equal to a participant’s account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

TIMING OF PAYMENTS

Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of three years of service or upon reaching age 65.

Final average pay benefits are payable at age 65. A participant with final average pay benefits may be entitled to a reduced early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service.

A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

The following SRIP payment dates assume a retirement or termination date of December 31, 2016:

●	Messrs. Shebik’s and Wilson’s SRIP benefits earned prior to 2005 would become payable as early as January 1, 2017. Benefits earned after 2004 would be paid on July 1, 2017, or following death.
●	Mr. Civgin’s SRIP benefit would be paid on July 1, 2017, or following death.
●	Mr. Winter’s SRIP benefit would be paid on July 1, 2017, or following death.
●	Ms. Fortin’s SRIP benefit is not currently vested but would become payable following death.

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Non-Qualified Deferred Compensation at Fiscal Year-end 2016

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of our named executives in 2016. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Wilson	0	0	131,704	0	891,608
Mr. Shebik	0	0	20,464	0	155,797
Mr. Civgin	0	0	0	0	0
Ms. Fortin	0	0	0	0	0
Mr. Winter	0	0	0	0	0
(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, we allow the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($265,000 in 2016), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants. The notional investment options available in 2016 under the Deferred Compensation Plan are: stable value, S&P 500, international equity, Russell 2000, mid-cap, and bond funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are credited, recorded, or paid. Our Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily, subject to certain trading restrictions.

The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.

An irrevocable distribution election is required before making any deferrals into the plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service. The earliest distribution date for deferrals on or after January 1, 2005, and earnings and losses on these amounts, is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire balance earned and vested prior to January 1, 2005, and earnings and losses on these amounts, subject to forfeiture of 10% of such balance. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

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Potential Payments as a Result of Termination or Change in Control (CIC)

The following table lists the compensation and benefits that Allstate would generally provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2016 equity incentive awards. Relevant prior practices are described in the footnotes.

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change-in-Control(2)	Death	Disability
Base Salary	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately
Severance Pay	None	None	Lump sum equal to two times salary and annual incentive at target, except for CEO who receives three times salary and annual incentive at target(3)	None	None
Annual Incentive(4)	Forfeited	Prorated for the year and subject to discretionary adjustments(5)	Prorated at target (reduced by any amounts actually paid)	Prorated for the year and subject to discretionary adjustments	Prorated for the year and subject to discretionary adjustments
Stock Options(4)(6)	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement, continue to vest. All expire at earlier of five years or normal expiration(7)	Awards vest upon qualifying termination after a CIC	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately and expire at earlier of two years or normal expiration
Restricted Stock Units(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement, continue to vest(7)	Awards vest upon qualifying termination after a CIC	Awards vest and are payable immediately	Awards vest and are payable immediately
Performance Stock Awards(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest and are paid out based on actual performance(7)	Awards vest based on performance upon a qualifying termination after a CIC(8)	Awards vest and are payable immediately(9)	Awards vest and are payable immediately(9)
Non-Qualified Pension Benefits(10)	Distributions commence per plan	Distributions commence per plan	Immediately payable upon a CIC	Distributions commence per plan	Participant may request payment if age 50 or older

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Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change-in-Control(2)	Death	Disability
Deferred Compensation(11)	Distributions commence per participant election	Distributions commence per participant election	Immediately payable upon a CIC	Payable within 90 days	Distributions commence per participant election
Health, Welfare and Other Benefits	None	None	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)	None	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan
(1)	Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change in control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.
(2)	In general, a change in control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change in control, the named executives become subject to covenants prohibiting solicitation of employees, customers, and suppliers until one year after termination of employment. If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control plan, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
(3)	Under the change-in-control plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change in control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change-in-control plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, or a material change in the geographic location where the named executive performs services.
(4)	Named executives who receive an equity award or an annual cash incentive award after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, the Board or the committee, to the extent permitted by applicable law, may recover compensation provided to the named executive (including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award) if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.
(5)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 10 years of service or age 60 with five years of service.
(6)	Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the one-year period following termination of employment. Named executives who received equity awards granted between February 21, 2012, and May 20, 2013, are subject to a non-compete provision while they are employed and for the two-year period following termination of employment. If a named executive violates the non-competition covenant, the Board or the committee may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

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(7)	Retirement definitions and treatment for purposes of stock options, restricted stock units, and performance stock awards are as follows:

Date of award on or after February 21, 2012
Definition	Early Retirement-age 55 with 10 years of service; Normal Retirement-age 60 with at least five years of service
Treatment
●Unvested awards not granted within 12 months of retirement continue to vest.
●Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.
●Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Stock option awards granted in 2012 and before have vested and will expire at the earlier of five years from the date of retirement or the expiration date of the option.
(8)	For completed measurement periods with results certified by the committee, the earned amount continues to vest. For open cycles, the committee will determine the number of PSAs that continue to vest based on actual performance up to the change in control.
(9)	For open cycles, the payout is based on the target number of PSAs.
(10)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(11)	See the Non-Qualified Deferred Compensation at Fiscal Year-end 2016 section for additional information on the Deferred Compensation Plan and distribution options available.
(12)	If a named executive’s employment is terminated due to death during the two years after the date of a change in control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination due to disability during the two years after the date of a change in control, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

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ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives, such as deferred compensation and non-qualified pension benefits. Benefits and payments are calculated assuming a December 31, 2016, employment termination date.

Name	Severance ($)	Annual Incentive Plan(2) ($)	Stock Options — Unvested and Accelerated ($)	Restricted Stock Units and Performance Stock Awards — Unvested and Accelerated ($)	Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Wilson
Termination/Retirement(3)	0	1,982,880	8,615,701	15,288,139	0		25,886,720
Termination due to
Change in Control(4)	14,400,000	3,600,000	9,006,081	16,007,622	73,195	(5)	43,086,898
Death	0	1,982,880	9,006,081	16,007,622	0		26,996,583
Disability	0	1,982,880	9,006,081	16,007,622	12,026,900	(6)	39,023,483
Mr. Shebik
Termination/Retirement(3)	0	600,000	2,173,847	4,035,315	0		6,809,162
Termination due to
Change in Control(4)	3,487,500	968,750	2,293,134	4,255,155	73,195	(5)	11,077,734
Death	0	600,000	2,293,134	4,255,155	0		7,148,289
Disability	0	600,000	2,293,134	4,255,155	3,541,488	(6)	10,689,777
Mr. Civgin
Termination/Retirement(3)	0	0	0	0	0		0
Termination due to
Change in Control(4)	3,510,000	975,000	2,344,939	4,262,345	73,195	(5)	11,165,479
Death	0	535,066	2,344,939	4,262,345	0		7,142,350
Disability	0	535,066	2,344,939	4,262,345	6,391,461	(6)	13,533,811
Ms. Fortin
Termination/Retirement(3)	0	0	0	0	0		0
Termination due to
Change in Control(4)	2,410,625	570,938	758,415	4,606,854	73,195	(5)	8,420,027
Death	0	291,774	758,415	4,606,854	0		5,657,043
Disability	0	291,774	758,415	4,606,854	0	(6)	5,657,043
Mr. Winter
Termination/Retirement(3)	0	0	0	0	0		0
Termination due to
Change in Control(4)	5,362,500	1,856,250	2,991,116	5,532,169	73,195	(5)	15,815,230
Death	0	1,017,513	2,991,116	5,532,169	0		9,540,798
Disability	0	1,017,513	2,991,116	5,532,169	6,132,345	(6)	15,673,143
(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.
(2)	The 2016 annual incentive plan payment is payable to all named executives as a result of death and disability. In addition, it is payable to Messrs. Wilson and Shebik in the event of retirement. The amount listed for the annual incentive plan payment upon termination due to a change in control is shown at target as defined in the change-in-control severance plan.
(3)	As of December 31, 2016, Messrs. Shebik and Wilson are the only named executives eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans.
(4)	The values in this change-in-control row represent amounts paid if both the change in control and qualifying termination occur on December 31, 2016. PSAs are paid out based on actual performance; for purposes of this table, the 2014-2016 cycle is shown at 87.1% of target and the 2015-2017 and 2016-2018 cycles are reflected at target. Beginning with awards granted in 2012, equity awards do not accelerate in the event of a change in control unless also accompanied by a qualifying termination of employment. A change in control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits.

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Please see the Non-Qualified Deferred Compensation at Fiscal Year-end 2016 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(5)	The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services is $50,000 for each named executive.
(6)	The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The monthly benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.

Performance Measures for 2016

The following pages contain descriptions of the performance measures used for executive incentive compensation. They were developed uniquely for incentive compensation purposes, are non-GAAP measures and are not reported in our financial statements. The committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which our executives have little influence or control. The committee monitors compensation estimates during the year based on actual performance on these measures, and the internal audit department reviews the final results.

Adjusted Operating Income: This measure is calculated uniquely for annual cash incentive awards, the 162(m) pool, and each PSA performance cycle. For each plan, Adjusted Operating Income is equal to net income applicable to common shareholders as reported in The Allstate Corporation annual report on Form 10-K adjusted for the after-tax effect of the items indicated below:

	Indicates adjustments to Net Income	Annual Cash Incentive Awards/162(m) Pool	Performance Stock Awards(1)
Net income applicable to common shareholders, excluding:
—	Realized capital gains and losses (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments
—	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on amortization of deferred acquisition and deferred sales inducement costs)
—	Business combination expenses and amortization of purchased intangible assets
—	Gain (loss) on disposition of operations
—

Other significant non-recurring, infrequent or unusual items, when the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or there has been no similar charge or gain within the prior two years, including:

●Change in accounting for investments in qualified affordable housing projects(2)
Operating income subtotal (See Appendix A)
—	Restructuring or related charges
—	Underwriting results of Discontinued Lines and Coverages segment
—	Effects of acquiring and selling businesses
—	Adjustments to be consistent with financial reporting used in establishing the measure

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Indicates adjustments to Net Income	Annual Cash Incentive Awards/162(m) Pool	Performance Stock Awards(1)
Adjusted Operating Income before adjustment for volatile items(3)

Adjustment for after-tax volatile items	Adjusted to include minimum or maximum amount of after-tax catastrophe losses and income from performance-based long-term investments(4)	Three-year average adjusted to include a minimum or maximum amount of after-tax catastrophe losses
Adjusted Operating Income
(1)	Adjusted Operating Income is a performance measure for the 2014-2016, 2015-2017 and 2016-2018 performance cycles. The 2015-2017 and 2016-2018 performance cycles do not qualify for final measurement as of December 31, 2016; the items checked above and after-tax volatile items indicate items that by definition may impact the final measurement when the three-year cycle and final measurement is completed.
(2)	Adjustment impacts only the calculations for the 2014-2016 performance cycle.
(3)	Volatile items include catastrophe losses and income from performance-based long-term investments (“PBLT income”) depending on the measure.
(4)	162(m) pool volatile items adjustment only excludes actual amount of after-tax catastrophe losses. 2016 annual cash incentive award adjustment for volatile items was not required.

ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES FOR 2016

●	Adjusted Operating Income: This measure is used to assess financial performance. In 2016, Adjusted Operating Income was $1,928 million compared to reported operating income of $1,838 million, an increase of $90 million. It was adjusted to remove the impacts of the underwriting loss of the Discontinued Lines and Coverages segment and restructuring and related charges.
●	Net Investment Income: This measure is used to assess the financial operating performance provided from investments. Net investment income as reported in the consolidated statement of operations is adjusted to include a minimum or maximum amount of income from performance-based long-term investments if the actual amounts are less than or exceed those amounts, respectively. Net Investment Income is also subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses. In 2016, no adjustments were necessary and Net Investment Income of $3,042 million was equal to reported net investment income.
●	Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as described below.
Allstate Protection premiums written is equal to the Allstate Protection net premiums written as reported in management’s discussion and analysis in The Allstate Corporation annual report on Form 10-K.
Allstate Financial premiums and contract charges are equal to life and annuity premiums and contract charges reported in the consolidated statement of operations.

Total Premiums is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses. No such adjustments were necessary in 2016.

Total Premiums of $33,872 million were equal to reported Total Premiums.
●

Total Return: This measure is used to assess financial performance of the investment portfolio. Total return is calculated as the ratio of the sum of net investment income, realized capital gains and losses, the change in unrealized net capital gains and losses, and the change in the difference between fair value and carrying value of mortgage loans, cost method limited partnerships, bank loans and agent loans, divided by the average fair value balances at the beginning and at the end of 2016.

Total Return is subject to adjustment to be consistent with the financial reporting used in establishing the measure and to exclude the effects of acquiring and selling businesses. In 2016, no adjustments were necessary and Total return was 4.4%.

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PERFORMANCE STOCK AWARD PERFORMANCE MEASURES FOR THE 2014-2016 AND 2015-2017 PERFORMANCE CYCLES

●	Three-Year Average Adjusted Operating Income Return on Equity: It is calculated as the ratio of the average Adjusted Operating Income for the three years in the period divided by the average of Adjusted Common Shareholders’ Equity at December 31 of the year-end immediately preceding the period and at the end of each year in the three-year period.

●	Adjusted Common Shareholders’ Equity is equal to common shareholders’ equity excluding the net effects of unrealized net capital gains and losses. It is subject to adjustments to be consistent with the financial reporting used in establishing the measure and to exclude the net effects of acquiring and selling businesses. Adjusted
Common Shareholders’ Equity at December 31 of the year-end immediately preceding the period is not subject to adjustment.
●	Three-year Average Adjusted Operating Income Return on Equity for the 2014-2016 performance cycle was 12.1%, compared to our reported operating income return of equity of 10.4%, 11.6% and 12.6% for the three years ended 2016, 2015 and 2014, respectively, and the three year average of 11.5%. The primary adjustments relate to removing the impacts of the underwriting loss of the Discontinued Lines and Coverages segment, restructuring and related charges, net effects of selling businesses and adjusting for the change in accounting for investments in qualified affordable housing projects.

PERFORMANCE STOCK AWARD PERFORMANCE MEASURES FOR THE 2016-2018 AND 2017-2019 PERFORMANCE CYCLES

●	Three-Year Average Adjusted Operating Income Return on Equity (measure weighted at 70%): These cycles are calculated in a similar manner to the 2014-2016 and 2015-2017 cycles as disclosed above, but are adjusted to reflect the foreign exchange rate used in establishing the measure (in place of actual foreign currency translation) for any period if the Total Premiums measure for the Annual Incentive Plan is adjusted for foreign exchange rates.

●	Earned Book Value (measure weighted at 30%): Earned book value is the increase between common shareholders’ equity at December 31 of the year-end immediately preceding the three-year period and adjusted common shareholders’ equity at December 31 of the last year of the three-year period expressed as a compound annual growth rate. Adjusted common shareholders’ equity is equal to common shareholders’ equity at December 31 of the last year of the three-year period adjusted to:

	—	Add back reductions for common share repurchases and declared common shareholder dividends during the three-year period.
—	Remove the impact of other significant non-recurring, infrequent or unusual items in excess of a threshold.

—	Reflect a minimum or maximum amount of after-tax catastrophe losses if the actual after-tax catastrophe losses are more or less than +/- 20% respectively of the three years of catastrophe losses used to establish the measure.

—	Be consistent with the financial reporting used in establishing the measure.

—	Exclude the effects of acquiring and selling businesses.

—	Reflect the foreign exchange rate used in establishing the measure (in place of actual foreign currency translation) for any period if the Total Premiums measure for the Annual Incentive Plan is adjusted for foreign exchange rates.

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OTHER COMPENSATION PROPOSALS

Proposal 3	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executives

The Board recommends that you vote to conduct future advisory votes on executive compensation EVERY YEAR.
●Our stockholders have expressed interest in annual say-on-pay proposals.
●The Board values the opportunity to receive annual feedback to respond to changing market conditions.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, every six years, stockholders must vote on whether executive compensation votes (say-on-pay) should occur every year, every two years, or every three years.

The Board of Directors recommends that future advisory votes on executive compensation occur every year, as is the current practice. This provides the basis for proactive dialogue between the Board and stockholders annually on the company’s pay practices. When Allstate last presented this issue for vote in 2011, approximately 64% of the votes cast supported an annual frequency.

Stockholders will be able to specify one of four choices for this proposal: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. While this advisory vote is non-binding on the Board of Directors, the Board intends to adopt the frequency supported by the largest number of votes cast.

The Board of Directors recommends that you vote to conduct future advisory votes on executive compensation EVERY YEAR.

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2017 Proxy Statement	Other Compensation Proposals

Proposal 4	Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors

The Board recommends a vote FOR the approval of the Plan.
●Director pay is reviewed and benchmarked against our peers annually.
●The Plan includes a number of provisions that reflect best practice, including an annual limit on equity awards to directors.
●The director pay program is aligned with stockholder interests as a meaningful portion of director compensation is in the form of equity.
●Allstate cannot make equity awards to non-employee directors beyond the remaining allotment under the 2006 plan. The new Plan authorizes 400,000 shares for equity grants to Allstate’s independent directors.

We are asking stockholders to approve The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors (the “2017 Plan”), which was approved by the Board subject to approval by the stockholders at the 2017 Annual Meeting of Stockholders. The 2017 Plan will become effective upon stockholder approval and is intended to replace The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors, which was approved by stockholders on May 16, 2006 (the “2006 Plan”). The maximum number of shares available under the 2006 Plan was 600,000 shares. As of March 1, 2017, there were approximately 117,000 shares remaining for issuance. Upon effectiveness of the 2017 Plan, any shares remaining for issuance under the 2006 Plan will no longer be available for future awards and the Board will no longer have authority to grant new awards under the 2006 Plan.

The Board believes that it is both desirable and appropriate for a meaningful portion of a non-employee director’s compensation to continue to be paid in the form of equity. Equity-based compensation aligns the interests of non-employee directors with those of stockholders. If the stockholders fail to approve the 2017 Plan, Allstate will not be able to make equity-based awards to our non-employee directors beyond the remaining allotment under the 2006 Plan of 117,000 shares.

The 2017 Plan contains a number of provisions that reflect best practices, including:

●	An annual limit on awards to non-employee directors;
●	No awards with an exercise price less than fair market value on the grant date;
●	No repricing or the exchange of underwater awards without stockholder approval, except in the case of certain corporate transactions;
●	No annual “evergreen” provision (i.e., no automatic annual increase in the number of shares available for future awards); and
●

Material amendments (defined as an increase in the number of shares authorized for issuance, materially modifying participation requirements, or materially increasing the benefits accruing to non-employee directors) require stockholder approval.

Our directors are currently granted equity awards with a three-year settlement provision (except for death, disability and termination of Board service), subject to further deferral based on the director’s election.

The following is a summary of the 2017 Plan’s material features and is qualified in its entirety by reference to Appendix D, which contains the complete 2017 Plan.

SUMMARY OF THE PLAN

Purpose

The purpose of the 2017 Plan is to align the long-term interests of the directors with the interests of Allstate’s stockholders and customers. In addition, the 2017 Plan is intended to help motivate, attract and retain highly qualified persons to serve as directors.

Shares Available Under the Plan

The maximum number of shares that may be issued under the 2017 Plan will be 400,000 shares. Awards may be granted under the 2017 Plan from authorized but unissued shares or treasury stock. If any stock subject to an award is forfeited, or an award is cancelled, expired or settled in cash, or in the case of an award that is not a stock option, that is settled without delivery of shares of stock, the stock that is subject to such award will again be available for distribution in connection with future awards under the 2017 Plan. Shares of stock that are withheld to satisfy the option exercise price related to a stock option or other award shall be deemed to be issued under the 2017 Plan. As of March 1, 2017, the closing price of the Company’s common stock as reported on the New York Stock Exchange was $82.69.

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Other Compensation Proposals	2017 Proxy Statement

In setting the number of shares issuable under the 2017 Plan, the committee and the Board considered a number of factors. These factors included:

●	How long the shares available are expected to last;
●

Historical equity award granting practices, including our three-year average share usage rate (commonly referred to as burn rate) under all of Allstate’s equity plans for employees and non-employee directors – Allstate’s three-year average burn rate of 1.32% is lower than the industry thresholds referenced by some Allstate stockholders; and

●	Total estimated cost of all of the company’s equity plans relative to peers.

Eligibility

Each director of Allstate who is not also an officer or employee of Allstate or its subsidiaries (a “non-employee director”) is eligible to participate in the 2017 Plan. The Board, upon recommendation of the committee, determines the non-employee directors to whom awards will be granted. The nominees for election as directors at the 2017 Annual Meeting, other than Mr. Wilson, are non-employee directors and will be eligible for awards under the 2017 Plan.

Administration

The 2017 Plan will be administered by Allstate’s nominating and governance committee or such other committee as the Board selects (the “committee” as referenced throughout this Proposal 4). Each member of the committee is a non-employee director not eligible to participate in any other company equity compensation plan (other than the 2006 Plan). The 2017 Plan provides that the committee shall recommend to the full Board the size, type and terms and conditions of awards. The committee has the authority to interpret the 2017 Plan and to establish or amend any rules for its administration.

Types of Awards

The 2017 Plan provides for awards of stock options, stock, restricted stock, restricted stock units (RSUs), election shares, and other awards as determined by the Board upon recommendation of the committee.

Limitations on Awards

The aggregate grant date fair value of any awards that are valued by reference to, or based in, stock (other than election shares) to a non-employee director during a calendar year may not exceed $800,000.

Restricted Stock and Restricted Stock Units

The 2017 Plan provides that restricted stock and/ or RSUs may be granted to a non-employee director at such time, in such number and subject to such terms as determined by the Board upon recommendation of the committee.

Each award of restricted stock or RSUs shall specify the number, the period of restriction, whether and the extent to which restricted stock or RSUs shall be forfeitable and whether cash dividends or dividend equivalents (other than large non-recurring cash dividends) are provided for in the award. Restricted stock and RSUs shall become freely transferable after the last day of the applicable restriction period provided in the award. Payment of vested RSUs shall be made following the end of the restriction period in either shares of common stock or cash of equal value (or a combination thereof). Unless the Board determines otherwise, non-employee directors holding restricted stock may exercise full voting rights on those shares during the restriction period.

In the event of a change of control of the company, as defined by the 2017 Plan, the successor corporation may either assume outstanding RSUs or substitute substantially equivalent RSUs. If RSUs are neither assumed nor substituted, then all outstanding RSUs shall be immediately payable in shares of common stock upon consummation of the change of control.

Stock Options

The 2017 Plan provides that stock options may be granted to a non-employee director at such time, in such number and subject to such terms as determined by the Board upon the committee’s recommendation. The Board’s current practice is not to award stock options to non-employee directors.

Each stock option award shall specify the option exercise price (which may not be less than 100% of the fair market value of Allstate common stock on the date of grant), its term (which may not exceed ten years), the number of shares of stock to which the option pertains, the period during which the option is exercisable, and the vesting schedule. The 2017 Plan defines fair market value as the price at which a share of Allstate stock was last sold in the principal U.S. market for the stock as of the date that fair market value is being determined. Outstanding stock option grants may not be amended for the sole purpose of reducing the option exercise price. No dividend equivalents shall be provided with respect to options. No stock option may be granted on account of the use of stock to exercise a prior stock option.

Stock options may be exercised by delivery of a notice of intent to purchase a specific number of shares subject to the option terms. The exercise price for the shares must be paid in full at the time of exercise. Payment may be made in cash

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2017 Proxy Statement	Other Compensation Proposals

or its equivalent, by tendering previously acquired shares of common stock, by broker-assisted cashless exercises, by share withholding, or any combination of the foregoing. In the event of a change of control of Allstate, as defined by the 2017 Plan, the successor corporation may either assume outstanding stock options or substitute substantially equivalent stock options. If stock options are neither assumed nor substituted, then all outstanding and unvested stock options shall become immediately exercisable and shall terminate if not exercised as of the date of the change of control or other prescribed time period.

Election to Receive Stock-In-Lieu of Retainer

In lieu of receiving the cash compensation payable for services as a non-employee director, including annual lead director and committee chair retainer fees, a non-employee director may elect in writing to reduce, in ten percent increments, these cash fees and instead receive shares with a fair market value equal to the amount by which the cash fees were reduced (referred to as election shares). The election must be made no later than one business day prior to the year to which the election relates and will remain in effect until revoked or changed for a prospective period. Shares shall be issued on the date cash compensation is payable to the director. Only whole shares may be issued; fractional shares are payable in cash.

Other Awards

The Board, upon recommendation of the committee, may issue stock free of any forfeiture or transferability restrictions, and may also grant other awards and determine the manner and timing of payment under or settlement of these awards. The committee will recommend to the Board whether and to what extent the awards will be entitled to cash dividends, dividend equivalents or other distributions, except that no dividend equivalents shall be provided for options.

Adjustments for Certain Events

The committee will make equitable adjustments to the maximum number of shares of common stock that may be delivered under the 2017 Plan and to outstanding awards to reflect an equity restructuring that causes the per share value of stock to change, such as stock dividends, stock splits, spin-offs, rights offerings, or recapitalizations. The Board, upon recommendation by the committee, will make equitable adjustments to the maximum number of shares of common stock that may be delivered under the 2017 Plan and to outstanding awards in the event of any other change in corporate capitalization such as mergers, consolidations, reorganizations, or liquidation events to prevent dilution or enlargement of rights.

Transferability

In general, each award shall not be assignable or transferable other than by will or the laws of descent and distribution. Vested portions of stock options may be transferred to certain family members or to a trust, foundation or any other entity meeting certain ownership requirements. However, in no event may a transfer be made for consideration.

Amendment of the Plan

The Board may amend, modify or terminate the 2017 Plan at any time and in any respect, provided that no amendment shall either (1) increase the total number of shares of common stock that can be issued under the 2017 Plan, (2) materially modify the requirements for participation in the 2017 Plan, or (3) materially increase the benefits accruing to non-employee directors under the 2017 Plan, unless in each instance the amendment is approved by Allstate’s stockholders.

Duration of the Plan

The 2017 Plan will expire ten years after the 2017 Annual Meeting of Stockholders, if approved by our stockholders. The expiration will not affect any outstanding awards under the 2017 Plan, and the terms and conditions of this 2017 Plan will continue to apply to those awards.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2017 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The following is a general summary of the current federal income tax consequences related to awards that may be granted under the 2017 Plan. Federal tax laws may change and the federal, state and local tax consequences for any non-employee director will depend upon his or her individual circumstances. This summary does not address all potential tax consequences related to awards, such as estate and gift taxes, foreign taxes and state and local taxes.

Stock Options

Generally a non-employee director will not have any taxable income and Allstate is not entitled to any deduction on the grant of a stock option.

Upon the exercise of the stock option, the non-employee director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price on

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Other Compensation Proposals	2017 Proxy Statement

the date of exercise. Allstate is generally entitled to a deduction equal to and at the same time the non-employee director recognizes ordinary income. If vested portions of stock options are transferred under the limited circumstances allowed by the 2017 Plan, any taxes payable upon a transferee’s subsequent exercise of the option remain the obligation of the non-employee director, the original option holder.

Use of Common Stock to Pay Option Exercise Price of a Stock Option

If a non-employee director delivers previously acquired common stock in payment of all or part of the option exercise price of a stock option, the director will not, as a result of such delivery, recognize taxable income or loss of any appreciation or depreciation in value of the tendered common stock. The non-employee director’s tax basis in the tendered stock carries over to any equal number of the option shares received on a share-for-share fair market value basis. The fair market value of the shares received in excess of the tendered shares constitutes compensation taxable to that director as ordinary income. Allstate may be entitled to a tax deduction equal to the compensation income recognized by the non-employee director, and at the same time such income is recognized.

Restricted Stock, Restricted Stock Units and Stock Awards

Generally a non-employee director will not have any taxable income on the grant of restricted stock and RSUs. When restrictions lapse on restricted stock, that director will recognize ordinary income in an amount equal to the fair market value of the shares. A non-employee director may elect to be taxed at the time of grant, in which case he or she will recognize ordinary income on the date of grant equal to the fair market value of the shares on the grant date. For RSUs, a non-employee director recognizes ordinary income equal to the fair market value of the shares received upon settlement of the units with cash or shares of common stock. A non-employee director will recognize ordinary income on the grant date of stock, in an amount equal to the fair market value of the stock on the grant date. Allstate generally will be entitled to a tax deduction at the time and in the amount that a non-employee director recognizes ordinary income.

SECTION 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of a non-qualified deferred compensation plan, which includes certain types of equity incentive compensation. Allstate intends for the awards granted under the 2017 Plan to comply with or be exempt from the requirements of Section 409A and the Treasury regulations thereunder.

NEW PLAN BENEFITS

It is not possible at this time to determine the benefits or amounts of awards that will be made in the future under the 2017 Plan. However, subject to stockholder approval and consistent with past practices, the Board intends to provide each non-employee director with equity compensation for 2017 consisting of an RSU award on June 1, 2017 equal in value to $155,000 divided by the closing price of a share of Allstate common stock on such grant date, rounded to the nearest whole share.

The table below sets forth the awards that would be received by the non-employee directors as a group during 2017 under the 2017 Plan if approved and the Board proceeds with its planned awards.

NEW PLAN BENEFITS 2017 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Name and Position	Number of Shares Underlying Options anticipated to be Granted(2)	Number of RSUs anticipated to be Granted(2)
All current non-employee directors as a group(1)	0	Not available
(1)	No other groups, such as executive officers or employees, are eligible to receive awards under the 2017 Plan.
(2)	Annual awards under the 2017 Plan are expected to be made on June 1. The number of RSUs that will be granted to the non-employee directors is not available at this time. It will be equal in value to $155,000 divided by the closing price of a share of Allstate common stock on the grant date, rounded to the nearest whole share.

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2017 Proxy Statement	Other Compensation Proposals

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information as of December 31, 2016, with respect to The Allstate Corporation’s equity compensation plans for all of its employees and non-employee directors:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans
Approved by Security Holders(1)	17,076,608	(2)	$50.01	19,750,494	(3)
Total	17,076,608	(2)	$50.01	19,750,494	(3)
(1)	Consists of the 2013 Equity Incentive Plan, which amended and restated the 2009 Equity Incentive Plan; the 2006 Equity Compensation Plan for Non-Employee Directors, and the Equity Incentive Plan for Non-Employee Directors (the equity plan for non-employee directors prior to 2006). The Allstate Corporation does not maintain any equity compensation plans not approved by stockholders.
(2)	As of December 31, 2016, 1,678,566 restricted stock units (RSUs) and 1,838,092 performance stock awards (“PSAs”) were outstanding. The weighted-average exercise price of outstanding options, warrants, and rights does not take into account RSUs and PSAs, which have no exercise price. PSAs are reported at the maximum potential amount awarded for incomplete performance periods and the amount earned for the 2014 PSA grant, reduced for forfeitures. For incomplete performance periods, the actual number of shares earned may be less and are based upon measures achieved at the end of the three-year performance period for those granted in 2015 and 2016.
(3)	Includes 19,633,233 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, stock appreciation rights, performance units, performance stock, and stock in lieu of cash under the 2013 Equity Incentive Plan; and 117,261 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, and stock in lieu of cash compensation under the 2006 Equity Compensation Plan for Non-Employee Directors.

The Board unanimously recommends that stockholders vote for the approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors. The text of the entire plan is set forth in Appendix D.

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AUDIT COMMITTEE MATTERS

Proposal 5	Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2017

The Board recommends a vote FOR ratification of Deloitte & Touche LLP for 2017.
●Independent firm with few ancillary services and reasonable fees.
●Significant industry and financial reporting expertise.
●The audit committee has solicited requests for information from other auditing firms in the last four years and determined that the retention of Deloitte & Touche LLP continues to be in the best interests of Allstate and its stockholders.

The audit committee has established strong practices to evaluate the qualifications, compensation, performance, and independence of the independent registered public accountant both on an ongoing basis throughout the year and through the completion of an annual evaluation. Deloitte & Touche LLP has been Allstate’s independent registered public accountant since Allstate became a publicly-traded entity in 1993.

As a starting point for the annual evaluation, a survey is administered by a Deloitte & Touche LLP partner who is not affiliated with the Allstate account and by a risk or internal audit executive. The survey assesses Allstate’s general satisfaction with the quality and efficiency of the services provided. Results are reported to the audit committee for its discussion and analysis.

In addition, the audit committee reviews and discusses the results of the firm’s reports on its quality controls and external assessments, including results of inspections conducted by the Public Company Accounting Oversight Board (PCAOB).

Rotation of the independent registered public accounting firm is explicitly considered each year by the committee in addition to the regular mandated rotation of audit partners.

The audit committee has adopted a policy regarding its pre-approval of all audit and permissible non-audit services provided by the independent registered public accountant. The policy identifies the basic principles that must be considered by the audit committee in approving services to ensure that the registered public accountant’s independence is not impaired, describes the type of audit, audit-related, tax and other services that may be provided, and lists the non-audit services that may not be performed. The independent registered public accountant or management will submit to the audit committee detailed schedules with all of the proposed services within each category, together with the estimated fees. Each specific service will require approval before service can begin.

Prior to requesting approval from the audit committee, the registered public accountant and management consider and conclude that the services are permissible in that they: (1) do not place the registered public accountant in the position of auditing their own work, (2) do not result in the registered public accountant’s personnel acting as management or an employee of Allstate, (3) do not place the registered public accountant in a position of being an advocate for Allstate, (4) do not create a mutual or conflicting interest between the registered public accountant and Allstate and (5) are not based on a contingent fee arrangement. The audit committee’s policy delegates to the chair the authority to grant approvals, but the decisions of the chair must be reported to the audit committee at its next regularly scheduled meeting. All services provided by Deloitte & Touche LLP in 2015 and 2016 were approved in accordance with this pre-approval policy.

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2017 Proxy Statement	Audit Committee Matters

Based on the results of the annual evaluation, the audit committee has appointed Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2017. The factors considered by the audit committee include:

●Focus on independence and their quality control policies;

●Insurance and technical expertise and capability in handling the breadth and complexity of Allstate’s operations and industry;

●Quality and efficiency of the work performed;

●Quality of discussions and feedback sessions;

●External data on audit quality and performance, including the results from the PCAOB; and

●Reasonableness of fees.

The audit committee and the Board believe it is in the best interests of Allstate and its stockholders to continue to retain Deloitte & Touche LLP as Allstate’s independent registered public accountant. The committee and its chair approve the selection of Deloitte & Touche LLP’s lead engagement partner.

The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2015 and December 31, 2016.

	2015(5)	2016
Audit fees(1)	$9,814,000	$10,139,000
Audit-related fees(2)	$519,000	$739,000
Tax fees(3)	$611,000	$6,000
All other fees(4)	$0	$95,000
Total fees	$10,944,000	$10,979,000
(1)	Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents, and review of documents filed with the Securities and Exchange Commission. The amount disclosed does not reflect reimbursements expected to be received for certain separate account audit fees from the managing entity in the amounts of $165,000 and $179,000 for 2015 and 2016, respectively.
(2)	Audit-related fees are for professional services, such as accounting consultations on new accounting standards, internal control reviews, and audits and other attest services for non-consolidated entities (e.g., employee benefit plans, various trusts) and are set forth below.

	2015	2016
Audits and other attest services for non-consolidated entities	$359,000	$345,000
Other audit-related fees	$160,000	$394,000
Total audit-related fees	$519,000	$739,000
(3)	Tax fees include income tax return preparation, compliance assistance, tax studies and research for audit support and international tax planning.
(4)	“All other fees” includes all fees paid that are not audit, audit-related, or tax services. In 2016, these fees relate to advisory services.
(5)	Total fees for 2015 have been reallocated between audit and audit-related fees to account for an additional required audit.

Representatives of Deloitte & Touche LLP will be present at the 2017 annual meeting to respond to questions and may make a statement if they choose. If stockholders fail to ratify the appointment, the audit committee will reconsider the appointment, but no assurance can be given that the audit committee will change the appointment.

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Audit Committee Matters	2017 Proxy Statement

Audit Committee Report

Deloitte & Touche LLP (Deloitte) was Allstate’s independent registered public accountant for the year ended December 31, 2016.

The audit committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2016.

The committee discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. The committee received the written disclosures and letter from Deloitte that is required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the committee concerning independence and has discussed with Deloitte its independence.

Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate’s annual report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission, and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

Mary Alice Taylor (Chair)	Kermit R. Crawford	Michael L. Eskew	Siddharth N. Mehta

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STOCKHOLDER PROPOSALS

Proposal 6	Stockholder Proposal on Independent Board Chairman

The Board recommends a vote AGAINST this proposal.
●Allstate’s independent lead director provides meaningful independent leadership of the Board.
●The Board should continue to have flexibility to determine whether to split or combine the Chair and CEO roles and not be required to utilize one approach.
●The Board has split the roles of Chair and CEO in the past.
●The lead director is just one of many structural safeguards that provide effective independent oversight of Allstate.

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, beneficial owner of no less than 500 shares of Allstate common stock as of November 28, 2016, intends to propose the following resolution at the annual meeting.

Proposal 6 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar reversed itself by naming an independent board chairman in October 2016. Caterpillar had opposed a shareholder proposal for an independent board chairman as recent as its June 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in October 2016.

This proposal is of greater importance to our company because our Lead Director, Judith Sprieser was cited as a flagged director by GMI Analysis because she was involved with a company that went bankrupt. Ms. Sprieser had 17 years long-tenure (one of 2 directors with over 17-years tenure) which can make a director act like an insider.

This proposal topic won 47% voting support at our 2016 annual meeting. This means that the overwhelming number of shareholders who are well informed on both sides of the issues involving an independent board chairman — supported this proposal topic.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions — “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance shareholder value:

Independent Board Chairman – Proposal 6

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Stockholder Proposals	2017 Proxy Statement

Board of Directors’ Statement in Opposition to the Stockholder Proposal on Independent Board Chairman

The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

ALLSTATE’S INDEPENDENT LEAD DIRECTOR PROVIDES MEANINGFUL INDEPENDENT LEADERSHIP OF THE BOARD.

●	The powers of the lead director and committee chairs were formalized and expanded in 2016 as a result of stockholder dialogue. For a more detailed description of our lead director role, see page 21.
●	Our lead director is selected after a comprehensive annual process and has well-defined and substantive responsibilities:

●	Is elected solely by independent members of the Board;
●	Has authority to call meetings of the independent members of the Board;
●	Approves Board meeting agendas, schedules and information provided to the Board;
●	Facilitates and communicates the Board’s performance evaluation of the CEO and Chair;
●	Facilitates the evaluation of Board and director performance;
●	Ensures implementation of the Board committee self-evaluation process and reports to the Board, and provides guidance to Committee chairs, as needed;
●	Facilitates the Chair and CEO succession process;
●	Presides at all Board meetings at which the Chair is not present and at all executive sessions; and
●	Communicates with significant stockholders and other stakeholders on matters involving broad corporate policies and practices, when appropriate.
●

The lead director’s performance is assessed annually; as part of that review, the nominating and governance committee evaluates the criteria for nominees for the lead director role and assesses any needed changes.

●	The committee chairs’ responsibilities were proactively enhanced to include the power to approve committee agendas and meeting materials.

THE BOARD SHOULD CONTINUE TO HAVE FLEXIBILITY TO DETERMINE WHETHER TO SPLIT OR COMBINE THE CHAIR AND CEO ROLES AND NOT BE REQUIRED TO UTILIZE ONE APPROACH.

●

The Board believes it is important to maintain the flexibility to choose whether to separate the Board Chair and CEO roles at Allstate. Requiring a split of the roles would reduce the Board’s ability to act in the best interests of the company as the needs of the Board and the company change over time.

●

According to a survey by a major executive search firm in 2015, only 4% of S&P 500 companies REQUIRE the separation of the roles. Most boards believe it is beneficial to have flexibility in determining whether to separate or combine the roles.

●

In response to a similar proposal last year, the Board engaged in an extensive outreach campaign to our largest stockholders representing approximately 40% of Allstate’s outstanding shares in 2016. Topics discussed included the lead director role and the decision to maintain a combined Chair and CEO. Based on feedback from our stockholders and the Board’s analysis of its needs, the lead director role and committee chair responsibilities were enhanced, codifying existing practices and incorporating additional responsibilities.

●

At present, the independent directors have determined Allstate is well-served by having both Chair and CEO roles performed by Mr. Wilson, who provides excellent leadership and direction for both management and the Board. Given his extensive company knowledge and his ability to effectively fulfill both roles simultaneously, he is uniquely qualified to lead discussions of the Board and is in the best position to facilitate the flow of business information and communications.

The Allstate Corporation	77

2017 Proxy Statement	Stockholder Proposals

THE BOARD HAS SPLIT THE ROLES OF CHAIR AND CEO IN THE PAST.

●

Allstate’s Board previously and effectively used this flexibility to benefit stockholders. The Board split the roles of Chair and CEO in 2007 during a leadership transition. In January 2007, Thomas Wilson replaced Edward Liddy as CEO, and the Board determined that Mr. Liddy should remain Chair. During this period, both Mr. Liddy and Mr. Wilson attended Board and committee meetings to provide historical context and a seamless transition. Mr. Liddy retired in 2008 and the Board decided to have Mr. Wilson be Chair while retaining his role as CEO.
●

The practice of splitting the roles during leadership transitions is common among companies. According to a survey from a leading global advisory firm, 37% of current stand-alone board chairs previously served as CEO of the same company.

THE LEAD DIRECTOR IS JUST ONE OF MANY STRUCTURAL SAFEGUARDS THAT PROVIDE EFFECTIVE INDEPENDENT OVERSIGHT OF ALLSTATE.

●	In addition to the strong independent lead director, the Board has policies and practices that support a balanced and strong governance system, including:

●	All of Allstate’s Board members are independent within the meaning of applicable laws, with the exception of the CEO;
●	All members of each of the key Board committees (the audit, compensation and succession, nominating and governance, and risk and return committees) are independent;
●

Each committee operates under a written charter that has been approved by the Board and that details the oversight of key matters, such as the integrity of Allstate’s financial statements, executive compensation, CEO performance, nomination of directors, evaluation of the Board, and risk and return management;

●	The Board performs a formal annual evaluation of the Chair and CEO in an executive session; and
●	All key Board committees have access to and utilize independent external advisors.

78	www.allstate.com

Stockholder Proposals	2017 Proxy Statement

Proposal 7	Stockholder Proposal on Lead Director Qualifications

The Board recommends a vote AGAINST this proposal.
●This proposal seeks to establish a new independence standard that is inconsistent with public stock exchange listing standards.
●The nominating and governance committee specifically evaluated the impact of Ms. Sprieser’s tenure and concluded it had no impact on her independence.
●Allstate’s independent lead director is selected through a robust process, and her performance is evaluated annually.
●The Board believes it is important to maintain a mix of director tenures.

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, beneficial owner of no less than 100 shares of Allstate common stock as of December 6, 2016, intends to propose the following resolution at the annual meeting.

Proposal 7 – Lead Director Qualifications

Shareholders request that our Board adopt a rule that whenever possible our Lead Director have less than 12-years tenure. A director with more than 12-years tenure is arguably not independent.

GMI Analyst said Judith Sprieser, our Lead Director, had long tenure of 17 years, which may compromise her ability to act as an effective and independent counterbalance to the CEO/chair. Ms. Sprieser had also been flagged for her service on a board that previously filed for bankruptcy. GMI said long-tenured directors can often form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. Independence in a Lead Director is especially important since Mr. Wilson serves the dual roles of CEO and Chairman.

Please vote to enhance shareholder value:

Lead Director Qualifications — Proposal 7

The Allstate Corporation	79

2017 Proxy Statement	Stockholder Proposals

Board of Directors’ Statement in Opposition to the Stockholder Proposal on Lead Director Qualifications

The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

THIS PROPOSAL SEEKS TO ESTABLISH A NEW INDEPENDENCE STANDARD THAT IS INCONSISTENT WITH PUBLIC STOCK EXCHANGE LISTING STANDARDS.

●	New York Stock Exchange listing standards for director independence do not cite tenure as a factor.
●	In our discussions with our top investors, none cite tenure as the sole reason to deem a director non-independent.
●	Our independence assessment considers the number of years of service as part of the annual evaluation of director nominees.

THE NOMINATING AND GOVERNANCE COMMITTEE SPECIFICALLY EVALUATED THE IMPACT OF MS. SPRIESER’S TENURE AND CONCLUDED IT HAD NO IMPACT ON HER INDEPENDENCE.

●

The Board weighed the potential impact of tenure on the independence of Ms. Sprieser. She has significant experience serving at Allstate under different operating environments and management teams, and has served on the Board under two CEOs. The independent directors concluded that she is a highly effective director capable of leading reasoned, balanced and thoughtful Board deliberations amongst the independent directors. Her experience with two CEOs in a variety of operating environments was determined to be a significant source of insight for effective governance.
●

The proposal cites Ms. Sprieser’s experience serving on the board of another company that successfully emerged from bankruptcy proceedings. The Board concluded this served to deepen and enhance her skill set.

ALLSTATE’S INDEPENDENT LEAD DIRECTOR IS SELECTED THROUGH A ROBUST PROCESS, AND HER PERFORMANCE IS EVALUATED ANNUALLY.

●

Each year, the nominating and governance committee recommends a director to the independent members of the Board to serve as the independent lead director. The lead director is elected annually by the independent directors but is generally expected to serve for more than one year.

●	In selecting the lead director, the independent directors consider evolving market, operational, and governance issues facing Allstate. They consider relevant leadership, operational and corporate governance experience, relationships with the other Board members and external commitments. In addition, the lead director is expected to have a thorough understanding of the company’s business operations and history.

●	The responsibilities of the lead director are reviewed annually in connection with the annual evaluation of the lead director’s performance.

THE BOARD BELIEVES IT IS IMPORTANT TO MAINTAIN A MIX OF DIRECTOR TENURES.

●	Our Board evaluates tenure for each individual and in aggregate because a mix of experience and tenure is critical to the effectiveness of our Board.
●

Our Board is committed to routine refreshment, and our current diversity of director tenures provides us with a mix of fresh perspectives and experienced insights derived from overseeing a business that has developed and changed through many different external operating environments.

●	Our Board’s current average tenure of 7 years is below the S&P 500 average of 8 years (according to a survey by a major executive search firm in 2016).
●	In addition to the variety of director tenures, the Board values and actively cultivates a mix of diversity and experience among our directors to enhance the range of perspectives on all issues.
●

Sufficient tenure gives the lead director the experience, institutional knowledge and understanding of Board and company dynamics needed to lead and oversee management effectively; this is balanced by other directors with a shorter tenure.

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Stockholder Proposals	2017 Proxy Statement

Proposal 8	Stockholder Proposal on Reporting Political Contributions

The Board recommends a vote AGAINST this proposal.
●Allstate already provides stockholders with comprehensive disclosures on Allstate’s involvement in the public policy arena (found at www.allstate.com/publicpolicyreport).
●Allstate’s Board has strong governance and oversight practices over the company’s public policy involvement.
●Allstate surpasses all disclosure requirements pertaining to political contributions under federal, state, and local laws.

The Comptroller of the State of New York, 59 Maiden Lane – 30th Floor, New York, NY 10038, beneficial owner of no less than 1,354,824 shares of Allstate common stock as of December 5, 2016, and The International Brotherhood of Teamsters, 25 Louisiana Avenue, NW, Washington, D.C. 20001, beneficial owners of no less than 64 shares of Allstate common stock as of December 7, 2016, intend to propose the following resolution at the annual meeting.

Resolved, that the shareholders of Allstate Corp. (“Allstate” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement:

As long-term shareholders of Allstate, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, organizations, or ballot measures; direct independent expenditures; or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court affirmed this its Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Publicly available records show that Allstate directly or indirectly contributed over $10.4 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

We acknowledge that Allstate publicly discloses some information on its political spending. However, such data is presented in the aggregate and does not identify specific recipients, making it difficult for shareholders to get a complete picture of the Company’s political spending. This proposal asks the Company to provide itemized disclosure of all of its political expenditures, including payments to trade associations and other tax-exempt organizations.

This would bring our Company in line with a growing number of leading companies, including AFLAC Inc., Bank of America Corp., and Travelers Companies Inc., that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

The Allstate Corporation	81

2017 Proxy Statement	Stockholder Proposals

Board of Directors’ Statement in Opposition to the Stockholder Proposal on Reporting Political Contributions

The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

ALLSTATE ALREADY PROVIDES STOCKHOLDERS WITH COMPREHENSIVE DISCLOSURES ON ALLSTATE’S INVOLVEMENT IN THE PUBLIC POLICY ARENA (FOUND AT WWW.ALLSTATE.COM/PUBLICPOLICYREPORT).

●

Allstate issues an annual Corporate Involvement in Public Policy report, which provides a comprehensive discussion of Allstate’s activities. The report describes the Board’s process for overseeing expenditures, the strategic and business rationale for expenditures, total amounts contributed by category (including non-deductible amounts for certain lobbying activities and to political candidates and organizations), those involved in the decision-making process, and the major organizations supported.

●	The proponents seek additional disclosure of line-item expenditures to each recipient, but they do not address the possible harm to Allstate in providing this information. This additional disclosure could be used by special interest groups to pressure Allstate to change the way it manages its public policy engagement or to pressure Allstate to stop providing support to organizations that support initiatives that are in the best interests of Allstate and its stockholders, employees, agencies, and customers.

●

In our ongoing engagement with investors, several have indicated strong support for Allstate’s current political contribution disclosures, finding them to contain appropriate and meaningful detail. Some investors have told us our report is a model for balanced disclosure.

ALLSTATE’S BOARD HAS STRONG GOVERNANCE AND OVERSIGHT PRACTICES OVER THE COMPANY’S PUBLIC POLICY INVOLVEMENT.

●

The specific deployment of corporate resources in the public policy arena is presented formally to the Board each year. Our Corporate Governance Guidelines address the Board’s annual review and our involvement in the public policy arena and can be found at www.allstateinvestors.com.

●	We expanded the discussion of Allstate’s oversight over political spending in the 2016 report and accelerated its availability to stockholders prior to the 2017 annual meeting. Subject matter experts within Allstate make recommendations for which organizations and candidates to support financially, and members of Allstate’s government and industry relations group consult with members of senior management to make the ultimate determinations.

ALLSTATE SURPASSES ALL DISCLOSURE REQUIREMENTS PERTAINING TO POLITICAL CONTRIBUTIONS UNDER FEDERAL, STATE, AND LOCAL LAWS.

●	Allstate complies with all public disclosure laws at the federal, state, and local levels.

●

Allstate also maintains internal guidelines and procedures to ensure that the company’s public policy efforts remain consistent with the company’s operating priorities and annual operating plan while advancing positions that promote Allstate’s strategy and the long-term interests of our stockholders, employees, agencies, and customers. For example, we use our industry expertise in formulating public policy solutions that help mitigate weather-related risks and reduce the likelihood and severity of property loss.

●	The proposal would impose requirements on Allstate that are not dictated by law or our own internal requirements and that are not standard among other companies.

82	www.allstate.com

Stockholder Proposals	2017 Proxy Statement

Stockholder Proposals or Director Nominations for the 2018 Annual Meeting

Proposals that stockholders would like to include in Allstate’s proxy materials for presentation at the 2018 annual meeting of stockholders must be received by the Office of the Secretary by December 13, 2017, and must otherwise comply with Securities and Exchange Commission rules in order to be eligible for inclusion in the proxy material for the 2018 annual meeting.

If a stockholder would like to bring a matter before the meeting which is not the subject of a proposal that meets the Securities and Exchange Commission proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures in Allstate’s bylaws in order to personally present the proposal at the meeting.

One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2018 annual meeting must be received by the Office of the Secretary no earlier than the close of business on January 25, 2018, and no later than the close of business on February 26, 2018. Among other things, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the stockholder in the business.

A stockholder also may directly nominate someone for election as a director at a stockholders’ meeting. Under our bylaws, a stockholder may nominate a candidate at the 2018 annual meeting by providing advance notice to Allstate to the Office of the Secretary that is received no earlier than the close of business on January 25, 2018, and no later than the close of business on February 26, 2018. For proxy access nominees to be considered at the 2018 annual meeting, the nomination notice must be received by the Office of the Secretary no earlier than the close of business on November 13, 2017 and no later than the close of business on December 13, 2017. Among other things, the notice must include the information and documents described in Section 20 of the company’s bylaws.

A copy of the procedures and requirements related to the above matters is available upon request from the Office of the Secretary or can be found on Allstate’s website, allstateinvestors.com. The notices required above must be sent to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F7, Northbrook, Illinois 60062-6127.

The Allstate Corporation	83

STOCK OWNERSHIP INFORMATION

Security Ownership of Directors and Executive Officers

The following table shows the Allstate common shares beneficially owned as of March 1, 2017 by each director and named executive individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly. It also includes shares subject to stock options exercisable on or before April 30, 2017. As of March 1, 2017, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock(1)	Common Stock Subject to Options Exercisable on or prior to April 29, 2017 — Included in Previous Column(1)
Kermit R. Crawford	1,000	0
Michael L. Eskew	190	0
Herbert L. Henkel	0	0
Siddharth N. Mehta	0	0
Jacques P. Perold(2)	35	0
Andrea Redmond	4,000	0
John W. Rowe	6,025	0
Judith A. Sprieser	0	0
Mary Alice Taylor	21,048	8,000
Perry M. Traquina	765	0
Thomas J. Wilson(2)	3,199,281	2,615,176
Steven E. Shebik	460,930	355,844
Don Civgin	298,634	183,435
Mary Jane Fortin	32,410	22,483
Matthew E. Winter	694,532	558,615
All directors and executive officers as a group	5,520,918	4,344,897
(1)	As of March 1, 2017, no director or executive officer beneficially owned 1% or more of the outstanding common stock of Allstate. The directors and executive officers of Allstate as a group beneficially owned (including common stock subject to stock options exercisable on or prior to April 29, 2017) approximately 1.5% of the common stock outstanding as of March 1, 2017.
(2)	Mr. Perold’s common shares are held indirectly by a trust. The shares held by Mr. Wilson include shares owned indirectly through a grantor retained annuity trust and a remainder grantor retained annuity trust.

84	www.allstate.com

Stock Ownership Information	2017 Proxy Statement

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	28,277,120	(1)	7.70%
Common	The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	22,904,281	(2)	6.21%
(1)	Reflects shares beneficially owned as of December 31, 2016, as set forth in a schedule 13G/A filed on January 19, 2017. Of these shares, BlackRock reported it held 24,597,674 shares with sole voting power; 25,997 shares with shared voting power; 28,251,123 shares with sole dispositive power; and 25,997 shares with shared dispositive power. BlackRock also manages approximately $3.2 billion of Allstate’s investment portfolio as of December 31, 2016 under various investment management agreements and has licensed to Allstate an investment technology software system widely used by investors. The terms of these arrangements are customary and the aggregate related fees are not material.
(2)	Reflects shares beneficially owned as of December 31, 2016, as set forth in a schedule 13G/A filed on February 9, 2017. Of these shares, The Vanguard Group reported it held 580,449 shares with sole voting power; 87,521 shares with shared voting power; 22,239,770 with sole dispositive power; and 664,511 shares with shared dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Allstate’s executive officers, directors, and persons who beneficially own more than 10% of Allstate’s common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission.

Based solely upon a review of copies of such reports, or written representations that all such reports were timely filed, Allstate believes that each of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during 2016.

The Allstate Corporation	85

OTHER INFORMATION

Proxy and Voting Information

Who is asking for my vote and why?

The Allstate Board of Directors is soliciting proxies for use at the annual meeting of stockholders to be held on May 25, 2017, and any adjournments or postponements of the meeting. The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. To ensure there will be a quorum, the Allstate Board asks you to vote before the meeting, which allows your Allstate stock to be represented at the annual meeting.

Who can vote at the annual meeting?

The Allstate Board has set the close of business on March 27, 2017 as the record date for the meeting. This means that you are entitled to vote if you were a stockholder of record at the close of business on March 27, 2017. On that date, there were 365,203,582 shares of Allstate common stock outstanding and entitled to vote at the annual meeting.

Why did I receive a notice of Internet availability of proxy materials instead of the proxy materials?

We distribute our proxy materials to certain stockholders over the Internet using “Notice and Access” delivery, as permitted by the rules of the Securities and Exchange Commission. We elected to use this method for certain stockholders as it reduces our print and mail costs and the environmental impact of our annual stockholders’ meeting.

How do I vote?

Instructions on how to vote your shares are included on the Notice on page 4. If you hold shares in your own name as a registered stockholder, you may vote in person by attending the annual meeting, or you may instruct the proxies how to vote your shares by following the instructions on the proxy card/voting instruction form. If you plan to attend the meeting in person, please see the details on page 87.

If you hold shares in street name (that is, through a broker, bank, or other record holder), you should follow the instructions provided by your broker, bank, or other record holder to vote your shares.

If you hold shares through the Allstate 401(k) Savings Plan, please see the instructions on page 88.

Can I change my vote?

Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your voting instructions by providing instructions again by telephone, by Internet, in writing, or, if you are a registered stockholder, by voting in person at the annual meeting.

Are the votes kept confidential?

All proxies, ballots, and tabulations that identify the vote of a particular stockholder are confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of American Election Services, LLC will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers, and employees.

If you write a comment on your proxy card, voting instruction form, or ballot, it may be provided to our Secretary along with your name and address.

Your comments will be provided without reference to how you voted, unless the vote is mentioned in your comment or unless disclosure of the vote is necessary to understand your comment. At our request, the distribution agent or the solicitation agent will provide us with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as we are not able to determine how a particular stockholder voted.

What happens if I submit a signed proxy card but do not indicate how I want to vote?

You may instruct the proxies to vote “FOR” or “AGAINST” on each proposal, other than Proposal 3 on which you are allowed to choose one year, two years or three years, or you may instruct the proxies to “ABSTAIN” from voting. If you submit a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting but do not indicate how your shares should be voted on one or more proposals, then the proxies will vote your shares as the Board of Directors recommends on those proposals. Other than the proposals listed on pages 5-9, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.

86	www.allstate.com

Other Information	2017 Proxy Statement

What vote is needed to approve each item?

Shares of common stock represented by a properly completed proxy card/voting instruction form will be counted as present at the meeting for purposes of determining a quorum, even if the stockholder is abstaining from voting.

Proposal 1. To be elected under Allstate’s majority vote standard, each director must receive an affirmative vote of the majority of the votes cast. In other words, the number of shares voted “For” a director must exceed 50% of the votes cast on that director. Abstentions will not be counted as votes cast and will have no impact on the vote’s outcome.

Proposals 2 – 8. Except for Proposal 3, to be approved, a majority of the shares present in person or represented by proxy at the meeting and entitled to vote must be voted “For” the proposal. Abstentions will have the effect of a vote against the proposal. With respect to Proposal 3, if none of the three frequency choices receive a majority vote, the Board will consider the frequency that receives a plurality of the votes cast as the recommendation of the stockholders.

Are broker non-votes counted at the meeting?

Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the New York Stock Exchange considers “routine,” such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, say-on-pay, frequency of say-on-pay, approval of the director equity plan or the stockholder proposals. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing matters and will have no impact on the vote’s outcome.

What is “householding” and how does it affect me?

Allstate has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Stockholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the Internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered stockholder and through the Allstate 401(k) Savings Plan. You should vote each proxy card/voting instruction form you receive.

How do I attend the annual meeting?

If you plan to attend the meeting, you must be a holder of Allstate shares as of the record date of March 27, 2017. We encourage you to request an admission ticket in advance. You may request admission tickets by visiting www.proxyvote.com and following the instructions provided or calling 1-888-247-6053. You will need your proxy card, voting instruction form, or notice of Internet availability with you when you request the ticket.

At the entrance to the meeting, we will request to see your admission ticket and valid photo identification, such as a driver’s license or passport.

If you do not request an admission ticket in advance, we will request to see your photo identification at the entrance to the meeting. We will then confirm your common stock ownership on the record date by:

●	For registered stockholders: verifying your name and stock ownership against our list of registered stockholders.

●

For beneficial or street name stockholders (those holding shares through a broker, bank or other record holder): asking to review evidence of your stock ownership as of March 27, 2017, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

If you are acting as a proxy, we will need to review a valid written legal proxy signed by the owner of the common stock granting you the required authority to vote the owner’s shares.

Where can I find the results of the annual meeting?

Preliminary results will be announced at the meeting and final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.

The Allstate Corporation	87

2017 Proxy Statement	Other Information

Who will pay the cost of this proxy solicitation?

Allstate pays the cost of this proxy solicitation. Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Allstate will reimburse these intermediaries for reasonable out-of-pocket expenses. Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104 has been retained to assist in the solicitation of proxies for a fee of $16,500 plus expenses.

How do I vote if I hold shares through the 401(k) Savings Plan?

If you hold Allstate common shares through the Allstate 401(k) Savings Plan, your proxy card/ voting instruction form for those shares will instruct the plan trustee how to vote those shares. If you received your annual meeting materials electronically, and you hold Allstate common shares both through the plan and also directly as a registered stockholder, the voting instructions you provide electronically will be applied to both your plan shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee will follow your voting instructions for all Allstate common shares allocated to your plan account unless that would be inconsistent with the trustee’s duties.

If your voting instructions are not received on a timely basis, the shares allocated to your plan account will be considered “unvoted.” If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a given matter, the shares represented by your proxy card/ voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the plan as follows:

●

If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee’s duties.

●

If the trustee receives instructions for less than 50% of the votable allocated shares, the trustee will vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Plan votes receive the same high level of confidentiality as all other votes. You may not vote the shares allocated to your plan account by voting in person at the meeting. You must instruct The Northern Trust Company, as trustee for the plan, how to vote your shares.

By order of the Board,

Susan L. Lees
Secretary

April 12, 2017

88	www.allstate.com

Other Information	2017 Proxy Statement

Appendix A – Definitions of Non-GAAP Measures

Measures that are not based on accounting principles generally accepted in the United States of America (“non-GAAP”) are defined and reconciled to the most directly comparable GAAP measure. We believe that investors’ understanding of Allstate’s performance is enhanced by our disclosure of the following non-GAAP measures. Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income (“operating profit” or “operating earnings”) is net income applicable to common shareholders, excluding:

●

realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

●	valuation changes on embedded derivatives that are not hedged, after-tax,
●

amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses or valuation changes on embedded derivatives that are not hedged, after-tax,

●	amortization of purchased intangible assets, after-tax,
●	gain (loss) on disposition of operations, after-tax, and
●

adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net income applicable to common shareholders is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, valuation changes on embedded derivatives that are not hedged, amortization of purchased intangible assets, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.

Realized capital gains and losses, valuation changes on embedded derivatives that are not hedged and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process. Consistent with our intent to protect results or earn additional income, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes. These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments.

Amortization of purchased intangible assets is excluded because it relates to the acquisition purchase price and is not indicative of our underlying insurance business results or trends.

Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.

Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.

Operating income is used by management along with the other components of net income applicable to common shareholders to assess our performance. We use adjusted measures of operating income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income applicable to common shareholders, operating income and their components separately and in the aggregate when reviewing and evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance.

We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses operating income as the denominator. Operating income should not be considered a substitute for net income applicable to common shareholders and does not reflect the overall profitability of our business.

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The following table reconciles consolidated net income applicable to common shareholders and operating income for the years ended December 31. Taxes on adjustments to reconcile net income applicable to common shareholders and operating income generally use a 35% effective tax rate and are reported net with the reconciling adjustment. If the effective tax rate is other than 35%, this is specified in the disclosure.

						Per diluted common share
($ in millions, except per share data)	2016	2015	2014	2013	2012	2016	2015	2014	2013	2012
Net income applicable to common shareholders	$1,761	$2,055	$2,746	$2,263	$2,306	$4.67	$5.05	$6.27	$4.81	$4.68
Realized capital gains and losses, after-tax	56	(19)	(451)	(385)	(216)	0.15	(0.05)	(1.03)	(0.82)	(0.44)
Valuation changes on embedded derivatives that are not hedged, after-tax	2	1	15	16	(82)	—	—	0.03	0.03	(0.17)
DAC and DSI amortization relating to realized capital gains and losses and valuation changes on embedded derivatives that are not hedged, after-tax	4	3	3	5	42	0.01	—	0.01	0.01	0.09
DAC and DSI unlocking relating to realized capital gains and losses, after-tax	—	—	—	(7)	(4)	—	—	—	(0.01)	(0.01)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(3)	(2)	(7)	7	33	(0.01)	—	(0.02)	0.01	0.07
Amortization of purchased intangible assets, after-tax	21	32	45	55	81	0.06	0.08	0.10	0.12	0.16
(Gain) loss on disposition of operations, after-tax	(3)	(2)	16	515	(12)	(0.01)	—	0.04	1.10	(0.02)
Loss on extinguishment of debt, after-tax	—	—	—	319	—	—	—	—	0.68	—
Postretirement benefits curtailment gain, after-tax	—	—	—	(118)	—	—	—	—	(0.25)	—
Change in accounting for investments in qualified affordable housing projects, after-tax (all tax)	—	45	—	—	—	—	0.11	—	—	—
Operating income	$1,838	$2,113	$2,367	$2,670	$2,148	$4.87	$5.19	$5.40	$5.68	$4.36

Combined ratio excluding the effect of catastrophes, prior year reserve reestimates and amortization of purchased intangible assets (“underlying combined ratio”) is a non-GAAP ratio, which is computed as the difference between four GAAP operating ratios: the combined ratio, the effect of catastrophes on the combined ratio, the effect of prior year non-catastrophe reserve reestimates on the combined ratio, and the effect of amortization of purchased intangible assets on the combined ratio. We believe that this ratio is useful to investors and it is used by management to reveal the trends in our Property-Liability business that may be obscured by catastrophe losses, prior year reserve reestimates and amortization of purchased intangible assets. Catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior year reserve reestimates are caused by unexpected loss development on historical reserves. Amortization of purchased intangible assets relates to the acquisition purchase price and is not indicative of our underlying insurance business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide it to facilitate a comparison to our outlook on the underlying combined ratio. The most directly comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

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The following table reconciles the Property-Liability combined ratio to the Property-Liability underlying combined ratio for the years ended December 31.

	2016	2015	2014	2013	2012
Combined ratio	96.1	94.9	93.9	92.0	95.5
Effect of catastrophe losses	(8.2)	(5.7)	(6.9)	(4.5)	(8.8)
Effect of prior year non-catastrophe reserve reestimates	0.1	(0.3)	0.4	0.1	1.0
Effect of amortization of purchased intangible assets	(0.1)	(0.2)	(0.2)	(0.3)	(0.5)
Underlying combined ratio	87.9	88.7	87.2	87.3	87.2

Effect of prior year catastrophe reserve reestimates	–	–	0.1	(0.3)	(1.5)

Underwriting margin is calculated as 100% minus the combined ratio.

Operating income return on common shareholders’ equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of common shareholders’ equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses. Return on common shareholders’ equity is the most directly comparable GAAP measure. We use operating income as the numerator for the same reasons we use operating income, as discussed above. We use average common shareholders’ equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of common shareholders’ equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income applicable to common shareholders and return on common shareholders’ equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with return on common shareholders’ equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine operating income return on common shareholders’ equity from return on common shareholders’ equity is the transparency and understanding of their significance to return on common shareholders’ equity variability and profitability while recognizing these or similar items may recur in subsequent periods. We use adjusted measures of operating income return on common shareholders’ equity in incentive compensation. Therefore, we believe it is useful for investors to have operating income return on common shareholders’ equity and return on common shareholders’ equity when evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on common shareholders’ equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital. Operating income return on common shareholders’ equity should not be considered a substitute for return on common shareholders’ equity and does not reflect the overall profitability of our business.

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The following tables reconcile return on common shareholders’ equity and operating income return on common shareholders’ equity for the years ended December 31.

($ in millions)	2016	2015	2014	2013	2012
Return on common shareholders’ equity
Numerator:
Net income applicable to common shareholders	$1,761	$2,055	$2,746	$2,263	$2,306
Denominator:
Beginning common shareholders’ equity(1)	$18,279	$20,558	$20,700	$20,580	$18,298
Ending common shareholders’ equity(1)	18,827	18,279	20,558	20,700	20,580
Average common shareholders’ equity	$18,553	$19,419	$20,629	$20,640	$19,439
Return on common shareholders’ equity	9.5%	10.6%	13.3%	11.0%	11.9%

Operating income return on common shareholders’ equity
Numerator:
Operating income	$1,838	$2,113	$2,367	$2,670	$2,148
Denominator:
Beginning common shareholders’ equity	$18,279	$20,558	$20,700	$20,580	$18,298
Unrealized net capital gains and losses	620	1,926	1,646	2,834	1,400
Adjusted beginning common shareholders’ equity	17,659	18,632	19,054	17,746	16,898
Ending common shareholders’ equity	18,827	18,279	20,558	20,700	20,580
Unrealized net capital gains and losses	1,053	620	1,926	1,646	2,834
Adjusted ending common shareholders’ equity	17,774	17,659	18,632	19,054	17,746
Average adjusted common shareholders’ equity	$17,717	$18,146	$18,843	$18,400	$17,322
Operating income return on common shareholders’ equity	10.4%	11.6%	12.6%	14.5%	12.4%
(1)	Excludes equity related to preferred stock of $1,746 million, $1,746 million, $1,746 million and $780 million as of December 31, 2016, 2015, 2014 and 2013, respectively.

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Appendix B – Categorical Standards of Independence

In accordance with the Director Independence Standards, the Board has determined that the nature of the following relationships with the corporation do not create a conflict of interest that would impair a director’s independence.

1.

An Allstate director’s relationship arising from (i) only such director’s position as a director of another corporation or organization; (ii) only such director’s direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director’s position only as a limited partner in a partnership in which he or she has an interest of 5% or less.

2.

An Allstate director’s relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, stockholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business.

3.

An Allstate director’s relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority.
4.

An Allstate director’s relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.

5.

An Allstate director’s position as an executive officer of a tax exempt organization to which the aggregate amount of discretionary contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the tax exempt organization were equal to or less than the greater of $1 million or 2% of such organization’s consolidated gross revenues for such year.

6.

An Allstate director’s relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity’s investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

Appendix C – Executive Officers

The following table lists the names and titles of our executive officers as of March 1, 2017. AIC refers to Allstate Insurance Company.

Name	Principal Positions and Offices Held
Thomas J. Wilson	Chair of the Board and Chief Executive Officer of The Allstate Corporation and of AIC.
Matthew E. Winter	President of The Allstate Corporation and of AIC.
Don Civgin	President, Emerging Businesses of AIC.
John Dugenske	Executive Vice President and Chief Investment Officer of AIC.
Mary Jane Fortin	President, Allstate Financial of AIC.
Sanjay Gupta	Executive Vice President, Marketing, Innovation and Corporate Relations of AIC.
Suren Gupta	Executive Vice President, Enterprise Technology and Strategic Ventures of AIC.
Harriet K. Harty	Executive Vice President, Human Resources of AIC.
Susan L. Lees	Executive Vice President, General Counsel, and Secretary of The Allstate Corporation and of AIC (Chief Legal Officer).
Samuel H. Pilch	Senior Group Vice President and Controller of The Allstate Corporation and of AIC.
Steven E. Shebik	Executive Vice President and Chief Financial Officer of The Allstate Corporation and of AIC.

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Appendix D – The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors

ARTICLE I. ESTABLISHMENT, PURPOSE AND DURATION

Section 1.1. Establishment of the Plan. The Allstate Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an equity compensation plan for non-employee directors, to be known as “The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Stock Options, Election Shares, Stock, Restricted Stock, Restricted Stock Units, and any other type of award permitted under Article IX to Non-Employee Directors of the Company.

Section 1.2. Purpose of the Plan. The purpose of the Plan is to appropriately compensate the non-employee members of the Company’s Board of Directors (the “Board”).

Section 1.3. Duration of the Plan. The Plan shall become effective when approved by the stockholders at the 2017 Annual Meeting of Stockholders on May 25, 2017 (the “Effective Date”). The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, no Awards shall be granted after the tenth anniversary of the Effective Date.

ARTICLE II. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

Section 2.1. “Award” means, individually or collectively, a grant under the Plan of Stock Options, Election Shares, Stock, Restricted Stock, and Restricted Stock Units or any other type of award permitted under Article IX.

Section 2.2. “Award Agreement” means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

Section 2.3. “Board” shall have the meaning set forth in Section 1.2 herein.

Section 2.4. “Change of Control” means, except as otherwise provided at the end of this Section, the occurrence of any one or more of the following:

(a)

(Voting Power) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), a “More than 30% Owner”), except that no Change of Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70%

of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (a “Similarly Owned Company”); or

(b)

(Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (such a Person or group that is not a Similarly Owned Company, a “Majority Owner”), except that no Change of Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or

(c)

(Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (“Board Turnover”); or

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(d)	(Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (any of the foregoing, a “Reorganization Transaction”) that, does not qualify as an Exempt Reorganization Transaction.

Notwithstanding anything contained herein to the contrary: (i) no transaction or event shall constitute a Change of Control for purposes of this Plan unless the transaction or event constituting the Change of Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change of Control for purposes of this Plan if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition. Consolidated Total Shareholders’ Equity means, at any date, the total shareholders’ equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.

Section 2.5. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

Section 2.6. “Committee” means the Company’s Nominating and Governance Committee or such other committee as the Board shall select.

Section 2.7. “Company” shall have the meaning set forth in Section 1.1 herein, or any successor to the Company as provided in Article XI herein.

Section 2.8. “Disability” means an impairment which renders a Participant disabled within the meaning of Code Section 409A(a)(2)(C).

Section 2.9. “Dividend Equivalent” means, with respect to Stock subject to an Award, a right to be paid an amount equal to cash dividends declared on an equal number of outstanding shares of Stock.

Section 2.10. “Effective Date” shall have the meaning set forth in Section 1.3 herein.

Section 2.11. “Election Shares” means any shares of Stock issued to a Non-Employee Director pursuant to the election of such person to receive such shares of Stock in lieu of cash compensation made in accordance with Section 8.2 herein.

Section 2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

Section 2.13. “Exempt Reorganization Transaction” means a Reorganization Transaction (as that term is defined in Section 2.4(d)) that fails to result in (a) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner (as that term is defined in Section 2.4(a)) or a Majority Owner (as that term is defined in Section 2.4(b)), (b) Board Turnover (as that term is defined in Section 2.4(c)), or (c) a sale or disposition to any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction.

Section 2.14. “Exercise Period” means the period during which a Stock Option is exercisable, as set forth in the related Award Agreement.

Section 2.15. “Fair Market Value” means the price at which a share of the Stock was last sold in the principal United States market for the Stock as of the date for which fair market value is being determined. Notwithstanding anything herein to the contrary, to the extent necessary to comply with or be exempt from Section 409A, Fair Market Value shall be determined in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv).

Section 2.16. “Family Member” means any spouse, domestic partner, child, stepchild, sibling, parent, stepparent, grandparent, or grandchild, including adoptive relationships; a trust in which these persons have more than fifty (50) percent of the beneficial interest; a foundation in which these persons (or the Non-Employee Director) control the management of assets; and any other entity in which these persons (or the Non-Employee Director) own more than fifty (50) percent of the voting interests.

Section 2.17. “Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Section 2.18. “Non-Employee Director” means each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries.

Section 2.19. “Option Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to a Stock Option, as determined by the Committee and set forth in the applicable Award Agreement.

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Section 2.20. “Participant” means a Non-Employee Director who has an outstanding Award granted under the Plan.

Section 2.21. “Period of Restriction” means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article VII herein.

Section 2.22. “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government instrumentality, division, agency, body, or department.

Section 2.23. “Plan” shall have the meaning set forth in Section 1.1 herein.

Section 2.24. “Restricted Stock” means an Award of shares of Stock granted to a Participant pursuant to Article VII herein. Delivery of Restricted Stock shall be effected by either (i) a stock certificate or certificates or (ii) book-entry form, in an appropriate number of shares of Stock based upon the number of shares of Restricted Stock issued.

Section 2.25. “Restricted Stock Unit” means an Award granted to a Participant as provided in Article VII herein.

Section 2.26. “Section 409A” shall have the meaning set forth in Section 12.5 herein and the Plan and any Awards, as appropriate, shall be administered in accordance with Section 12.5.

Section 2.27. “Securities Act” means the Securities Act of 1933, as amended.

Section 2.28. “Stock” means the common stock, $.01 par value, of the Company.

Section 2.29. “Stock Option” means an option to purchase shares of Stock granted under Article VI herein.

Section 2.30. “Subsidiary” means any corporation, business trust, limited liability company, or partnership with respect to which the Company owns, directly or indirectly, (a) more than 50% of the equity interests or partnership interests or (b) Voting Securities representing more than 50% of the aggregate Voting Power of the then-outstanding Voting Securities.

Section 2.31. “Voting Power” for purposes of Section 2.30 means the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors.

Section 2.32. “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

ARTICLE III. ADMINISTRATION

Section 3.1. The Committee. The Plan shall be administered by the Committee.

Section 3.2. Authority of the Committee. The Committee shall have full power except as limited by law, the articles of incorporation or the bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to recommend to the full Board the size and types of Awards and the terms and conditions of such Awards, in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; to recommend the amendment of the terms and conditions of any outstanding Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the terms and conditions of any outstanding Award shall not be amended so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant’s personal representative or estate), unless such amendment is required by applicable law. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

Section 3.3. Delivery of Stock by Company; Restrictions on Stock. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Code, the Securities Act and the Exchange Act) and applicable requirements of any securities exchange or similar entity. The Committee may recommend that the Board impose such restrictions on any shares of Stock acquired under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and with any blue sky or state securities laws applicable to such Stock.

Section 3.4. Approval. The Committee or the full Board shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

Section 3.5. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive

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and binding on all persons, including the Company, its stockholders, Participants and their estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

Section 3.6. Costs. The Company shall pay all costs of administration of the Plan.

ARTICLE IV. STOCK SUBJECT TO THE PLAN

Section 4.1. Number of Shares. Subject to Section 4.3 herein, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan shall be 400,000. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or, in the case of an Award that is not a Stock Option, otherwise settled without delivery of shares of Stock shall not be treated as having been issued under the Plan. Shares of Stock that are withheld to satisfy the Option Exercise Price related to a Stock Option or other Award shall be deemed to be shares of Stock issued under the Plan. Shares of Stock issued pursuant to the Plan may be (i) authorized but unissued shares of Stock or (ii) treasury stock.

Section 4.2. Award Limitations. Subject to Section 4.1 above, the aggregate grant date fair value of any Awards that are valued in whole or in part by reference to, or otherwise based on Stock, other than Election Shares that may be granted in any calendar year to any Participant shall not exceed $800,000.

Section 4.3. Adjustments in Authorized Stock and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares that may be issued under the Plan and to the number and kind of shares or units subject to and the exercise price (if applicable) of any then outstanding Awards of Stock Options, Restricted Stock, Restricted Stock Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring). In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Board upon recommendation of the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Board upon recommendation of the Committee, the number of shares of Stock subject to an Award shall always be a whole number. In no event shall an outstanding Stock Option be amended for the sole purpose of reducing the Option Exercise Price thereof.

Section 4.4. No Repricing or Reload Options. Notwithstanding any provision of the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, a Change of Control or the transactions or events described in Section 4.3), the Committee shall not, without the approval of the Company’s stockholders, (i) reduce the Option Exercise Price of an Option after it is granted, (ii) cancel outstanding Options in exchange for other Awards or Options with an Option Exercise Price that is less than the Option Exercise Price of the original Options, (iii) cancel an outstanding Option when the Option Exercise Price, exceeds the Fair Market Value of a share of the Stock in exchange for cash or other securities, or (iv) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

No Stock Option may be granted to any Participant on account of the use of Stock by the Participant to exercise a prior Stock Option.

ARTICLE V. ELIGIBILITY AND PARTICIPATION

Section 5.1. Eligibility and Participation. Subject to the provisions of the Plan, the Committee may, from time to time, recommend to the full Board the

Non-Employee Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE VI. STOCK OPTIONS

Section 6.1. Grant of Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Board upon recommendation of the Committee. The Committee shall recommend to the full Board the number of shares of Stock subject to Stock Options granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, terms and conditions pertaining to such Stock Options. No Dividend Equivalents shall be provided with respect to Options.

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Section 6.2. Stock Option Award Agreement. Each Stock Option grant shall be evidenced by an Award Agreement that shall specify the Option Exercise Price, the term of the Stock Option (which shall not be greater than ten years), the number of shares of Stock to which the Stock Option pertains, the Exercise Period, vesting and such other provisions as the Board shall determine upon recommendation of the Committee. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

Section 6.3. Exercise of and Payment for Stock Options. Stock Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Board shall in each instance approve upon recommendation of the Committee and set forth in the Award Agreement. Without limiting the generality of the foregoing, a Participant may exercise a Stock Option at any time during the Exercise Period. Stock Options shall be exercised by the delivery of a written notice (or other method acceptable to the Company) of exercise to the Company or its designee, setting forth the number of shares of Stock with respect to which the Stock Option is to be exercised, accompanied by provision for full payment of the Stock. The Option Exercise Price shall be payable: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired shares of Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise of not less than the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) by share withholding or (v) by a combination of (i), (ii), (iii) and/or (iv). As soon as practicable after receipt of a written notification (or other method acceptable to the Company) of exercise of a Stock Option and provisions for full payment therefor, the Company shall (a) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book entry form, an appropriate number of shares of Stock based upon the number of shares of Stock purchased under the Stock Option, or (b) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Stock purchased under the Stock Option.

Section 6.4. Transferability of Options. Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement, all Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or by such Participant’s guardian or other legal representative, and no Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the vested portions of Stock Options may be transferred by the Participant during his lifetime to any Family Member. A transfer of a Stock Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company’s record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated herein, such transferred Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Stock Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall a Stock Option be transferred for consideration.

Section 6.5. Change of Control. In the event of a Change of Control, the Stock Options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent Stock Options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Stock Options or substitute options, then all outstanding and unvested Stock Options shall become immediately exercisable and all outstanding Stock Options shall terminate if not exercised as of the date of the Change of Control (or other prescribed period of time).

ARTICLE VII. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 7.1. Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Board upon recommendation of the Committee. The Committee shall recommend to the full Board the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such Awards.
(a)	Dividends, Dividend Equivalents and Other Distributions. The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to cash dividends, other than large, nonrecurring cash dividends, Dividend Equivalents and/or other distributions paid with respect to Restricted Stock and Restricted Stock Units, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

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Section 7.2. Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the Period or Periods of Restriction, and whether, and the extent to which, Restricted Stock and/or Restricted Stock Units shall be forfeitable, and such other provisions as recommended by the Committee.

Section 7.3. Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction recommended by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

Section 7.4. Restricted Stock Certificates. No book entry representing delivery of Stock to a Participant shall be made, and no certificates representing Stock shall be delivered to a Participant, until such time as all restrictions applicable to such shares have been satisfied.

Section 7.5. Forfeiture Restriction. Restricted Stock shall become freely transferable and no longer subject to forfeiture after the last day of the Period of Restriction applicable thereto. The Board, upon recommendation of the Committee, may determine whether payment of Restricted Stock Units shall be in cash equal to the aggregate Fair Market Value of the Stock subject to the Restricted Stock Units at the close of the applicable Period of Restriction or shares of Stock (or a combination thereof). Delivery of Stock shall be effected by either (a) book-entry form, in an appropriate number of shares of Stock based upon the number of shares of Stock underlying the Restricted Stock Units, or (b) delivery to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Stock underlying the Restricted Stock Units.

Section 7.6. Voting Rights. Unless otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement, during the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

Section 7.7. Change of Control. In the event of a Change of Control, the Restricted Stock Units may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent Restricted Stock Units may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Restricted Stock Units or substitute Restricted Stock Units, then all outstanding Restricted Stock Units shall immediately be payable in Stock upon consummation of the Change of Control of Control (or other prescribed period of time).

ARTICLE VIII. ELECTION TO RECEIVE STOCK IN LIEU OF CASH COMPENSATION

Section 8.1. General. In lieu of receiving the cash compensation, including annual and committee retainer fees (collectively, the “Annual Retainer Fees”), payable for services to be rendered by a Non-Employee Director for any period for which cash compensation is payable to Non-Employee Directors pursuant to the policies of the Board, a Non-Employee Director may make a written irrevocable election to reduce the Annual Retainer Fees by a specified percentage (which percentage shall be in ten percent increments) and receive an equivalent value in Election Shares granted in accordance with this Article VIII.

Section 8.2. Election. The election shall be made on a form prescribed by the Committee and must be returned to the Committee or its designee no later than one business day prior to the period for which the election is to be effective. The election form shall state the amount of cash compensation to be received in the form of Election Shares (expressed as a percentage of the cash compensation otherwise payable in cash). Such election shall remain in effect until revoked or changed for any subsequent period.

Section 8.3. Issuance of Election Shares. If a Non-Employee Director elects pursuant to Section 8.2 above to receive Election Shares in lieu of cash compensation, there shall be issued to such Director in book entry form on the date cash compensation would otherwise be payable to the Non-Employee Director, a number of Election Shares equal to the amount of compensation that would otherwise have been paid divided by the Fair Market Value of the Election Shares. Cash will be paid to the Non-Employee Director in lieu of any fractional Election Shares based upon the Fair Market Value of such fractional Election Share.

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2017 Proxy Statement	Other Information

ARTICLE IX. STOCK AND OTHER AWARDS

Section 9.1. Stock Awards. The Board, upon recommendation of the Committee, shall have the right to issue Stock free of any forfeiture or transferability restrictions.

Section 9.2. Other Awards. The Board, upon recommendation of the Committee, shall have the right to grant other Awards and determine the manner and timing of payment under or settlement of any such Awards.

(a)	Dividends, Dividend Equivalents and Other Distributions. The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to cash dividends, other than large, nonrecurring cash dividends, Dividend Equivalents and/or other distributions paid with respect to such other Awards, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

ARTICLE X. AMENDMENT, MODIFICATION AND TERMINATION

Section 10.1. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company. No amendment that requires shareholder approval shall be made without shareholder approval.

ARTICLE XI. SUCCESSORS

Section 11.1. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE XII. GENERAL PROVISIONS

Section 12.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

Section 12.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 12.3. Requirements of Law. The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 12.4. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

Section 12.5. Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with or be exempt from the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such

Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Plan and any Awards granted hereunder shall be interpreted and construed in a manner consistent with such intent. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the applicable Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A. No action or failure by the Committee or the Company in good faith to act, pursuant to this Section 12.5 shall subject the

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Committee, the Company, or any of the Company’s employees, directors, or representatives to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A.

Section 12.6. Rights of Board Members. Nothing in this Plan shall interfere with or limit in any way the rights of stockholders of the Company or the Board to elect or remove members of the Board at any time or confer upon any Participant any right to continue as a member of the Board.

Section 12.7. No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any benefit from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

Section 12.8. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock until he shall have become the holder of record of such Stock.

Section 12.9. Deferrals and Settlements. The Board may require or permit Participants to elect to defer the issuance of shares of Stock, including Election Shares, or the settlement of Awards in cash subject to such terms and conditions as it shall determine upon recommendation of the Committee. It may also provide that deferred settlements include the payment or crediting of Dividend Equivalents on the deferral amounts. Any such rules or procedures shall comply with the requirements of Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral, and the events that would result in the payment of the deferred amount.

The Allstate Corporation	101

THE ALLSTATE CORPORATION
C/O WELLS FARGO SHAREOWNER SERVICES
P.O. BOX 64854
ST. PAUL, MN 55164-0854
SCAN TO
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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 24, 2017*. Have this Proxy Card/Voting Instruction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 24, 2017*. Have this Proxy Card/Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this Proxy Card/Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt no later than May 24, 2017*.

*Allstate 401(k) Savings Plan
With respect to any shares represented by this Proxy Card/Voting Instruction Form held in the Allstate 401(k) Savings Plan, your voting instructions must be received no later than 11:59 p.m. Eastern Time on May 22, 2017.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, Proxy Cards/Voting Instruction Forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

STOCKHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com. If you do not have access to the Internet you can register by phone at 1-888-247-6053.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19229-P88865	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE ALLSTATE CORPORATION
The Board of Directors recommends you vote "FOR" all nominees for Director.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Kermit R. Crawford	☐	☐	☐
	1b.	Michael L. Eskew	☐	☐	☐
	1c.	Siddharth N. Mehta	☐	☐	☐
	1d.	Jacques P. Perold	☐	☐	☐
	1e.	Andrea Redmond	☐	☐	☐
	1f.	John W. Rowe	☐	☐	☐
	1g.	Judith A. Sprieser	☐	☐	☐
	1h.	Mary Alice Taylor	☐	☐	☐
	1i.	Perry M. Traquina	☐	☐	☐
	1j.	Thomas J. Wilson	☐	☐	☐
The Board of Directors recommends you vote "FOR" Proposals 2, 4, and 5 and for "1 Year" for Proposal 3.		For	Against	Abstain

2.	Advisory vote to approve the executive compensation of the named executive officers.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on frequency of future advisory votes on compensation of named executive officers.	☐	☐	☐	☐

		For	Against	Abstain

4.	Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors.	☐	☐	☐

5.	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2017.	☐	☐	☐

The Board of Directors recommends you vote "AGAINST" Proposals 6 through 8.		For	Against	Abstain

6.	Stockholder proposal on independent board chairman.	☐	☐	☐

7.	Stockholder proposal on lead director qualifications.	☐	☐	☐

8.	Stockholder proposal on reporting political contributions.	☐	☐	☐

This proxy will be governed by and construed in accordance with the laws of Delaware and applicable securities laws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in the Allstate 401(k) Savings Plan (the "Plan"), you may direct The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: If the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
The Allstate Corporation Notice of 2017 Annual Meeting, Proxy Statement and 2016 Annual Report
are available at www.proxyvote.com.

E19230-P88865

THE ALLSTATE CORPORATION
Annual Meeting of Stockholders
May 25, 2017 11:00 a.m., CDT
This Proxy Card/Voting Instruction Form is solicited on behalf of the Board of Directors

You hereby authorize Susan L. Lees, Steven E. Shebik, and Thomas J. Wilson to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 25, 2017, and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him or her. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

You acknowledge receipt of The Allstate Corporation's Notice of 2017 Annual Meeting and Proxy Statement, dated April 12, 2017, and its 2016 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

Sign on reverse side

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THE ALLSTATE CORPORATION
ANNUAL MEETING FOR HOLDERS AS OF 3/27/17
TO BE HELD ON 5/25/17
Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet:	www.proxyvote.com, or scan the QR Barcode above.
Vote by Phone:	1-800-454-8683
Vote by Mail
1)	Check the appropriate boxes on the voting instruction form below.

2)	Sign and date the voting instruction form.

3)	Return the voting instruction form in the envelope provided.

STOCKHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com. If you do not have access to the Internet you can register by phone at 1-888-247-6053.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E19241-P88366

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 25, 2017. The following materials are available at www.proxyvote.com: Notice of 2017 Annual Meeting, Proxy Statement and 2016 Annual Report

The Board of Directors recommends you vote "FOR" all nominees for Director.

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	Kermit R. Crawford	☐	☐	☐
	1b.	Michael L. Eskew	☐	☐	☐
	1c.	Siddharth N. Mehta	☐	☐	☐
	1d.	Jacques P. Perold	☐	☐	☐
	1e.	Andrea Redmond	☐	☐	☐
	1f.	John W. Rowe	☐	☐	☐
	1g.	Judith A. Sprieser	☐	☐	☐
	1h.	Mary Alice Taylor	☐	☐	☐
	1i.	Perry M. Traquina	☐	☐	☐
	1j.	Thomas J. Wilson	☐	☐	☐

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON	☐

The Board of Directors recommends you vote "FOR" Proposals 2, 4, and 5 and for "1 Year" for Proposal 3.		For	Against	Abstain

2.	Advisory vote to approve the executive compensation of the named executive officers.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on frequency of future advisory votes on compensation of named executive officers.	☐	☐	☐	☐

		For	Against	Abstain

4.	Approval of The Allstate Corporation 2017 Equity Compensation Plan for Non-Employee Directors.	☐	☐	☐

5.	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2017.	☐	☐	☐

The Board of Directors recommends you vote "AGAINST" Proposals 6 through 8.		For	Against	Abstain

6.	Stockholder proposal on independent board chairman.	☐	☐	☐

7.	Stockholder proposal on lead director qualifications.	☐	☐	☐

8.	Stockholder proposal on reporting political contributions.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date